                                                Filed pursuant to Rule 424(b)(3)
                                                Registration Number 333-76761



[CPA LOGO]                                                        [WPCAREY LOGO]

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED
                               40,000,000 shares
                                $10.00 per share
                              Minimum Investment:
                250 Shares, 200 shares for IRAs and Keogh Plans
              (Minimum Investment may be higher in certain states)

     Corporate Property Associates 14 Incorporated is a real estate investment trust. We own 61 properties located in 23 states leased to 43 tenants. We are focused on investing in and owning net leased industrial and commercial real property. This prospectus describes an investment in the shares of CPA(R):14. Carey Asset Management Corp. manages our business.

     We are offering and selling 40,000,000 shares of common stock with this prospectus for $10 each. You must purchase at least 250 shares for $2,500, except in special circumstances described in this prospectus.

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS.

     In particular, you should consider the following risks:

      --  The value of the properties we own may go down.

      --  The amount of any distributions we make may be reduced.

      -- If you have to sell your shares soon after you buy them, you will most likely have to sell them for less than $10 per share.

      --  Carey Asset Management may be subject to some conflicts of interest.

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                               PER SHARE                                TOTAL
-----------------------------------------------------------------------------------------------------------------------------
Public Price...................................                 $10.00                              $400,000,000
Selling Commissions............................                 $ 0.60                              $ 24,000,000
Proceeds to CPA(R):14..........................                 $ 9.40                              $376,000,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

      -- The sales agent, Carey Financial Corporation, is our affiliate. Carey Financial will receive selling commissions of up to six percent on the sale of shares. The other broker-dealers it selects to participate in this offering will be paid selling commissions of up to six percent on their sale of shares out of the six percent received by Carey Financial.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PROJECTIONS AND FORECASTS CANNOT BE USED IN THIS OFFERING. NO ONE IS PERMITTED TO MAKE ANY WRITTEN OR ORAL PREDICTIONS ABOUT HOW MUCH CASH YOU WILL RECEIVE FROM YOUR INVESTMENT OR THE TAX BENEFITS THAT YOU MAY RECEIVE.

     The money accepted by the sales agent and selected dealers from the sale of shares will be promptly deposited into an interest bearing escrow account at The United States Trust Company of New York. The interest earned in this account will be paid to you. Money will be transferred from the escrow account to us from time to time, generally quarterly. Investors who have purchased shares will become shareholders when their funds are transferred from the escrow account to our account. We may sell our shares until they have all been sold, unless we decide to stop selling them sooner.

                          CAREY FINANCIAL CORPORATION
                     This prospectus is dated May 15, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    9
Risk Factors................................................   14
     We are subject to general real estate ownership
      risks.................................................   14
     We may have difficulty selling or re-leasing our
      properties............................................   14
     The inability of a tenant in a single tenant property
      to pay rent will reduce our revenue...................   14
     Our tenants that are highly leveraged may be unable to
      pay rent..............................................   14
     The bankruptcy of tenants may cause a reduction in
      revenue...............................................   15
     It will be difficult for shareholders to sell shares...   15
     Liability for uninsured losses could adversely affect
      our financial condition...............................   15
     Potential liability for environmental matters could
      adversely affect our financial condition..............   15
     Our use of debt to finance acquisitions could adversely
      affect our cash flow..................................   16
     Failure to qualify as a REIT could adversely affect our
      operations and ability to make distributions..........   16
     The limit on the number of shares of CPA(R):14 a person
      may own may discourage a takeover.....................   17
     Our success will be dependent on the performance of
      Carey Asset Management................................   17
     Carey Asset Management may be subject to conflicts of
      interest..............................................   17
     Maryland law could restrict a change in control........   17
     Our participation in joint ventures creates additional
      risk..................................................   18
     There are special considerations for pension or
      profit-sharing trusts, Keoghs or IRAs.................   18
     International investments involve additional risks.....   18
Suitability Standards.......................................   19
Estimated Use of Proceeds...................................   20
Management Compensation.....................................   21
Conflicts of Interest.......................................   30
Prior Offerings by Affiliates...............................   34
Management..................................................   38
     Directors and Executive Officers of CPA(R):14. ........   40
     Carey Asset Management.................................   43
     Directors and Principal Officers of Carey Asset
      Management............................................   43
     Shareholdings..........................................   45
     Management Decisions...................................   45
     Limited Liability and Indemnification of Directors,
      Officers, Employees and Other Agents..................   45
     Advisory Agreement.....................................   47
Investment Procedures, Objectives and Policies..............   49
     Investment Procedures..................................   49
     Investment Objectives..................................   51
     Types of Investments...................................   52
          Investments in Loans..............................   53
          Joint Ventures and Wholly-Owned Subsidiaries......   54
          Other Investments.................................   55
     Use of Borrowing.......................................   56
     Other Investment Policies..............................   57
     Investment Limitations.................................   59
     Change in Investment Objectives and Limitations........   60
Holders of Shares of the Company............................   60
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   60
     Overview...............................................   60
     Results of Operations for the Year Ended December 31,
      2000 Compared to the Year Ended December 31, 1999.....   61

                                                              PAGE
                                                              ----
     Results of Operations for the Year Ended December 31,
      1999 Compared to the Year Ended December 31, 1998.....   62
     Financial Condition....................................   63
Distributions...............................................   64
Description of the Properties...............................   65
     Advanced Micro Devices, Inc. ..........................   66
     The Benjamin Ansehl Co. ...............................   66
     Best Buy Co. Inc. .....................................   66
     Burlington Motor Carriers, Inc. .......................   66
     CompuCom Systems, Inc. ................................   67
     Brashear Systems, L.P. ................................   67
     Etec Systems, Inc. ....................................   67
     Intesys Technologies, Inc. ............................   67
     Metagenics Incorporated................................   67
     Production Resources Group, L.L.P. ....................   67
     CheckFree Corporation..................................   67
     Builder's FirstSource, Inc. ...........................   67
     The Scott Co. of California, Inc. .....................   68
     McLane Company, Inc. ..................................   68
     Consolidated Theatres Holdings, G.P. ..................   68
     Amerix Corporation.....................................   68
     Atrium Companies, Inc. ................................   68
     24 Hour Fitness, Inc. .................................   68
     Rock Island Corporation................................   69
     Barjan Products, LLC...................................   69
     Stellex Technologies, Inc. ............................   69
     Langeveld International, Inc. .........................   69
     Galyan's Trading Company, Inc. ........................   69
     APW North America Inc. ................................   69
     Celestica Inc. ........................................   69
     Earle M. Jorgensen Company.............................   69
     Buffets, Inc. .........................................   70
     U.S. Home Corporation..................................   70
     Amtech.................................................   70
     PCS Health Systems, Inc. ..............................   70
     Institutional Jobbers Company .........................   70
     Towne Air Freight, Inc. ...............................   70
     Meridian Automotive Systems, Inc. .....................   70
     Soloco, LLC............................................   70
     Rave Reviews Cinemas, LLC..............................   71
     Federal Express Corporation............................   71
     The Bon-Ton Department Stores, Inc. ...................   71
     McCoy Workplace Solutions, L.P. .......................   71
     Exodus Communications, Inc. ...........................   71
     Metaldyne Corporation..................................   71
     BLP Group plc..........................................   71
     Nexpak Corporation.....................................   72
     Gibson Guitar Corp. ...................................   72
     Warrants...............................................   72
     Acquisition Fees.......................................   72

                                                              PAGE
                                                              ----
United States Federal Income Tax Considerations.............   72
     Opinion of Counsel.....................................   73
     Requirements for Qualification.........................   74
     Election to Retain Our Long-Term Capital Gains.........   77
     Deficiency Distributions...............................   78
     Failure to Qualify as a REIT...........................   78
     Sale-Leaseback Transactions............................   78
     Taxation of Domestic Shareholders......................   79
     Treatment of Tax-Exempt Shareholders...................   80
     Special Tax Considerations for Foreign Shareholders....   80
     Information Reporting Requirements and Backup
      Withholding Tax For Domestic Shareholders.............   82
     Backup Withholding Tax for Foreign Shareholders........   82
     Statement of Stock Ownership...........................   83
     State and Local Tax....................................   83
ERISA Considerations........................................   83
     Plan Assets............................................   84
     Other Prohibited Transactions..........................   85
     Investment in Escrow Account...........................   85
     Annual Valuation.......................................   86
Description of Shares.......................................   86
     General Description of Shares..........................   86
     Meetings and Special Voting Requirements...............   87
     Restriction on Ownership of Shares.....................   88
     Distributions..........................................   89
     Repurchase of Excess Shares............................   89
     Redemption of Shares...................................   90
     Restrictions on Roll-up Transactions...................   91
     Transfer Agent.........................................   92
The Offering................................................   92
     Escrow Arrangements....................................   95
Reports to Shareholders.....................................   96
Legal Matters...............................................   96
Experts.....................................................   96
Sales Literature............................................   97
Further Information.........................................   97

                          QUESTIONS AND ANSWERS ABOUT
                CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED'S
                                PUBLIC OFFERING

Q:  WHAT IS CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED?

A. CPA(R):14 is a real estate investment trust, or a REIT, that was formed in 1997, to acquire commercial and industrial properties and lease them on a long-term, triple-net basis.

Q:  WHAT IS A REIT?

A:  In general, a REIT is a company that:

      -- combines the capital of many investors to acquire or provide financing for real estate;

      -- offers benefits of a diversified real estate portfolio under professional management;

      -- must pay distributions to investors of at least 90% of its taxable income; and

      -- typically is not subject to federal corporate income taxes on its net income that it distributes, provided certain tax requirements are satisfied.

Q:  WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 40,000,000 shares of common stock on a "best efforts" basis.

Q:  HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a subscription agreement, like the one attached to this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with The United States Trust Company of New York. The United States Trust Company will hold your funds, along with those of other subscribers, in an interest-bearing account until the time you are admitted by us as a shareholder. Interest earned on your money held in escrow will be distributed to you soon after you become a shareholder. Generally, we admit shareholders on a quarterly basis.

Q:  HOW LONG WILL THE OFFERING LAST?

A:  The offering will not last beyond November 16, 2001.

Q:  WHO CAN BUY SHARES?


A: Anyone who receives this prospectus can buy shares provided that they have a net worth of at least $45,000 and an annual gross income of at least $45,000; or, a net worth of at least $150,000. For this purpose, net worth does not include your home, your home furnishings or personal automobiles. The purchaser of shares given as a gift must satisfy the suitability requirements but the gift recipient is not required to satisfy the suitability standards. The states of Arizona, North Carolina, Maine, Michigan, Pennsylvania, Ohio and Missouri have established different standards for their residents, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.


Q:  IS THERE ANY MINIMUM INVESTMENT REQUIRED?

A: Yes. Generally, individuals must invest at least $2,500 and IRA, Keogh or other qualified plans must invest at least $2,000. Investors who already own shares can make additional purchases for less than the minimum investment. These minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

Q:  AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A: Once you have subscribed for shares and your money has been deposited with The United States Trust Company of New York, your subscription may not be withdrawn, unless we permit you to revoke your subscription in our sole discretion.

Q:  IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase them, the shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your shares and realize a return on your investment.

    If we have not listed the shares on a national securities exchange or over-the-counter market within eight years after the proceeds from this offering are fully invested, market conditions permitting, we plan to sell the properties and other assets and return the proceeds from these sales to our shareholders through distributions.

    Beginning one year after you become a shareholder, you may request that we redeem your shares in accordance with our redemption plan. The redemption procedures are described in the "Description of Shares -- Redemption of Shares" section of this prospectus. The redemption will be subject to a surrender charge and other conditions.

Q:  WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: We plan to use approximately 86% of the proceeds from this offering to purchase properties and approximately 14% for working capital, to pay fees and expenses of this offering and for acquisition-related expenses. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share.

    Until we invest the proceeds of this offering in real estate, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot know how long it will be before we will be able to fully invest the proceeds in real estate. We intend to invest or commit to investment substantially all of the money raised in this offering within two years of the close of the offering, subject to market conditions.

    We commenced our initial public offering of common stock in an offering very similar to this one on November 21, 1997. We received approximately $294,405,905 in gross offering proceeds from the initial public offering, of which approximately $254,043,000 was or is expected to be invested in properties. Our initial public offering was completed on November 10, 1999. The second offering of CPA(R):14 commenced on November 17, 1999. As of December 31, 2000, we received approximately $136,209,500 in gross offering proceeds from the second offering, of which approximately $117,140,000 was or is expected to be invested in properties.

Q:  WHAT ARE THE TERMS OF YOUR LEASES?

A: Generally, the leases we have entered into to date, and the leases we expect to enter into in the future, are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not CPA(R):14, is responsible for repairs, maintenance, property taxes, utilities and insurance. Under our leases, the tenant must pay us minimum rent on a regular basis. In addition, our leases usually require the tenant to pay rent increases that are either fixed, based on an index like the Consumer Price Index or tied to a percentage of sales at the property over an agreed-upon base. We may enter into leases where we have responsibility for replacement of specific parts of a property like a roof or parking lot. We do not expect that these leases will make up a significant portion of the portfolio.

Q:  HOW WELL HAVE CPA(R):14'S INVESTMENTS DONE SO FAR?

A: As of the date of this prospectus, we have purchased 61 properties. These purchases were made between June 1998, and April 2001. Carey Asset Management, our manager, and its affiliates have been managing entities like CPA(R):14 since 1979. The performance of these entities is fully described in this prospectus and its appendices.

Q:  WHAT IS THE EXPERIENCE OF CPA(R):14'S OFFICERS AND DIRECTORS?

A: Our management team has extensive previous experience investing in real estate and triple net leases. Our directors and investment committee members are listed below.

     Directors

      -- Wm. Polk Carey -- founded W. P. Carey & Co., Inc. in 1973, and has been involved in net leasing since 1959.

      -- George E. Stoddard -- formerly responsible for direct corporate investment at The Equitable Life Assurance Society.

      --  William Ruder -- principal in a public relations firm since 1948.

      -- Warren G. Wintrub -- former partner at Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP.

      -- Thomas E. Zacharias -- a Senior Vice President with MetroNexus North America.

     Investment Committee

          In addition to Mr. Stoddard, who serves as Chairman, the following individuals serve on the investment committee of Carey Property Advisors:

      -- Frank J. Hoenemeyer -- formerly Vice Chairman, Director and Chief Investment Officer of Prudential Insurance Company of America

      -- Nathaniel S. Coolidge -- formerly Senior Vice President -- Head of Bond Corporate Finance Department of the John Hancock Mutual Life Insurance Company.

      --  Dr. Lawrence R. Klein -- won the Nobel Prize in Economics in 1980.

Q:  HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: Carey Asset Management is our advisor and generally has the authority to make all of our investment decisions. Carey Asset Management's investment committee must approve all acquisitions. Members of the investment committee have over 150 years of combined experience in evaluating credit, an important element in a long-term net lease transaction.

Q:  IS CAREY ASSET MANAGEMENT INDEPENDENT OF CPA(R):14?

A: No. Some of our officers and directors are officers and directors of Carey Asset Management. The conflicts of interest CPA(R):14 and Carey Asset Management face are discussed under the heading "Conflicts of Interest" later in this prospectus.

Q:  IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

A: We have made and intend to continue to make quarterly distributions to our shareholders. The amount of each distribution is determined by the board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our REIT taxable income each year.

    Historically, we have paid cash distributions every quarter since our operations commenced. Our quarterly distribution in April 2001, was $.1750 per share.

Q:  ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: For taxable investors yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. Because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CPA(R):14 is liquidated, at which time you will be taxed at the capital gains rate. However, because each investor's tax considerations are different, we suggest you consult with your tax advisor. You should also review the section of the prospectus entitled "United States Federal Income Tax Considerations."

Q:  WILL I BE NOTIFIED ABOUT HOW MY INVESTMENT IS DOING?

A: You will receive periodic updates on the performance of your investment in CPA(R):14, including:

      --  Four quarterly distribution reports

      --  Three quarterly financial reports

      --  An annual report

      --  A Form 1099 report

This information will be available on our website at www.cpa14.com

Q:  WHEN WILL I GET MY TAX INFORMATION?

A:  Your 1099 tax information will be mailed by January 31 of each year.

Q:  WHO IS THE TRANSFER AGENT FOR CPA(R):14?

A:  Phoenix American Financial Services, Inc.(R)
    2401 Kerner Boulevard
    San Rafael, California 94901-5529
    1-888-241-3737

     To ensure that any account changes are made promptly and accurately, all changes including shareholder address, ownership type and distribution mailing address should be directed to the transfer agent.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?
                If you have more questions about the offering or
            if you would like additional copies of this prospectus,
             you should contact your registered representative or:

                             CPA(R):14 ANSWER LINE
                          Carey Financial Corporation
                              50 Rockefeller Plaza
                               New York, NY 10020
                                 (800) WP CAREY
                               cpa14@wpcarey.com

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

     Corporate Property Associates 14 Incorporated is a REIT that owns net leased industrial and commercial property. We own 61 properties in 23 states leased to 43 tenants. Our office is at 50 Rockefeller Plaza, New York, NY. Our phone number is (212) 492-1100 and our web address is www.cpa14.com. We refer to Corporate Property Associates 14 Incorporated as CPA(R):14 in this prospectus.

THE ADVISOR

     Carey Asset Management Corp. is our advisor. It will be responsible for managing CPA(R):14 on a day-to-day basis and for identifying and making acquisitions on our behalf. Carey Asset Management Corp. is referred to as Carey Asset Management in this prospectus.

OUR REIT STATUS

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT

     We have retained Carey Asset Management to provide us with management, acquisition, advisory and administrative services. The six members of our board of directors oversee the management of CPA(R):14. Four of the directors are independent of Carey Asset Management and have responsibility for reviewing its performance. The directors are elected annually by the shareholders.

     All investment decisions made by Carey Asset Management must be approved unanimously by Carey Asset Management's investment committee. The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States;

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio;

      -- Nathaniel S. Coolidge was Senior Vice President -- head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company where his responsibilities included overseeing its portfolio of fixed income investments; and

      -- Dr. Lawrence R. Klein, won the Nobel Prize in Economics in 1980, and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.

     All of the officers and directors of Carey Asset Management also are officers or directors of CPA(R):14. Carey Asset Management has responsibility for all aspects of the operations of CPA(R):14 including:

      -- selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by CPA(R):14, subject to the approval of the investment committee;

      -- negotiating the terms of any borrowing by CPA(R):14, including lines of credit and any long-term, permanent financing;

      -- managing the day-to-day operations of CPA(R):14 including accounting, property management and investor relations; and

      --  arranging for and negotiating the sale of assets.

     See the "Management" section of this prospectus for a description of the business background of the individuals responsible for the management of CPA(R):14 and Carey Asset Management, as well as for a description of the services Carey Asset Management will provide.

RISK FACTORS

     AN INVESTMENT IN CPA(R):14 HAS MANY RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW:

      -- There is currently no public trading market for the shares, and there is no assurance that one will develop.

      -- You will not have the opportunity to evaluate all of the properties that will be in our portfolio.

      -- We rely on Carey Asset Management with respect to all investment decisions.

      -- Carey Asset Management and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that Carey Asset Management and affiliates will provide to us.

      -- Market and economic conditions that we cannot control will affect the value of our investments.

      --  We may make investments that will not appreciate in value over time.

      -- If our tenants default on their obligations, we will have less income with which to make distributions.

      -- If the shares are not listed or intended to be listed on a national securities exchange or over-the-counter market within eight years of the investment of all of the money raised in this offering, we will sell our assets and distribute the proceeds, market conditions permitting.

      -- In connection with any borrowing, we will likely mortgage or pledge a specific asset, which would put us at risk of losing that asset if we are unable to pay that debt.

      -- In order to maintain our status as a REIT, we may incur debt to make distributions to shareholders.

      -- The vote of shareholders owning at least a majority but less than all of the shares of common stock will bind all of the shareholders as to matters like the election of directors and amendment of CPA(R):14's governing documents.

      -- Restrictions on ownership of more than 9.8% of the shares of common stock by any single shareholder or some related shareholders may have the effect of inhibiting a change in control of CPA(R):14, even if a change in control is in the interest of a majority of the shareholders.

      -- We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to shareholders.

      -- Our inability to find suitable investments may impact our ability to achieve our investment objectives and may effect the amount of distributions to shareholders.

OUR INVESTMENT OBJECTIVES

     Our primary investment objectives are:

      -- to pay quarterly distributions at an increasing rate that, for taxable shareholders, may be partially free from current taxation;

      --  to invest in a portfolio of real estate that will increase in value;

      -- to increase our equity in real estate by making regular mortgage principal payments; and

      -- to provide you with liquidity for your investment, within eight years after the proceeds of this offering are fully invested, either through listing our shares on a national securities exchange or over-the-counter market or if listing does not occur within eight years after the proceeds of this offering are fully invested, selling our assets and distributing the proceeds, market conditions permitting.

     See the "Investment Procedures, Objectives and Policies" sections of this prospectus for a more complete description of our business and objectives.

CONFLICTS OF INTEREST

     Some of our officers and directors, who are also officers or directors of Carey Asset Management, may experience conflicts of interest in their management of CPA(R):14. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to

      -- allocation of new investments and management time and services between us and various other clients;

      --  the timing and terms of the investment in or sale of an asset;

      --  investments with affiliates of Carey Asset Management;

      --  compensation to Carey Asset Management;

      -- our relationship with the managing dealer, Carey Financial Corporation, which is an affiliate of CPA(R):14 and Carey Asset Management; and

      -- the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither CPA(R):14 nor the shareholders will have separate counsel.

The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

     The "Prior Offerings by Affiliates" section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of Carey Asset Management in the past, including nine public limited partnerships and three unlisted public REITs. As of December 31, 2000, these entities, which invest in industrial and commercial properties that are leased on a "triple-net" basis had purchased 572 properties. Statistical data relating to the public limited partnerships and the unlisted REITs are contained in Appendix A -- Prior Performance Tables.

THE OFFERING

Offering Size..................$400,000,000

Minimum Investments............Individuals -- $2,500.

                               IRA, Keogh and other Qualified Plans -- $2,000.

Suitability Standards..........Net worth of at least $45,000 and annual gross income of at least $45,000;
                               OR
                               Net worth of at least $150,000.
                               (For this purpose, net worth excludes home, furnishings and personal automobiles)

                               Suitability standards may vary from state to state. Please see the "Suitability Standards" section, which begins on page 19.

Holding Period of Properties...If we have not listed the shares on a national securities exchange or over-the-counter market within eight years after the proceeds from this offering are fully invested, market conditions permitting, we plan to sell the properties and other assets and return the proceeds from these sales to our shareholders through distributions.

Distribution Policy............Consistent with our objective of qualifying as a
                               REIT, we expect to pay quarterly distributions and distribute at least 90% of our REIT taxable income.

Our Advisor....................Carey Asset Management will administer our day-to-day operations and select our real estate investments.

Estimated Use of Proceeds......86% -- to acquire properties.
                               14% -- for working capital and to pay fees and expenses.

MANAGEMENT COMPENSATION

     CPA(R):14 will pay Carey Asset Management and its affiliated companies fees for its services and will reimburse Carey Asset Management for some expenses. Outlined below are the most significant items of compensation.

      -- For identifying, structuring and arranging the financing for real estate acquisitions, Carey Asset Management will be paid acquisition fees not to exceed two and one-half percent of the total purchase price of all properties purchased by us. Carey Asset Management will also be paid a subordinated acquisition fee which, when aggregated with all other subordinated acquisition fees, will not exceed two percent of the total purchase price of all properties purchased by us. This subordinated acquisition fee will accrue but will be withheld for any quarter through which the cumulative annual return paid to shareholders is less than six percent.

      -- Carey Asset Management will be paid a monthly asset management fee at the annual rate of one-half percent of the total amount invested by us in real estate. Carey Asset Management will also be paid quarterly a subordinated performance fee on a quarterly basis at the annual rate of one-half percent of the total amount we invest in real estate. This fee will accrue but will not be paid in any quarter in which we have not paid dividends nor achieved an annual non-compounded return cumulative rate of cash flow from operations (as determined in accordance with generally accepted accounting principles) of at least six percent per year through that quarter. Any such withheld performance fee shall be payable at the end of the quarter through which we pay dividends at a cumulative annual non-compounded return of at least six percent. Carey Asset

          Management has the option to be paid this performance fee in cash or restricted stock of CPA(R):14.

      -- Carey Asset Management will be paid 15% of any appreciation in the value of the real estate when we sell a property. This fee will be paid only after we have returned all of the money invested by shareholders plus a cumulative non-compounded return of six percent per year.

     There are many additional conditions and restrictions on the payment of fees to Carey Asset Management. There are also a number of other smaller items of compensation and expense reimbursement that Carey Asset Management and its affiliates may receive during the life of CPA(R):14. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, please see the "Management Compensation" section of this prospectus.

DESCRIPTION OF PROPERTIES

     Please refer to the "Description of Properties" section of this prospectus for a description of the properties we have purchased as of the date of this prospectus. Carey Asset Management is evaluating additional potential property acquisitions. When it appears likely that we will purchase one or more additional properties, a description of those properties will be made available to all potential investors in a document called a supplement. Investors should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, we or the seller will decide not to complete the sale.

ERISA CONSIDERATIONS

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on retirement plans and individual retirement accounts ("IRAs") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or IRA should read this section very carefully.

DESCRIPTION OF SHARES

  General

     We will not issue stock certificates. A shareholder's investment will be recorded on our books. If you wish to sell your shares, you will be required to send only an executed transfer form to us. We will provide the required form upon request.

  Shareholder Voting Rights and Limitations

     Shareholders will meet each year for the election of directors. Other business matters may be presented at the annual meeting or at special shareholder meetings. You are entitled to one vote for each share you own. All shareholders will be bound by the decision of the majority of shareholders on each question voted upon.

  Limitation on Share Ownership

     The articles of incorporation of CPA(R):14 restrict ownership by one person of more than 9.8% of the outstanding shares. See "Description of Shares -- Restriction on Ownership of Shares." These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code.

     For a more complete description of the shares, including limitations on the ownership of shares, please refer to the "Description of Shares" section of this prospectus.

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

WE ARE SUBJECT TO GENERAL REAL ESTATE OWNERSHIP RISKS.

     Our properties consist predominantly of net leased industrial and commercial properties located in the United States. An investment in CPA(R):14 is subject to risks incident to the ownership and operation of these types of properties, including:

      --  changes in the general economic climate;

      -- changes in local conditions such as an oversupply of space or reduction in demand for real estate;

      --  changes in interest rates and the availability of financing;

      --  competition from other available space; and

      -- changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

WE MAY HAVE DIFFICULTY SELLING OR RE-LEASING OUR PROPERTIES.

     Real estate investments are relatively illiquid compared to most financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. Many of the net leases we enter into or acquire are for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our shareholders.

THE INABILITY OF A TENANT IN A SINGLE TENANT PROPERTY TO PAY RENT WILL REDUCE OUR REVENUE.

     Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet the mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

OUR TENANTS THAT ARE HIGHLY LEVERAGED MAY BE UNABLE TO PAY RENT.

     A tenant that has been recently restructured may be unable to pay its rent if there are adverse changes to their business or economic conditions. We anticipate providing financing to companies involved in acquisitions, recapitalizations or other financial restructurings through the use of a sale leaseback transaction. Often the tenant in this type of transaction will have substantially greater debt and substantially lower net worth than it had prior to the transaction. In addition, the payment of rent and debt service may reduce the working capital available to it and prevent it from devoting the resources necessary to keep itself competitive in its industry. Furthermore, in situations where management of the tenant will change after the transaction, it may be difficult for Carey Asset

Management to determine the likelihood of the tenant's business success and of it being able to pay rents throughout the term of a lease with us. These companies are more vulnerable to adverse conditions in their business or industry, economic conditions generally and increases in interest rates.

THE BANKRUPTCY OF TENANTS MAY CAUSE A REDUCTION IN REVENUE.

     A tenant in bankruptcy could cause

      --  the loss of lease payments;

      --  an increase in the costs incurred to carry the property;

      --  a reduction in the value of shares; and

      --  a decrease in distributions to shareholders.

Under bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years' lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor.

     Three of our tenants, Ameriserve, Stellex and Benjamin Ansehl, have filed for bankruptcy protection. Some of the programs managed by Carey Asset Management or its affiliates have had tenants file for bankruptcy protection and are involved in litigation. Four CPA(R) Programs had to reduce the rate of distributions to their partners as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."

IT WILL BE DIFFICULT FOR SHAREHOLDERS TO SELL SHARES.

     There is no current public market for the shares and, therefore, it will be difficult for shareholders to sell their shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. The shares should be purchased as a long-term investment only. See "Redemption of Shares" for a description of our share redemption program.

LIABILITY FOR UNINSURED LOSSES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Losses from disaster-type occurrences (such as wars or earthquakes) that may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties.

POTENTIAL LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We own industrial and commercial properties and are subject to the risk of liabilities under federal, state and local environmental laws. Some of these laws could impose the following on CPA(R):14:

      -- Responsibility and liability for the cost of removal or remediation of hazardous substances released on our property, generally without regard to our knowledge or responsibility of the presence of the contaminants.

      -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of these substances.

      -- Potential liability for common law claims by third parties based on damages and costs of environmental contaminants.

     We generally include provisions in our leases that provide that the tenant is responsible for all environmental liabilities and for compliance with environmental regulation, and must reimburse us for damages or costs for which we have been found liable. However, these provisions do not eliminate our statutory liability or preclude third party claims against us and, even if a we had a cause of action against the tenant to enable us to recover any amounts we pay, there are no assurances that we would be able to collect any money from the tenant. Our costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral.

OUR USE OF DEBT TO FINANCE ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.

  Increased Risk Of Insufficient Cash Flow

     Most of our property acquisitions will be made by borrowing a portion of the purchase price and securing the loan with a mortgage on the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and distributions to shareholders to be reduced. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

  Financial Covenants Could Place Restrictions On Operations

     In connection with the making of a mortgage loan with respect to a property, a lender could impose restrictions on us which affect our ability to incur additional debt and our distribution and operating policies. The mortgages on our properties contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Carey Asset Management as our advisor or impose other limitations.

  Balloon Payment Obligations May Adversely Affect our Financial Condition

     Some of our financing requires us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

FAILURE TO QUALIFY AS A REIT COULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO MAKE DISTRIBUTIONS.

     If we fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

THE LIMIT ON THE NUMBER OF SHARES OF CPA(R):14 A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER.

     Our articles of incorporation restrict ownership of more than 9.8% of the outstanding shares by one person. These restrictions may discourage a change of control of CPA(R):14 and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of CPA(R):14. See "Description of Shares -- Restriction on Ownership of Shares."

OUR SUCCESS WILL BE DEPENDENT ON THE PERFORMANCE OF CAREY ASSET MANAGEMENT.

     Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Carey Asset Management in the acquisition of investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Carey Asset Management and the oversight of the board of directors.

CAREY ASSET MANAGEMENT MAY BE SUBJECT TO CONFLICTS OF INTEREST.

     Carey Asset Management manages our business and selects our real estate investments. Carey Asset Management has some conflicts of interest in its management of CPA(R):14 which arise primarily from the involvement of Carey Asset Management and its affiliates in other activities that may conflict with CPA(R):14. The activities in which a conflict could arise between CPA(R):14 and Carey Asset Management are:

      -- the receipt of commissions, fees and other compensation by Carey Asset Management and its affiliates for property purchases, leases, sales and financing for CPA(R):14;

      -- non-arms length agreements between CPA(R):14 and Carey Asset Management or any of its affiliates; and

      -- purchases and loans from affiliates, subject to CPA(R):14's investment procedures, objectives and policies.

Inherent in these transactions is the conflict of interest that arises due to the potential impact of the transaction on the amount of fees received by Carey Asset Management and/or its affiliates and the distributions to shareholders.

MARYLAND LAW COULD RESTRICT A CHANGE IN CONTROL.

     Provisions of Maryland law applicable to us prohibit business combinations with:

      -- any person who beneficially owns 10% or more of the voting power of outstanding shares;

      -- an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares ("an interested shareholder"); or

      --  an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in shareholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

OUR PARTICIPATION IN JOINT VENTURES CREATES ADDITIONAL RISK.

     We participate in joint ventures with other entities and purchase properties jointly, some of which may be unaffiliated with us. There are additional risks involved in these types of transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities.

     In some of our joint venture relationships with publicly registered investment programs or other entities sponsored by Carey Asset Management or one of its affiliate, we enter into investments as tenants-in-common. This poses risks in addition to those mentioned above. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that Carey Asset Management or our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

THERE ARE SPECIAL CONSIDERATIONS FOR PENSION OR PROFIT-SHARING TRUSTS, KEOGHS OR IRAS.

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or benefit plan in CPA(R):14, you should consider:

      -- whether your investment is consistent with the applicable provisions of ERISA or the Internal Revenue Code;

      -- whether your investment will produce unrelated business taxable income to the benefit plan; and

      --  your need to value the assets of the benefit plan annually.

     We have obtained an opinion of Reed Smith LLP that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code which purchases shares. However, the opinion of Reed Smith is based on the facts and assumptions described in this prospectus, on our articles of incorporation and on our representations to them, and is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Carey Asset Management and its affiliates could be considered "prohibited transactions" which could cause us, Carey Asset Management and its affiliates to be subject to liabilities and excise taxes. In addition, Carey Asset Management could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

INTERNATIONAL INVESTMENTS INVOLVE ADDITIONAL RISKS.

     We may purchase property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

      -- changes in land use and zoning laws; and

      -- more stringent environmental laws or changes in such laws.

      --  changing governmental rules and policies;

      -- laws being enacted relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin.

      -- variations in currency exchange rates;

      -- adverse market conditions caused by changes in national or local economic conditions;

      -- changes in relative interest rates;

      -- change in availability, cost and term of mortgage funds resulting from varying natural economic policies;

      -- changes in real estate and other tax rates and other operating expenses in particular countries.

                             SUITABILITY STANDARDS

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell them. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either

      -- a net worth of at least $150,000; or

      -- a gross annual income of at least $45,000 and a net worth of at least
         $45,000.

     For this purpose, net worth excludes the value of a purchaser's home, furnishings and automobile.

     Arizona, North Carolina, Maine, Michigan, Pennsylvania, Ohio and Missouri have established suitability standards different from those we have established. Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

     MAINE -- Investors must have either (i) a net worth of at least $200,000 or
(ii) gross annual income of $50,000 and a net worth of at least $50,000.

     MISSOURI -- Investors must have either (i) a net worth of at least $250,000 or (ii) gross annual income of $75,000 and a net worth of at least $75,000.

     ARIZONA AND NORTH CAROLINA -- Investors must have either (i) a minimum net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

     MICHIGAN, PENNSYLVANIA AND OHIO -- In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA(R):14.

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA(R):14, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment for certain investors. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. Each selected dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

                           ESTIMATED USE OF PROCEEDS

     The following table presents information about how the money raised in this offering will be used. Information is provided assuming the maximum number of shares are sold. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table. We expect that approximately 86% of the money invested by shareholders will be used to buy real estate, while the remaining 14% will be used for working capital and to pay expenses and fees, including the payment of fees to Carey Asset Management and its affiliates.

                                                                      MAXIMUM OFFERING
                                                                  SALE OF 40,000,000 SHARES
                                                              ---------------------------------
                                                                              PERCENT OF PUBLIC
                                                                 AMOUNT       OFFERING PROCEEDS
                                                              ------------    -----------------
Public Offering Proceeds....................................  $400,000,000         100.00%
                                                              ------------         ------
Less Offering Expenses
  Selling Commissions(1)....................................    24,000,000           6.00%
  Other Organization and Offering Expenses(2)...............    16,000,000           4.00%
                                                              ------------         ------
          Total Offering Expenses...........................    40,000,000          10.00%
                                                              ------------         ------
Amount of Public Offering Proceeds Available for
  Investment................................................  $360,000,000          90.00%
                                                              ============         ======
Acquisition Fees(3)(4)......................................  $  8,850,000           2.21%
Acquisition Expense(2)(5)...................................     2,000,000           0.50%
Working Capital Reserve.....................................     4,000,000           1.00%
                                                              ------------         ------
Total Proceeds to be Invested in Real Estate................  $345,150,000          86.29%
                                                              ============         ======

---------------
(1) We will generally pay a selling commission of $0.60 per share sold. See "The Offering" for a description of volume discounts.

(2) "Other Organization and Offering Expenses" represent all expenses incurred in connection with our formation, qualification and registration of our shares and in marketing and distributing the shares, and any other expenses actually incurred and directly related to the offering and sale of the shares, except selling commissions. The total underwriting compensation to be paid to Carey Financial and the selected dealers in connection with this offering, including selling commissions and expense reimbursements, cannot exceed 10% of the gross amount raised in the offering. However, an additional one-half percent of gross proceeds from sales made by Carey Financial and each selected dealer may be paid for bona fide due diligence expenses. To the extent all organization and offering expenses (excluding selling commissions, and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers) exceed four percent of the amount raised in this offering, the excess will be paid by Carey Asset Management with no recourse by CPA(R):14. See "Management Compensation." See "The Offering" for a complete description of the fees and expense reimbursements payable to Carey Financial and the selected dealers.

(3) Acquisition fees include all fees and commissions paid in connection with the purchase, development or construction of properties and any related mortgage financing. Acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the land. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from operating funds generated by us and not from the proceeds of the offering. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties. Although it is assumed that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we as purchaser, will bear such fees as part of the purchase price. We will not purchase any property that has a total property cost (generally, the sum of the costs of purchasing, developing, constructing and improving the property plus the acquisition fees paid in connection with the purchase) in excess of the property's appraised value. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to Carey Asset Management and its affiliates.

(4) "Acquisition Expenses" represent an estimate of all expenses related to our selection and acquisition of properties, whether or not the properties are acquired. These fees include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses. "Acquisition Expenses" do not include acquisition fees.

                            MANAGEMENT COMPENSATION

     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that Carey Asset Management and its affiliates will or may receive in connection with this offering and our operation. These payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest." References to Carey Asset Management also include affiliates of Carey Asset Management.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                           ORGANIZATION AND OFFERING STAGE

Carey Asset Management              Reimbursement for organization and          The actual amounts to be paid will
                                    offering expenses, including                depend upon the actual amount of
                                    identified wholesaling expenses             organization and offering expenses
                                    incurred on our behalf; provided,           incurred by Carey Asset Management
                                    however, that if the aggregate of all       and its affiliates in connection with
                                    organization and offering expenses          this offering which is not de-
                                    and the wholesaling fee referred to         terminable at this time. These
                                    below (excluding selling com-               expenses are estimated to be
                                    missions, and any fees paid or              $16,000,000 if 40,000,000 shares are
                                    expenses reimbursed to the selected         sold.
                                    dealers) that are paid on behalf of
                                    the selected dealers exceeds four
                                    percent of the gross offering
                                    proceeds, Carey Asset Management will
                                    be responsible for the excess.

Carey Financial                     Selling commissions equal to $0.60          The estimated amount payable to Carey
                                    per share sold. Carey Financial may,        Financial is $24,000,000 if
                                    in turn, reallow up to $0.60 per            40,000,000 shares are sold in this
                                    share of the commissions to selected        offering, a portion of which will be
                                    dealers.                                    reallowed to the selected dealers.

Carey Financial                     One-half percent Wholesaling Fee            The estimated amount payable to Carey
                                    (included in "Other Organization and        Financial is $2,000,000 if 40,000,000
                                    Offering Expenses").                        shares are sold in this offering.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  ACQUISITION STAGE

Carey Asset Management              Interest on loans made to CPA(R):14.        The actual amount of loans made to us
                                    On short-term loans, the interest           by Carey Asset Management or its
                                    rate will be the lesser of (i) one          affiliates is not determinable at
                                    percent above the prime rate of             this time. Accordingly, the actual
                                    interest published in The Wall Street       amount of interest payable to Carey
                                    Journal and (ii) the rate that we           Asset Management, if any, is not
                                    would be charged by unrelated lending       determinable at this time.
                                    institutions on comparable loans for
                                    the same purpose in the locality of
                                    the property. See "Conflicts of
                                    Interest" and "Investment Procedures,
                                    Objectives and Policies."

Carey Asset Management              Acquisition Fees. Total Acquisition         The actual amount to be paid to Carey
                                    Fees (which include real estate             Asset Management will depend upon the
                                    brokerage fees, mortgage placement          aggregate total property cost of the
                                    fees, lease-up fees and transaction         properties, which in turn is
                                    structuring fees), other than               dependent upon the gross offering
                                    subordinated acquisition fees,              proceeds and the amount of mortgage
                                    payable by either sellers of property       financing we used in acquiring the
                                    or us may not exceed two and one-           properties, and accordingly is not
                                    half percent of the aggregate               determinable at this time. If the
                                    purchase price of the proper-               properties acquired from the proceeds
                                    ties.(1)(2)                                 of this offering are 60% leveraged,
                                                                                the acquisition fees payable to Carey
                                                                                Asset Management are estimated to be
                                                                                approximately $22,125,000 if
                                                                                40,000,000 shares are sold. See
                                                                                "Conflicts of Interest."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Asset Management              Subordinated Acquisition Fees. Total        The actual amount to be paid to Carey
                                    subordinated acquisition fees payable       Asset Management will depend upon the
                                    by either the sellers of properties         aggregate cost of the properties
                                    or us may not exceed two percent of         acquired with the proceeds of this
                                    the aggregate purchase price of the         offering, which in turn is dependent
                                    properties. This fee is payable in          upon the gross offering proceeds of
                                    equal annual installments on January        this offering and the amount of
                                    1 of each of the eight calendar years       mortgage financing we used in
                                    commencing with January 1 following         acquiring the properties, and
                                    the first anniversary of the date a         accordingly is not determinable at
                                    property was purchased. The unpaid          this time. If the properties acquired
                                    portion of the subordinated                 with the proceeds of this offering
                                    acquisition fee with respect to any         are 60% leveraged, subordinated
                                    property will bear interest at the          acquisition fees payable to Carey
                                    rate of 6% per annum from the date of       Asset Management are estimated to be
                                    acquisition of the property until the       approximately $17,700,000 if
                                    portion of the fee is paid. The             40,000,000 shares are sold. See
                                    accrued interest is payable on the          "Conflicts of Interest."
                                    date of each annual installment of
                                    the fees. Our portion of the
                                    subordinated acquisition fee payable
                                    in any year, and accrued interest
                                    thereon, will be subordinated to a
                                    cumulative annual return to share-
                                    holders of six percent. All
                                    subordinated acquisition fees, and
                                    accrued interest thereon, shall
                                    become due and payable at the time
                                    the shares become listed for trading
                                    on a national securities exchange or
                                    included for quotation on Nas-
                                    daq.(1)(2)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE

Carey Asset Management              Reimbursement for expenses incurred         Not determinable at this time.
                                    in connection with the administration
                                    of CPA(R):14. The amounts of any
                                    reimbursement will not exceed amounts
                                    which would be paid to non-affiliated
                                    third parties in the same locality
                                    for similar products. Our operating
                                    expenses may not exceed the greater
                                    of two percent of our average
                                    invested assets or 25% of our net
                                    income in any 12-month period. To the
                                    extent that we incur operating ex-
                                    penses in excess of this amount and
                                    the independent directors find that
                                    the excess expenses were the result
                                    of unusual and nonrecurring fac-
                                    tors, Carey Asset Management may be
                                    reimbursed in future years for the
                                    full amount of these excess expenses,
                                    or any portion thereof, but only to
                                    the extent the reimbursement would
                                    not cause our operating expenses to
                                    exceed the limitation in the year
                                    they are paid.

Carey Asset Management              Asset management fee, payable monthly       If the maximum number of shares is
                                    in an amount equal to one-twelfth of        sold and CPA(R):14 achieves its
                                    one-half percent of our average             borrowing goal of 60%, average
                                    invested assets for the preceding           invested assets as a result of this
                                    month. Payment of the asset                 offering would be approximately
                                    management fee will be deferred if          $885,000,000 and the annual asset
                                    our operating expenses, including the       management fee on these assets would
                                    asset management fee, exceeds the           be approximately $4,425,000.
                                    greater of two percent of our average
                                    invested assets or 25% of our net
                                    income. (2)(3)(4)(5)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Asset Management              Performance fee, payable in cash or         If the maximum number of shares is
                                    restricted stock at the option of           sold and we achieve our borrowing
                                    Carey Asset Management, calculated          goal of 60%, average invested assets
                                    monthly on the basis of one-twelfth         as a result of this offering would be
                                    of one-half percent of the average          approximately $885,000,000 and the
                                    invested assets for the preceding           annual performance fee on these
                                    month, payable quarterly. Payment of        assets would be approximately
                                    this fee for any quarter will be            $4,425,000.
                                    subordinated to the cumulative rate
                                    of cash flow from operations
                                    (computed in accordance with
                                    generally accepted accounting
                                    principles) of six percent. Payment
                                    of this fee will also be deferred if
                                    our operating expenses, including the
                                    performance fee, exceed the greater
                                    of two percent of our average
                                    invested assets or 25% of our net in-
                                    come.(2)(3)(4)(5)(6)

Carey Asset Management              Loan Refinancing Fee. Fees payable by       The actual amount to be paid to Carey
                                    either the tenant of a Property or          Asset Management will depend upon the
                                    CPA(R):14 may not exceed 1% of the          aggregate amount of the refinancing
                                    principal amount of any refinancing         we obtain.
                                    obtained by CPA(R):14 for which Carey
                                    Asset Management renders substantial
                                    services and for which no fees are
                                    paid to a third party. The loan
                                    refinancing fee will be payable only
                                    if (i) the new loan is approved by a
                                    majority of the independent directors
                                    and found to be in the best interests
                                    of CPA(R):14, and (ii) the terms of
                                    the new loan represent an improvement
                                    over the terms of the refinanced
                                    loan, the new loan materially
                                    increases the total debt secured by a
                                    particular property, or the maturity
                                    date of the refinanced loan (which
                                    must have had an initial term of five
                                    years or more) is less than one year
                                    from the date of the refinancing. See
                                    "Conflicts of Interest."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  LIQUIDATION STAGE

Carey Asset Management              Subordinated disposition fee shall be       Not determinable at this time.
                                    payable in an amount equal to the
                                    lesser of (i) 50% of the competitive
                                    real estate commission and (ii) three
                                    percent of the contract sales price
                                    of a property (if Carey Asset
                                    Management provides a substantial
                                    amount of services in the sale of a
                                    property). The subordinated
                                    disposition fee shall be deferred
                                    until shareholders have received
                                    total distributions equal to 100% of
                                    their initial investment plus a six
                                    percent cumulative return, commencing
                                    with the initial closing date. To the
                                    extent that we do not pay the subor-
                                    dinated disposition fee because of
                                    the foregoing limitation, the unpaid
                                    commissions will be accrued and paid
                                    at the time the limitation has been
                                    satisfied. The total real estate
                                    commissions we pay shall not exceed
                                    an amount equal to the lesser of (i)
                                    six percent of the contract sales
                                    price of a property or (ii) the
                                    commission paid in a competitive
                                    market for the purchase or sale of a
                                    property that is reasonable and
                                    competitive in light of the size,
                                    type and location of the property.

Carey Asset Management              Subordinated incentive fee shall be         The actual amount to be received will
                                    payable in an amount equal to 15% of        depend upon the results of our
                                    the balance from cash we receive from       operations and the amounts received
                                    the sale and refinancing of proper-         upon the sale or other disposition of
                                    ties remaining after the share-             the properties and are not determi-
                                    holders have received distributions         nable at this time.
                                    totaling 100% of their initial
                                    investment plus a six percent
                                    cumulative return. (7)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Asset Management              Termination Fee shall be payable in         Not determinable at this time.
                                    an amount equal to 15% of the amount,
                                    if any, by which (i) the appraised
                                    value of the properties on the date
                                    of termination of the advisory agree-
                                    ment less amounts of all indebtedness
                                    secured by the properties, exceeds
                                    (ii) investors' initial capital plus
                                    a six percent cumulative return less
                                    all distributions we pay through the
                                    date of termination. (5)

---------------
(1) The total acquisition fees (not including subordinated acquisition fees) payable to Carey Asset Management or paid by us may not exceed two and one-half percent of the aggregate property cost of all properties we purchase with the proceeds of this offering. The total of all acquisition fees (including subordinated acquisition fees and interest thereon) and acquisition expenses we pay must be reasonable and may not exceed six percent of the aggregate contract purchase price of all properties we purchase with the proceeds of this offering. A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.
(2) Our objective is to achieve total borrowings of approximately 60% of the purchase price of all properties. The CPA(R) Programs have had similar leverage goals but have achieved leverage of only approximately 55%. The actual leverage percentage we achieve will impact the amount of acquisition fees earned by Carey Asset Management because these fees are based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If 40,000,000 shares are sold and the properties are 75% leveraged, acquisition fees (not including subordinated acquisition fees) payable to Carey Asset Management as a result of this offering (assuming an aggregate total property cost of all properties of approximately $1,416,000,000) are estimated to be approximately $35,400,000 and subordinated acquisition fees are estimated to be approximately $28,320,000. We do not expect our properties to be 75% leveraged. The advisory agreement between us and Carey Asset Management provides that Carey Asset Management will not earn acquisition fees or subordinated acquisition fees on the reinvestment of proceeds from the sale or refinancing of properties, unless the shares are listed or are expected to be listed.
(3) There are currently no specific arrangements for the provision of property management services to us by Carey Asset Management. These services will be provided by Carey Asset Management only if a property becomes vacant or requires more active management than contemplated at the time the property is acquired. However, if Carey Asset Management deems these services to be necessary in order to preserve the value of the property, Carey Asset Management with the approval of the board (including a majority of the independent directors), may provide these services. The maximum property management fee which may be paid to Carey Asset Management is six percent of gross revenues from commercial properties (plus reimbursed expenses), where Carey Asset Management performs property management and leasing, re-leasing and leasing related services, or three percent of gross revenues, where the entity provides only property management services. In the case of industrial and commercial properties which are leased for ten or more years on a triple net lease basis, the maximum property management fee is one percent of our gross revenues over the term of each lease plus a one-time leasing fee of three percent of the total base rents payable for the first five years of the lease term, payable in five equal annual installments. The property management fees paid to Carey Asset Management may not exceed the usual and customary amounts charged for similar services in the same geographic region.

(4) If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Carey Asset Management a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Carey Asset Management. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

           -- the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

           -- the success of Carey Asset Management in generating opportunities that meet our investment objectives;

           -- the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

           -- additional revenues realized by Carey Asset Management through their relationship with us;

           -- the quality and extent of service and advice furnished by Carey Asset Management;

           -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

           -- the quality of our portfolio in relationship to the investments generated by Carey Asset Management for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Carey Asset Management than the current fee structure.

(5) Following our termination of the advisory agreement, Carey Asset Management will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination if the advisory agreement is terminated as follows:

           --  in connection with our change of control;

           -- by us for any reason other than "cause" as defined in the advisory agreement; or

           -- by Carey Asset Management for "good reason" as defined in the advisory agreement,

     Carey Asset Management also shall be entitled to the payment of the termination fee and any subordinated acquisition fees accrued for which payment has been deferred. Carey Asset Management shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to Carey Asset Management in the event of a termination shall be evidenced by a promissory note. The termination fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred which relate to the appreciation of the properties

           -- shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us;

           -- shall not be due and payable until the property to which the fees relate is sold or refinanced; and

           -- shall not bear interest until the property to which the fees relate is sold or refinanced.

     Carey Asset Management shall not be entitled to payment of the termination fee in the event the advisory agreement is terminated because of the failure of us and Carey Asset Management to establish a fee structure appropriate for a perpetual-life entity in the event the shares are listed on a national securities exchange or are included for quotation on Nasdaq. The termination fee is an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total of the total capital invested in CPA(R):14 plus an amount equal to a cumulative return of six percent through the termination date reduced by the total distributions paid by us from our inception through the termination date.

(6) Carey Asset Management may choose to take the performance fee in cash or restricted shares. For purposes of calculating the value per share of restricted stock given for payment of the performance fee, the price per share shall be (i) the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, (ii) $10 per share. The restricted stock will vest ratably over a period of five years and is non-transferable during this vesting period.

(7) In the event the shares are listed on a national securities exchange or included for quotation on Nasdaq, Carey Asset Management shall be paid the subordinated incentive fee. The fee will vary based on the return received by shareholders. The return will be calculated by adding the total distributions paid by CPA(R):14 and the market value of CPA(R):14, calculated on the basis of the average market value of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. This total will be divided by the sum of the total amount of capital raised by CPA(R):14 and the total cash flow necessary to generate a six percent cumulative return as of the date the return is calculated. This return is referred to as the "Hypothetical Return" in the following table. The fee is paid on the excess of the actual return over the Hypothetical Return. The subordinated incentive fee will be paid as follows:

                                                HYPOTHETICAL RETURN
                                        -----------------------------------
FEE (PERCENTAGE OF                      GREATER THAN OR
EXCESS RETURN)                             EQUAL TO               LESS THAN
------------------                      ---------------    AND    ---------
     12%..............................         6%                     7%
     13%..............................         7%                     8%
     14%..............................         8%                     9%
     15%..............................         9%                    --


     Carey Asset Management has the option to receive the fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive fee is paid to Carey Asset Management as a result of the listing of the shares, no termination fee will be paid to Carey Asset Management if the advisory agreement is terminated after the listing.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             CONFLICTS OF INTEREST

     There will be various conflicts of interest in the operation of our business. The independent directors will have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. Possible conflicts of interest include the following:

CAREY ASSET MANAGEMENT MAY REALIZE SUBSTANTIAL COMMISSIONS, FEES AND OTHER COMPENSATION.

     A transaction involving the purchase, financing, lease and sale of any property by CPA(R):14 may result in the immediate realization by Carey Asset Management and its affiliates of substantial commissions, fees, compensation and other income. In most cases, Carey Asset Management has discretion with respect to all decisions relating to any such transaction. Potential conflicts may arise in connection with a decision by Carey Asset Management (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to Carey Asset Management. We may purchase, sell or finance properties through affiliates of Carey Asset Management engaged in the real estate brokerage business or through our other affiliates.

AGREEMENTS BETWEEN US AND CAREY ASSET MANAGEMENT ARE NOT ARM'S-LENGTH
AGREEMENTS.

     Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between us and Carey Asset Management or any of its affiliates will not be the result of arm's-length negotiations. Certain provisions of our bylaws require that compensation to Carey Asset Management and its affiliates be approved by a majority of the independent directors and that terms of future transactions with affiliates be no less favorable to us than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location. The initial independent directors were selected by the sponsor and have subsequently been reelected by the shareholders.

WE MAY MAKE PURCHASES AND OR TAKE LOANS FROM AFFILIATES.

     We may purchase properties from affiliates of Carey Asset Management if the purchase is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Procedures, Objectives and Policies." We also may borrow funds from Carey Asset Management or its affiliates:

      -- if, at any time when proceeds of this offering are being held by the escrow agent, we do not have sufficient funds to provide the equity portion of a particular investment; or

      -- to provide the debt portion of a particular investment if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by Carey Asset Management or the affiliate.


     See "Investment Procedures, Objectives and Policies." We may borrow funds on a short-term basis from Carey Asset Management or its affiliates.


     We may not invest in other REITs advised or managed, directly or through affiliates, by the sponsor, its subsidiaries or Wm. Polk Carey and with respect to which the sponsor, its subsidiaries or Wm. Polk Carey receive separate fees. Additionally, we will not sell properties to the sponsor, Carey Asset Management or any director or any of their respective affiliates, except in the case of an exercise of a right of first refusal by an affiliated joint venture partner.

     Every transaction entered into between us and Carey Asset Management or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. Each transaction between us and Carey Asset Management or any of its affiliates must be approved by a majority of the independent directors who are otherwise disinterested in the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

COMPETITION WITH CPA(R):14 FROM AFFILIATES OF CAREY ASSET MANAGEMENT IN THE PURCHASE, SALE, LEASE AND OPERATION OF PROPERTIES.

     W.P. Carey & Co. LLC specializes in providing lease financing services to major corporations and, therefore, may be in competition with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. W.P. Carey & Co. LLC, its subsidiaries and Wm. Polk Carey currently manage or advise private real estate investment partnerships, REITs and limited liability companies whose investment and rate of return objectives are substantially similar to ours. In addition, they expect to manage or advise, directly or through affiliates, additional REITs, public and private investment partnerships and other investment entities.

     The CPA(R) Programs have investment policies similar to ours and, therefore, may be in competition with us for properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. Affiliates of Carey Asset Management intend to offer interests in other REITs, partnerships or public or private investment entities, some of which may have similar investment objectives as ours and may be in a position to acquire properties at the same time as us. Affiliates of Carey Asset Management may have an ownership interest in the other REIT.

     Carey Asset Management will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If Carey Asset Management or any of its affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

      --  cash flow from the property;

      -- the effect of the acquisition of the property on the diversification of each entity's portfolio;

      --  rental payments during any renewal period;

      --  the amount of equity required to make the investment;

      --  the policies of each entity relating to leverage;

      --  the funds of each entity available for investment; and

      -- the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

     Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In joint ownership, the investment of each entity will be on substantially similar terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. See "Risk Factors -- Our Participation in Joint Ventures Creates Additional Risks." To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. It is the responsibility of the directors (including the independent directors) to insure that the method used to allocate transactions is applied fairly to us.

IT IS POSSIBLE THAT CAREY ASSET MANAGEMENT OR ITS AFFILIATES COULD ACQUIRE ADJACENT PROPERTIES TO PROPERTIES PURCHASED BY US.

     Although, it is not expected to occur, if Carey Asset Management or any of its affiliates acquires properties that are adjacent to one of our properties, the value of such properties may be enhanced by our interests. It also is possible that these properties could be in competition with our properties for prospective tenants.

COMPETITION FROM AFFILIATES OF CAREY ASSET MANAGEMENT FOR THE TIME AND SERVICES OF OFFICERS AND DIRECTORS.

     We depend on the board and Carey Asset Management for our operations and for the acquisition, operation and disposition of our investments. Carey Asset Management has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See "Management -- Advisory Agreement." Most officers of Carey Asset Management, are also officers, directors and/or employees of W.P. Carey & Co. LLC. Some officers of affiliates of Carey Asset Management will be performing similar services for the CPA(R) Programs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of Carey Asset Management. Carey Asset Management serves in the same advisory capacity for Corporate Property Associates 10 Incorporated (or "CPA(R):10"), Corporate Property Associates 12 Incorporated (or "CPA(R):12") Carey Institutional Properties Incorporated (or "CIP(R)") as it does for CPA(R):14. Carey Fiduciary Advisors, Carey Asset Management and their affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and the shareholders. See "Management." Neither Carey Financial, Carey Asset Management nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

THE DEALER MANAGER IS AFFILIATED WITH CAREY ASSET MANAGEMENT.

     Carey Financial, a subsidiary of W.P. Carey & Co. LLC and an affiliate of Carey Asset Management, will receive a selling commission for each share sold by it (except for sales made to Carey Asset Management, its employees or its affiliates) and annual servicing fees with respect to shares held by its clients, and will receive reimbursement for specified expenses. See "The Offering."

CAREY ASSET MANAGEMENT, ITS AFFILIATES AND WE SHARE COMMON COUNSEL.

     Reed Smith LLP, our counsel in connection with this offering, is also counsel to Carey Asset Management, Carey Financial and various affiliates, including the CPA(R) Programs and W.P. Carey & Co. In the event any legal controversy arises in which our interests appear to be in conflict with those of Carey Asset Management, Carey Financial or their affiliates, other counsel will be retained for one or more parties.

     The following chart shows the relationship among Carey Asset Management, its affiliates and CPA(R):14. See "Management."

                    [WILLIAM P. CAREY ORGANIZATIONAL CHART]

                         PRIOR OFFERINGS BY AFFILIATES

     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. IN ADDITION, THE TABLES INCLUDED AS EXHIBITS TO THIS PROSPECTUS DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CPA(R):14, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

     Affiliates of Carey Asset Management have organized the limited partnerships listed below:

      --  Corporate Property Associates

      --  Corporate Property Associates 2

      --  Corporate Property Associates 3

      --  Corporate Property Associates 4, a California limited partnership

      --  Corporate Property Associates 5

      --  Corporate Property Associates 6 -- a California limited partnership

      --  Corporate Property Associates 7 -- a California limited partnership

      --  Corporate Property Associates 8, L.P., a Delaware limited partnership

      --  Corporate Property Associates 9, L.P.

On January 1, 1998, these nine partnerships were combined to form Carey Diversified LLC, a New York Stock Exchange listed limited liability company. The partnerships no longer operate as independent entities. Carey Diversified subsequently merged with W.P. Carey & Co. Inc. and is known as W.P. Carey & Co. LLC.

     Affiliates of Carey Asset Management have also organized the REITs listed below (in addition to CPA(R):14):

               --  Corporate Property Associates 10 Incorporated

               --  Carey Institutional Properties Incorporated

               --  Corporate Property Associates 12 Incorporated

     These REITs and the CPA(R) limited partnerships are referred to as the "CPA(R) Programs." The primary investment objectives of the CPA(R) Programs are similar to ours.

     The following is information relating to the CPA(R)Programs as of December 31, 2000:

Total equity raised:                                       $1,403,075,430
Total investors:                                                   41,350
Number of Properties Purchased:                                       572
Aggregate Purchase Price of Properties:                    $2,628,130,087
Total Equity Investment in Properties:                     $1,372,506,360
Total Mortgage Financing:                                  $1,255,623,727

     The CPA(R) Programs have invested in the following types of properties:

                  PROPERTY TYPE DIVERSIFICATION BY SQUARE FEET

                     [PROPERTY TYPE DIVERSIFICATION CHART]

Distribution/Warehouse       24%

Hotel                         3%

Office/Research              19%

Industrial/Manufacturing     35%

Manufacturing/Distribution    6%

Office/Warehouse              1%

Retail/Services              13%

     The properties owned by the CPA(R) Programs as of December 31, 2000 are located throughout the United States, England and France as shown on the map below.

                            REGIONAL DIVERSIFICATION

                   [MAP INDICATING REGIONAL DIVERSIFICATION]

     When acquired by the CPA(R) Programs, approximately 22% of the properties had newly constructed buildings or buildings being constructed and approximately 78% had previously constructed buildings (based on the purchase price). When purchased by the CPA(R) Programs, all of the properties were single-tenant commercial, industrial and governmental real property (or interests therein). The CPA(R) Programs have made no loans or participating loans and have entered into 30 joint ventures with affiliated programs (23% of all transactions entered into by the CPA(R) Programs). More detailed information with respect to investments by the CPA(R) Programs is separately presented in tabular form for the CPA(R) Programs in Exhibit 99 to Part II of the registration statement. Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, (800) 972-2739, CPA(R):14 will provide, at no fee, copies of Exhibit 99.

     The leveraged percentage achieved by the CPA(R) REITs are as follows:

CPA(R):10...............................................  59.28%
CIP(R)..................................................  57.24%
CPA(R):12...............................................  47.48%

     The CPA(R) Programs, including W.P. Carey & Co. LLC, have sold all or a portion of 90 properties as of December 31, 2000.

Total properties sold......................................            90
Original purchase price of properties sold.................  $252,467,530
Equity investment in properties sold.......................  $111,130,620
Amount received from sale of properties....................  $257,516,487
Net proceeds from sales (after expenses and payment of
  mortgage debt)...........................................  $159,241,564

More detailed information with respect to the properties sold by the CPA(R) Programs between January 1, 1995 and December 31, 2000 is presented in tabular form in Table V (Sales or Dispositions of Properties) in Exhibit A to this prospectus.

     Some CPA(R) Programs have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) Program for certain periods of time, but, with four exceptions, have not caused the affected CPA(R) Program to reduce their rate of distributions to partners. See Table III (Operating Results of Prior Programs) in Exhibit A to this prospectus for overall results of operations of the affected CPA(R) Programs.

     The management of the affected CPA(R) Program has undertaken a number of measures to mitigate the adverse effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA(R) Programs and, where appropriate, settling litigation. Of the approximately 150 tenants with which the CPA(R) Programs have entered into leases, 15 have subsequently sought protection from creditors in bankruptcy. Properties formerly leased to nine of these tenants have been re-leased or sold. Four other tenants have affirmed their leases and the leases of the remaining two tenants are currently the subject of negotiations described below.

     Most CPA(R) Programs in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA(R) Program. Although several CPA(R) Programs have experienced the types of adverse business developments described above, only four CPA(R) Programs, CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 have had to reduce the rate of distributions to their partners or shareholders as a result of adverse developments. The reductions in distribution rates in each of CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 were followed by increases in the distribution rates. The distribution rate of CPA(R):7 exceeded the rate in effect before the reductions when it was merged with Carey Diversified while the distribution rate of CPA(R):1 and CPA(R):5 had not reached the rate in effect before the reduction at the time of the merger.

     Most of the adverse developments which have occurred have been resolved. These include the filings for protection from creditors under the bankruptcy code by approximately 29 tenants of the CPA(R) Programs. The management of these programs has addressed these bankruptcies primarily by re-leasing the properties to new tenants or by restructuring the original leases at a reduced rental. Certain of the properties have been sold at a loss or transferred in exchange for a release of the related mortgage debt.

     Additional information concerning the CPA(R) Programs is set forth in tabular form in Exhibit A to this prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to W. P. Carey & Co. LLC" in Table II; "Operating Results of Prior Programs" in Table III; "Results of Completed Programs" in Table IV and "Sales or Dispositions of Properties" in Table V. In addition, upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, (800) 972-2739, CPA(R):14 will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) Programs and, at a reasonable fee, the exhibits to the annual report. These annual reports and exhibits are also available at the Securities Exchange Commission's Web site at www.sec.gov.

                                   MANAGEMENT

     We operate under the direction of the board, the members of which are accountable to us and our fellow shareholders as fiduciaries. A majority of the independent directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws. The board is responsible for the management and control of our affairs. The board has retained Carey Asset Management to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board's supervision. We currently have six directors. We must have at least three and may have no more than nine directors.

     A majority of the board must be comprised of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of, W. P. Carey & Co. LLC, Carey Asset Management or any of their affiliates, except that an independent director may serve as a director, officer or trustee for not more than two other REITs organized or advised by W. P. Carey & Co. LLC or advised by Carey Asset Management. An independent director may not perform material services for CPA(R):14, except to carry out the responsibilities of director. Two of the directors are affiliates of Carey Asset Management and four are independent directors. An independent director is a director who is not and has not for the last two years been associated with W. P. Carey & Co. LLC, Carey Asset Management or any of its affiliates other than up to two other public REITs sponsored by W. P. Carey & Co. LLC. All of the initial directors were recommended by W. P. Carey & Co. LLC.


     Each director will hold office until the next annual meeting of shareholders or until his/her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.


     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. The term "cause" as used in this context is a term used in the Maryland General Corporate Law. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect of the Maryland law's lack of a definition of cause is that we cannot provide investors with a definition for "cause." As a result of this uncertainty, investors may not know what actions by a director may be grounds for removal.

     Unless filled by a vote of the shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

      -- in the case of a director who is not an independent director (an "affiliated director"), by a vote of a majority of the remaining affiliated directors; or

      -- in the case of an independent director, by a vote of a majority of the remaining independent directors unless there are no remaining affiliated directors or independent directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

     The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will generally be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on Carey Asset Management. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director a quarterly fee of $2,750 and a meeting fee of $1,000 per meeting. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $60,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of Carey Asset Management. The board may change the compensation of directors.

     Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us and Carey Asset Management to assure that the policies are in the best interest of the shareholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

     The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with Carey Asset Management or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of Carey Asset Management and determining that the compensation to be paid to Carey Asset Management is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

      -- the amount of the fee paid to Carey Asset Management in relation to the size, composition and performance of CPA(R):14's investments;

      -- the success of Carey Asset Management in generating appropriate investment opportunities;

      -- rates charged to other REITs and other investors by advisers performing similar services;

      -- additional revenues realized by Carey Asset Management and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

      -- the quality and extent of service and advice furnished by Carey Asset Management, the performance of our investment portfolio; and

      -- the quality of our portfolio relative to the investments generated by Carey Asset Management for its other clients.

     Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (i) the removal of Carey Asset Management, any director or any affiliate; or (ii) any transaction between us and Carey Asset Management, any director or any affiliate.

DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):14

     Our directors and executive officers are as follows:


                   NAME                                        OFFICE
                   ----                                        ------
Wm. Polk Carey.............................  Chairman of the Board and Director
H. Augustus Carey..........................  Vice Chairman of the Board
Gordon J. Whiting..........................  President
George E. Stoddard.........................  Director
William Ruder..............................  Director*
Warren G. Wintrub..........................  Director*
Thomas E. Zacharias........................  Director*
Gordon F. DuGan............................  Executive Vice President
Claude Fernandez...........................  Managing Director
John J. Park...............................  Managing Director and Chief Financial
                                             Officer
Debra E. Bigler............................  Senior Vice President and Regional
                                             Marketing Director
Susan C. Hyde..............................  Senior Vice President and Secretary
Ted G. Lagreid.............................  Senior Vice President and Regional
                                             Marketing Director
David Marvin...............................  Senior Vice President
Anthony S. Mohl............................  Senior Vice President -- Acquisitions
Michael D. Roberts.........................  Senior Vice President and Controller


---------------
* Independent Director

     The following is a biographical summary of the experience of our directors and executive officers:

     Wm. Polk Carey, age 70, elected Chairman in June 1997, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers) and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received a Sc.D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He has served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence Klein the Economics Research Institute at that University. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(R) and CPA(R):12 and W.P. Carey & Co. LLC. Mr. Carey is an uncle of H. Augustus Carey.

     H. Augustus Carey, age 43, elected Vice Chairman of the Board in June 2000, returned to W.P. Carey & Co. Inc. as a Vice President in August 1988, and was elected First Vice President in April 1992, Senior Vice President in October 1995 and Managing Director in January 1996. Mr. Carey previously worked for W.P. Carey & Co. Inc. from 1979 to 1981, as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979, and a M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is a member and former Chairman of the Corporate Advisory Council for the International Association for Investment Planners, a Trustee for the Oxford Management Center Advisory Council and Chairman of the Investment Program Association. He is the nephew of Wm. Polk Carey.

     Gordon J. Whiting, age 35, elected President in June 2000, was elected Executive Director of W.P. Carey & Co., Inc. in April 1999. Mr. Whiting joined W.P. Carey & Co., Inc. in September 1994, as a

Second Vice President after receiving an M.B.A. from the Columbia University Graduate School of Business, where he concentrated in Finance. Mr. Whiting was elected a Vice President of W.P. Carey & Co., Inc. in October 1995, a First Vice President in April 1997, and Senior Vice President in April 1998. Mr. Whiting also serves as Executive Director and Assistant Secretary of W.P. Carey & Co., LLC. Mr. Whiting founded an import/export company based in Hong Kong after receiving a B.S. in Business Management and Marketing from Cornell University.


     George E. Stoddard, age 84, elected director in June 1997, was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He joined W.P. Carey & Co., Inc. in 1979, as Chief Investment Officer. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard also serves as a Chief Investment Officer of W.P. Carey & Co. LLC. Mr. Stoddard is a director of CPA(R):10, CIP(R) and CPA(R):12, CPA(R):15 and W.P. Carey & Co., LLC.


     William Ruder, age 79, elected director in June 1997, is Chairman of the Board of William Ruder Incorporated, a consulting firm founded in 1981. From 1948 to 1981, Mr. Ruder was in partnership with David Finn at the firm of Ruder & Finn, an international public relations company. He is a former Assistant Secretary of Commerce of the United States and is on the board of directors of the United Nations Association of the United States of America, Junior Achievement and the Council of Economic Priorities. He is a member of the Board of Overseers of the Wharton School of the University of Pennsylvania and has also served as a consultant to the Communications Advisory Board to the White House Press Secretary, the Committee for Economic Development and the Office of Overseas Schools for the U.S. State Department. Mr. Ruder is a Tobe Lecturer at Harvard Graduate School of Business and is associated with several other businesses, civic and cultural organizations. He received a B.S.S. degree from the City College of New York. Mr. Ruder served as a director of W.P. Carey & Co. from 1987 to 1990. Mr. Ruder is a director of CPA(R):10 and CPA(R):12.


     Warren G. Wintrub, age 67, elected director in June 1997, retired in 1992 from Coopers & Lybrand L.L.P., now PricewaterhouseCoopers, after 35 years. Mr. Wintrub was elected a partner PricewaterhouseCoopers in 1963, and specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988, and as a Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an L.L.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Petroleum Co. Mr. Wintrub is a director of CPA(R):10, CPA(R):15 and CIP(R).



     Thomas E. Zacharias, age 47, elected director in June 1997, is currently a Senior Vice President of MetroNexus North America. MetroNexus, which has a strategic alliance with Morgan Stanley Real Estate Funds, is an operating company capitalized for the acquisition, development, leasing and management of state-of-the-art carrier-neutral telecom facilities in North America and Europe. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S. Inc., a subsidiary of Lend Lease Corporation. Lend Lease is a global real estate investment management, property development and construction management company. In the U.S., Lend Lease is the largest advisor of pension fund capital in real estate. Between 1986 and 1998, Mr. Zacharias served as Vice President at Corporate Property Investors. Corporate Property Investors, prior to its merger into Simon Property Group in 1998, which at the time was the largest private equity REIT in the U.S. Prior to joining Corporate Property Investors in 1981, Mr. Zacharias was an officer at the New York State Urban Development Corporation from 1979-1981. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Master in Business Administration from the Yale School of Management in 1979. He is also a director of CIP and CPA:12. He is a member of the Urban Land Institute, the International Council of Shopping Centers and the Real Estate Board of New York.

     Gordon F. DuGan, age 34, elected Executive Vice President in June 1999, was elected President of W.P. Carey & Co. Inc. in September 1999. Having originally joined W.P. Carey & Co. Inc. in 1988, Mr. DuGan remained as Senior Vice President in the Acquisition Department until September 1995. Mr. DuGan then rejoined W.P. Carey & Co. Inc. as Deputy Head of Acquisitions in February 1997. From October 1995 until February 1997, Mr. DuGan served as Chief Financial Officer of Superconducting Core Technologies, a Colorado wireless communications equipment manufacturer. Mr. DuGan joined W.P. Carey & Co. Inc. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in finance. Mr. DuGan is a director and President of W.P. Carey & Co., LLC. and serves as its President and Chief Acquisitions Officer.



     Claude Fernandez, age 48, elected Executive Vice President and Chief Administrative Officer in June 1997, joined W.P. Carey & Co. Inc. as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986 and is now a Managing Director. Mr. Fernandez is also an Executive Vice President of Financial Operations for W.P. Carey & Co. LLC. Prior to joining W.P. Carey & Co. Inc., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his B.S. degree in Accounting from New York University in 1975 and his M.B.A. in Finance from Columbia University Graduate School of Business in 1981.



     John J. Park, age 36, elected Managing Director in April 1999, was elected Senior Vice President in June 1997, a First Vice President of W.P. Carey & Co. Inc. in April 1993 and Senior Vice President in October 1995. He is also Managing Director and Chief Financial Officer for W.P. Carey & Co LLC. Mr. Park joined W.P. Carey & Co. Inc. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received his B.S. in Chemistry from the Massachusetts Institute of Technology in 1986 and an M.B.A. from New York University in 1991.


     Debra E. Bigler, age 48, elected Senior Vice President in June 1997, became Vice President and Marketing Director of W.P. Carey & Co. in July 1991 and a First Vice President in October 1995. Ms. Bigler is also Senior Vice President for W.P. Carey & Co., LLC. A regional marketing director responsible for investor services in the south and south central United States, Ms. Bigler joined W.P. Carey & Co. in March 1989 as Assistant Marketing Director. Ms. Bigler was employed as a Marketing Associate with E.F. Hutton & Company Inc. from July 1980 to January 1989.

     Susan C. Hyde, age 32, is a Senior Vice President and a Director of Investor Relations of W.P. Carey & Co. Inc. Ms. Hyde is also a Senior Vice President, and Deputy Director of Marketing for W.P. Carey & Co. LLC. Ms. Hyde joined W.P. Carey & Co. in 1990, became a Second Vice President in April 1995 and a Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990 where she received a B.S. degree in Business Administration with a concentration in marketing and a B.A. degree in English.

     Ted G. Lagreid, age 49, elected Senior Vice President in June 1997, joined W.P. Carey & Co. Inc. in 1994 and became a First Vice President in October 1995. Mr. Lagreid is a regional marketing director responsible for investor services in the western United States. Mr. Lagreid is also a Senior Vice President for W.P. Carey& Co LLC. Prior to joining the firm, from July 1993 through October 1994, he was employed by the Shurgard Capital Group then from January 1991 to July 1993, for SunAmerica where he was an executive in its mutual funds group. He earned an A.B. from the University of Washington, received an M.P.A. from the University of Puget Sound and then spent eight years in the City of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

     David W. Marvin, age 49, became a Senior Vice President of W.P. Carey & Co. Inc. in April 1999. Mr. Marvin joined W.P. Carey & Co. Inc. in 1995 as a Vice President regional marketing director for the northeastern United States and was appointed First Vice President in April 1998. Mr. Marvin is also a Senior Vice President for W.P. Carey & Co. LLC. Previously he spent 15 years at Prudential-Bache and Kidder-Peabody, as well as was a national director of sales with Cigna Corporation. Mr. Marvin received his B.A. from the University of Massachusetts at Amherst.

     Anthony S. Mohl, age 39, became a Senior Vice President in June 1997. Mr. Mohl joined W.P. Carey & Co. Inc. as Assistant to the President in September 1987 after receiving an M.B.A. from the Columbia University Graduate School of Business and became a Second Vice President in January 1990 and a Vice President in April 1992. Mr. Mohl is also the Senior Director for France of W.P. Carey & Co. LLC. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving an undergraduate degree from Wesleyan University.

     Michael D. Roberts, age 49, elected Senior Vice President in June 1997, joined W.P. Carey & Co. Inc. in April 1989, as a Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989, and First Vice President in July 1990. Mr. Roberts is also a Senior Vice President and Controller of W.P. Carey & Co. LLC. From August 1980 to February 1983 and from September 1983 to April 1989, he was employed by Coopers & Lybrand L.L.P. and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his M.B.A. from Northeastern University.

     Some of our directors and officers act as directors or officers of the general partners of other CPA(R) Programs and may own interests in those CPA(R) programs.

CAREY ASSET MANAGEMENT

     Carey Asset Management is 100% owned by W.P. Carey & Co. LLC. W.P. Carey & Co. LLC is a public limited liability company that specializes in arranging private financing for major corporations, principally net lease financings of real property, and the officers of W.P. Carey & Co. LLC have an extensive background in this area. Properties financed with the assistance of W.P. Carey & Co. LLC have included office buildings, manufacturing plants, distribution and retail facilities, warehouses, movie theaters and hotels.

DIRECTORS AND PRINCIPAL OFFICERS OF CAREY ASSET MANAGEMENT

     The directors and principal officers of Carey Asset Management are as follows:


                   NAME                                        OFFICE
                   ----                                        ------
Wm. Polk Carey.............................  Chairman of the Board and Director
George E. Stoddard.........................  Chairman of the Investment Committee and
                                               Director
Frank J. Hoenemeyer........................  Vice Chairman of the Investment Committee
                                               and Director
Lawrence R. Klein..........................  Chairman of the Economic Policy Committee
                                               and Director
Nathaniel S. Coolidge......................  Director
Gordon F. DuGan............................  President
John J. Park...............................  Managing Director and Chief Financial
                                             Officer
Claude Fernandez...........................  Managing Director
Gordon J. Whiting..........................  Executive Director
Anne R. Coolidge...........................  Executive Director
Edward V. LaPuma...........................  Executive Director
W. Sean Sovak..............................  Executive Director
H. Augustus Carey..........................  Managing Director and Secretary
Debra E. Bigler............................  Senior Vice President and Regional
                                             Marketing Director
Ted G. Lagreid.............................  Senior Vice President and Regional
                                             Marketing Director
David W. Marvin............................  Senior Vice President and Regional
                                             Marketing Director

                   NAME                                        OFFICE
                   ----                                        ------
Anthony S. Mohl............................  Senior Director -- France
Michael D. Roberts.........................  Senior Vice President and Controller
Susan C. Hyde..............................  Senior Vice President, Deputy Director of
                                               Marketing

     The following is a biographical summary of the experience of the directors and executive officers of Carey Asset Management:

     Information regarding Messrs. W. P. Carey, Stoddard, DuGan, Fernandez, H.A. Carey, Park, Mohl, Lagreid, Roberts, Whiting, Marvin, Ms. Bigler and Ms. Hyde is set forth under "Management -- Directors and Principal Officers of CPA(R):14."

     Frank J. Hoenemeyer, age 81, elected Vice Chairman of the Investment Committee and director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investments in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer was graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an M.B.A. from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.

     Dr. Lawrence R. Klein, age 80, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. Inc. in 1984, as Chairman of the Economic Policy Committee and as a director. Dr. Klein is a director of W.P. Carey & Co. LLC and serves as Chairman of the Economic Policy Committee.

     Nathaniel S. Coolidge, age 62, former Senior Vice President of John Hancock Mutual Life Insurance retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department which was responsible for managing fixed income investments. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge holds a B.A. from Harvard University.


     Anne R. Coolidge, age 32, an Executive Director, joined W.P. Carey & Co. Inc. in 1993, as Assistant to the Chairman, was elected a Vice President in April 1998, and First Vice President in March 1999 and Executive Director in March 2000. Ms. Coolidge received an A.B. from Harvard College magna cum laude and an M.B.A. from Columbia University's Graduate School of Business.


     Edward V. LaPuma, age 28, became an Executive Director of W.P. Carey & Co. Inc. in April 1999. Mr. LaPuma joined W.P. Carey & Co. Inc. as an Assistant to the Chairman in July 1995, became a Second Vice President in July 1996, a Vice President and Research Officer in April 1997, and a First Vice President in April 1998. Mr. LaPuma is also an Executive Director and Assistant Secretary for
W. P. Carey & Co. LLC. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in

Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.


     W. Sean Sovak, age 29, an Executive Director, joined W.P. Carey & Co. Inc. as Assistant to the Chairman in 1994, and was elected First Vice President in April 1998. He was appointed to First Vice President in April 1998. Mr. Sovak is also an Executive Director for W. P. Carey & Co. LLC. Mr. Sovak was graduated summa cum laude from the University of Pennsylvania's Wharton School, where he concentrated in Finance.


     The principal officers of Carey Asset Management and the offices to which they have been elected substantially are the same as those for CPA(R):14. All of the officers and directors of Carey Asset Management have been elected to serve until the next annual meeting of Carey Asset Management to be held in 2001.

SHAREHOLDINGS

     Carey Asset Management currently owns 20,000 shares, which constitutes less than one-tenth of one percent of the outstanding shares as of December 31, 2000. Carey Asset Management may not sell any of these shares during the period it serves as our advisor. Furthermore, any resale of the 20,000 shares that Carey Asset Management currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Carey Asset Management is not prohibited from acquiring additional shares, Carey Asset Management has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. However, Carey Asset Management has the option to elect to take its performance fee in the form of stock. There is no limitation on the ability of Carey Asset Management or its affiliates to resell any shares they may acquire in the future. If 40,000,000 shares are sold, Carey Asset Management will own less than 0.07% of the shares. Carey Asset Management has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Carey Asset Management or any of its affiliates.

MANAGEMENT DECISIONS

     Each potential investment will be submitted for review to the investment committee. The board of directors Carey Asset Management has empowered the investment committee to authorize and approve our investments, provided that the members of the committee attending a meeting agree unanimously on the action to be taken. However the board of Carey Asset Management retains ultimate authority to authorize and approve our investments on our behalf without the approval of, and irrespective of any adverse recommendation by, the investment committee or any other person, except our board.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors, Carey Asset Management and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, Carey Asset Management or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, Carey Asset Management or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors, Carey Asset Management or their affiliates; and

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from its shareholders.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless Carey Asset Management and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any controlling person, director or officer of CPA(R):14 is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to CPA(R):14 and the shareholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, Carey Asset Management or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either

      -- approves the settlement and finds that indemnification of the settlement and related costs should be made; or

      -- there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

ADVISORY AGREEMENT

     Many of the services to be performed by Carey Asset Management and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Carey Asset Management and its affiliates will perform for us and it is not intended to include all of the services which may be provided to us by third parties.

     Under the terms of the advisory agreement, Carey Asset Management undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board. In its performance of this undertaking, Carey Asset Management, either directly or indirectly by engaging an affiliate, shall (subject to the authority of the board):

      -- identify, present and recommend to us a continuing series of real estate investment opportunities consistent with our investment policies and objectives;

      -- provide advice to us, and act on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

      -- make investments on our behalf in compliance with our investment procedures, objectives and policies;

      -- take the actions and obtain the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

      -- provide day-to-day management of our business activities and the other administrative services for us as requested by the board.

     The board has authorized Carey Asset Management to make investments in any property on our behalf without the approval of the board if the following conditions are satisfied:

      -- Carey Asset Management must obtain an appraisal for the property indicating that the total cost of the property including fees does not exceed the appraised value of the property; and

      -- Carey Asset Management must provide us with a representation that the property, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment procedures, objectives and policies as established by the board and then in effect.

     The term of the advisory agreement ends on December 31, 2001 and thereafter will be automatically renewed for successive one-year periods unless either party shall give the other party written notice of non-renewal not less than 60 days before the end of any one-year period. Additionally, the advisory agreement may be terminated

      -- immediately by us for "cause" or upon the bankruptcy of Carey Asset Management or a material breach of the advisory agreement by Carey Asset Management,

      -- without cause by a majority of the independent directors or shareholders upon 60 days' notice, or

      --  immediately with good reason by Carey Asset Management.

"Good reason" is defined in the advisory agreement to mean either

      -- any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement or

      -- any material breach of the advisory agreement of any nature whatsoever by us.

"Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Carey Asset Management or a breach of the advisory agreement by Carey Asset Management.

     Carey Asset Management and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Carey Asset Management must devote sufficient resources to the administration of CPA(R):14 to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that Carey Asset Management may assign the advisory agreement to an affiliate that has a net worth of $5,000,000 or more or for whom
W. P. Carey & Co. LLC agrees to guarantee its obligations to us. Either we or Carey Asset Management may assign or transfer the advisory agreement to a successor entity.

     Carey Asset Management may not make any loans on our behalf without the prior approval of a majority of the independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Carey Asset Management, subject at all times to compliance with the foregoing requirements.

     Some types of transactions require the prior approval of the board, including a majority of the independent directors, including the following:

      -- investments in properties in respect of which the requirements specified above have not been satisfied;

      -- investments made through joint venture arrangements with affiliates of Carey Asset Management;

      -- investments which are not contemplated by the terms of this prospectus;

      -- transactions that present issues which involve conflicts of interest for Carey Asset Management (other than conflicts involving the payment of fees or the reimbursement of expenses);

      -- investments in equity securities (other than warrants acquired in connection with net lease transactions); and

      -- the lease of assets to W. P. Carey & Co. Inc., any director or Carey Asset Management.

     We will reimburse Carey Asset Management for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

      -- organization and offering expenses, which include expenses attributable to preparing the registration statement, formation and organization of CPA(R):14, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares (including, but not limited to, selling commissions, advertising expenses, expense reimbursement, counsel and accounting fees);

      -- the annual cost of goods and materials used by us and obtained from entities not affiliated with W. P. Carey & Co. LLC, including brokerage fees paid in connection with the purchase and sale of securities;

      -- administrative services (including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Carey Property Advisors receives a separate fee);

      -- rent, leasehold improvement costs, utilities or other administrative items generally constituting Carey Asset Management's overhead; and

      -- acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

     Carey Asset Management must reimburse us at least annually for the amount by which our operating expenses exceed the greater of two percent of our average invested assets or 25% of our net income. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Carey Asset Management may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

     Carey Asset Management or its affiliates will be paid fees in connection with services provided to us. See "Management Compensation." In the event the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by Carey Asset Management, Carey Asset Management will be paid all accrued and unpaid fees and expense reimbursements, any unaccrued subordinated acquisition fees and in some circumstances will also be paid a termination fee. See "Management Compensation." We will not reimburse Carey Asset Management or its affiliates for services for which Carey Asset Management or its affiliates are entitled to compensation in the form of a separate fee.

     On June 28, 2000, the shareholders of Carey Diversified LLC voted to approve the merger between Carey Diversified and a subsidiary of W.P. Carey & Co., Inc. The combined company was renamed W.P. Carey & Co. LLC. W.P. Carey & Co. LLC and its subsidiary Carey Asset Management Corp. have assumed all of Carey Property Advisors' rights and obligations under the advisory agreement with CPA(R):14. This assignment did not change any of the terms of the advisory agreement.

     W.P. Carey & Co. LLC is listed on the New York Stock Exchange and Pacific Exchange under the symbol "WPC." Carey Asset Management Corp. is managed by the same directors, officers and employees as Carey Property Advisors.

                 INVESTMENT PROCEDURES, OBJECTIVES AND POLICIES

INVESTMENT PROCEDURES

     We invest primarily in single-tenant commercial, industrial and governmental real property, either existing or under construction, sometimes including the attached property. Generally, our properties will be net leased to entities Carey Asset Management deems creditworthy under leases which will be full recourse obligations of our tenants or their affiliates. In most cases, each lease will require the tenant to pay all of the costs of maintenance, insurance and real estate taxes.

     In analyzing potential acquisitions, Carey Asset Management reviews and structures many aspects of a transaction, including the tenant, the real estate and the lease to determine whether a potential acquisition can be structured to satisfy our acquisition criteria. Carey Asset Management considers the following aspects of each transaction:

    Tenant Evaluation. Carey Asset Management evaluates each potential tenant for its credit, management, position within its industry, operating history and profitability. Carey Asset Management seeks tenants it believes will have stable or improving credit. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance its current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of our property will likely increase (if all other factors affecting value remain unchanged). Carey Asset Management may also seek to enhance the likelihood of a tenant's lease obligations being satisfied, such as through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. This credit enhancement provides us with additional financial security. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. While Carey Asset Management will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. Carey Asset Management's and the investment committee's standards for determining whether a particular tenant is creditworthy vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant is determined on a tenant by tenant, case by case basis. Therefore, general standards for creditworthiness cannot be applied.

    Leases with Increasing Rent. Carey Asset Management seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are generally tied to increases in indices such as the consumer price index. In the case of retail stores, the lease may provide for participation in gross sales above a stated level. The lease may also provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus. Carey Asset Management seeks to avoid entering into leases that provide for contractual reductions in rents during their primary term.

    Properties Important to Tenant Operations. Carey Asset Management generally seeks to acquire properties with operations that are essential or important to the ongoing operations of the tenant. Carey Asset Management believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant. Carey Asset Management also seeks to assess the income, cash flow and profitability of the business conducted at the property so that, if the tenant is unable to operate its business, we can either continue operating the business conducted at the property or re-lease the property to another entity in the industry which can operate the property profitably.

    Lease Provisions that Enhance and Protect Value. When appropriate, Carey Asset Management attempts to include provisions in its leases that require its consent to specified tenant activity or require the tenant to satisfy specific operating tests. These provisions include, for example, operational and financial covenants of the tenant, prohibitions on a change in control of the tenant and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to us or could reduce the value of our properties.

    Diversification. Carey Asset Management will attempt to diversify our portfolio to avoid dependence on any one particular tenant, type of facility, geographic location or tenant industry. By diversifying our portfolio, Carey Asset Management reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

     Carey Asset Management uses a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. Typically, these equity enhancements involve warrants to purchase stock of the tenant or the stock of the parent of the tenant. If the value of the stock exceeds the exercise price of the warrant, equity enhancements helps us to achieve our goal of increasing funds available for the payment of distributions.

     As a transaction is structured, it is evaluated by the chairman of Carey Asset Management's investment committee. Before a property is acquired, the transaction is reviewed by the investment committee to ensure that it satisfies our investment criteria. The investment committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. Carey Asset Management places special emphasis on having experienced individuals serve on its investment committee and does not invest in a transaction unless it is approved by the investment committee.

     We believe that the investment committee review process gives us a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the investment committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) Programs for over 20 years.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

      --  Nathaniel S. Coolidge previously served as Senior Vice
          President -- Head of Bond & Corporate Finance Department of the John Hancock Mutual Life Insurance Company. His responsibility included overseeing fixed income investments for Hancock, its affiliates and outside clients.

      -- Lawrence R. Klein is the Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

     Each property purchased by us will be appraised by an independent appraiser. We will not purchase any property that has a total property cost (the purchase price of the property plus all acquisition fees) which is in excess of its appraised value. These appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value. The independent appraiser themselves must be approved by a majority of the board of directors, including a majority of the independent directors.

     Carey Asset Management's practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition. We intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property, although there can be no assurance that hazardous substances or wastes (as defined by present or future Federal or state laws or regulations) will not be discovered on the property. See "Risk Factors -- Potential liability for environmental matters could adversely affect our financial condition." We will also consider factors peculiar to the laws of foreign countries, in addition to the risk normally associated with real property investments, when considering an investment located outside the United States. See "Risk Factors -- International investments involve additional risks."

INVESTMENT OBJECTIVES

     Our objectives are:

      -- TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE THAT FOR TAXABLE SHAREHOLDERS MAY BE PARTIALLY FREE FROM CURRENT TAXATION. Our distribution rate is calculated by dividing quarterly cash distribution from operations by the amount of equity raised less amounts distributed to investors from the sale of properties and financings. Although the cash amount of a distribution may go down during the life of CPA(R):14, the distribution rate may continue to increase. If the total amount received by us from the sale of our properties is less than the total amount we invested, a portion of the distributions will represent a return of the money originally invested and not a return on the investment. There can be no assurance that we will pay regular distributions or that the distribution rate will increase. While prior CPA(R) Programs have occasionally used working capital to pay a portion of some distributions, cash flows from operating activities have generally exceeded distributions paid. See "Distributions."

      --  TO PURCHASE A PORTFOLIO OF REAL ESTATE THAT WILL INCREASE IN
          VALUE. An individual investing directly in real estate would not have to pay the organization and offering expenses we will pay. Therefore, we must realize a greater level of operating income from, and/or appreciation in the value of, our real estate in order for an investor to realize the same return he would realize if an investor invested directly in and operated the real estate purchased by us.

      -- TO INCREASE THE EQUITY IN OUR REAL ESTATE BY MAKING REGULAR MORTGAGE PRINCIPAL PAYMENTS. We will realize our objective of increasing our equity in our properties by making regular mortgage principal payments from income generated from the properties only if properties are sold by us for an amount equal to or greater than the original equity investment plus the remaining mortgage balance.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property. See "Prior Offerings by Affiliates" for a description of the experience of the CPA(R) Programs in making investments similar to our investment objectives. See "Risk Factors" for a description of risks associated with our investments. We also may make loans on income-producing properties, which loans may have some form of equity participation.

     The primary investment objectives of the CPA(R) Programs are similar to ours. The first nine CPA(R) Programs have been consolidated into W.P. Cary & Co. LLC. Based on the trading price of the shares of W.P. Carey & Co. LLC at the time of the consolidation and distributions made before the consolidation, the value of all but one of the portfolios of the first nine CPA(R) Programs exceeded the aggregate purchase price of the properties.

TYPES OF INVESTMENTS

     Substantially all of our investments will be income-producing property which is, upon acquisition, improved or being developed or which is being or will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the investments will be made within the United States. See "Risk Factors -- International investments involve additional risks." With the exception of proposed investments described in this prospectus or a supplement to this prospectus, prospective investors will not be able to evaluate the merits of our investments or the terms of any dispositions. See "Risk Factors -- Our success will be dependent on the performance of Carey Asset Management."

     It is anticipated that many of the properties we purchase will be acquired from entities that simultaneously lease the properties from us. These sale-leaseback transactions provide the lessee company with a source of capital as an alternative to other financing sources such as borrowing, mortgaging real property, issuing bonds or selling shares of common stock. The prospects for the seller/lessee's enterprise and the financial strength of the seller/lessee will be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Carey Asset Management will examine the financial statements of the lessee, if available, to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant is creditworthy will be determined by Carey Asset Management or the board. Creditworthy does not necessarily mean "investment grade."

     We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations and other financial restructurings. In some of these transactions, the acquiring entities typically purchase all or substantially all of the stock or assets of a company, and the acquired company or its successor in interest becomes obligated on the substantial loans necessary to finance the acquisition. We may act as one of several sources of financing for these transactions by purchasing real property from the seller of the subject company and net leasing it to the company or its successor in interest (the lessee). See "Risk Factors -- Our tenants that are highly leveraged may be unable to pay rent."

     In selecting properties in which to make investments, Carey Asset Management will consider the extent to which a particular property may generate depreciation. Depreciation deductions may reduce our taxable income which may enable us to pay distributions which are partially free from current taxation. We depreciate our real estate for tax purposes on a straight line basis over a 40-year period, except where the Internal Revenue Code requires a different depreciation period, as it may with respect to property leased to governments and to foreign lessees. See "United States Federal Income Tax Considerations."

     Carey Asset Management may structure some lease transactions so that the leases will not be recognized as leases for federal income tax purposes. To the extent a lease is not considered a lease for federal income tax purposes, we would not be able to depreciate the property subject to the lease and may lose some other tax benefits. See "United States Federal Income Tax
Considerations -- Sale-Leaseback Transactions." In structuring these lease transactions, Carey Asset Management will attempt to obtain additional consideration from the tenant to compensate us for any lost tax benefits. However, there can be no assurance that any additional consideration will be received or, if received, that it will be sufficient to fully compensate us for lost tax benefits.

     In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

  Investments in Loans

     Carey Asset Management may structure an investment as a loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a property or otherwise would be inappropriate for us. Carey Asset Management would attempt to structure any loan in a manner that would provide us with an economic return similar to that which we could expect to receive had the investment been structured as a net lease transaction. Any transaction structured as a loan must otherwise meet our investment criteria. The directors, including a majority of the independent directors, must approve any transaction structured as a loan.

     Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan, as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "United States Federal Income Tax Considerations -- Requirements for Qualification." The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not expected to comprise a significant portion of our portfolio.

     Any loans will be secured by various types of real property as well as personal or mixed property connected with the real property. The loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make loans, Carey Asset Management will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property.

     We anticipate that our loans will either include provisions permitting us to cause the entire unpaid principal amount to become due within 15 years or be fully amortized within that period. Our lending activity may consist of the origination of loans or the purchase of existing loans. We may make both long-term and short-term loans. We will not make or invest in loans that are subordinate to any mortgage held by W. P. Carey & Co. LLC, Carey Asset Management, the directors or their affiliates.

     We will require that a mortgagee's title insurance policy or commitment as to the lien priority of a mortgage or the condition of title be obtained. We will obtain independent appraisals for underlying real property, which we will maintain in our records for at least five years and will be available for inspection and duplication by any shareholder at our offices. However, Carey Asset Management generally will rely on its own independent analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property. In making loans that exceed 85% of the appraised value of any underlying real property, Carey Asset Management will consider additional underwriting criteria such as the net worth of the borrower, the borrower's credit rating, if any, the anticipated cash flow of the borrower, any additional collateral provided by the borrower and other factors Carey Asset Management deems appropriate.

  Joint Ventures and Wholly-Owned Subsidiaries

     We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining an equity interest in a property or properties in accordance with our investment policies. These investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In making equity investments with third parties, we are prohibited from participating with non-affiliates unless we acquire a controlling interest in the investment. A "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the joint venture or general partnership. In transactions in which both non-affiliated entities and our affiliates are participants, a controlling interest is determined by aggregating our equity interests with any affiliate participating in the transaction, provided the affiliate has investment objectives substantially similar to ours. See "Risk Factors -- Our participation in joint ventures creates additional risks."

     We may participate jointly with publicly registered investment programs or other entities sponsored or managed by Carey Asset Management in investments as tenants-in-common or in some other joint venture arrangement. Joint ventures with affiliated programs will be permitted only if:

      -- a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the affiliated program or entity makes its investment on substantially the same terms and conditions as us; and

      -- we and the affiliated program or entity each have a right of first refusal to purchase the investment if the other program wishes to sell the investment.

It is not likely that we will have money available to exercise this right of first refusal and we have made no determination as to whether it would borrow funds or liquidate assets in order to exercise any option. We will not otherwise participate in joint investments with Carey Asset Management or its affiliates. The cost of structuring joint investments will be shared ratably by us and participating investors.

     We have and will form wholly-owned subsidiary corporations to purchase properties in some jurisdictions where the acquisition of properties through the use of a separate entity would have a beneficial effect on our taxable income for state tax purposes or for other reasons deemed to be beneficial. These subsidiary corporations are usually formed for the sole purpose of acquiring a specific property or properties located in one or more states and would have organizational documents

      --  that are substantially similar to our organizational documents;

      -- that comply with all applicable state securities laws and regulations; and

      -- that comply with the applicable terms and conditions set forth in this prospectus.

We have made and will make loans to our wholly-owned subsidiaries and we have and will guaranty the obligations of these subsidiaries.

  Other Investments

     We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in "equity interests." Investment in equity interests in the aggregate will not exceed five percent of our net equity. "Equity interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We will invest in unimproved or non-income-producing property which Carey Asset Management believes will appreciate in value, or which will increase the value of an adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. We anticipate that most equity interests will be "restricted securities" as defined in Rule 144, promulgated under the Securities Act of 1933. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act of 1933. Whether an issuer registers its securities under the Securities Act of 1933 may depend on the success of its operations.

     We will exercise warrants or other rights to purchase stock only if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not pay distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid. We will invest in equity interests which Carey Asset Management believes will appreciate in value. There can be no assurance, however, that this expectation will be realized.

     We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title, provided, however, that in no event shall investments in these contracts exceed one percent of total assets.

     There can be no assurance as to when our capital may be fully invested in properties. See "United States Federal Income Tax Considerations -- Requirements for Qualification." Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain our REIT status, we also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which W. P. Carey & Co. LLC, Carey Asset Management or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction. If all the proceeds derived from this offering are not invested or committed to be invested by us prior to the expiration of the later of twenty-four months after the date of this prospectus or one year after the termination of this offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital, without any deductions for organizational and offering expenses or acquisition expenses. For the purpose of this provision, funds will be deemed to have been committed to investment as required and will not be returned to shareholders if written agreements in principle have been executed at any time prior to the expiration of the period, regardless of whether the investments are made, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether the payments are made.

     If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an "investment company." Carey Asset Management will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     Our working capital and other reserves will be invested in permitted temporary investments. Carey Asset Management will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return of permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

     We may purchase property from W. P. Carey & Co. LLC, Carey Asset Management, the directors or their affiliates only if:

      -- a majority of the independent directors and a majority of the directors who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the property was acquired by W. P. Carey & Co. LLC, Carey Asset Management, director or affiliate for the purpose of facilitating its purchase by us, facilitating the borrowing of money or the obtaining of financing for us or any other purpose related to our business;

      -- the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if the affiliate has taken significant action or has made an additional investment with regard to the property after its purchase which action or investment has increased the value of the property); and

      -- there is no adverse difference in the interest rates of the loans secured by the property at the time acquired by W. P. Carey & Co. LLC, Carey Asset Management, director or affiliate and at the time purchased by us nor any other detriment to us arising out of the transaction.

We will receive all profits or losses from any property held on an interim basis by W. P. Carey & Co. LLC, Carey Asset Management, director or affiliate thereof other than an affiliate that is a public program or entity.

     We will not sell properties to W. P. Carey & Co. LLC, Carey Asset Management, a director or any affiliate of any of the foregoing except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner.

USE OF BORROWING

     While one our investment objectives will be diversification, the number of different properties we can acquire will be affected by the amount of funds available to us. Our goal, subject to the availability of mortgage financing, is to borrow approximately 60% of the purchase price of all properties, but there is no limit on borrowings on individual properties.

     Our ability to increase our diversification through borrowing could be adversely impacted by the reduced availability of financing secured by commercial real estate generally and specifically by single-tenant net-leased real property, whether due to fewer financing sources, such as commercial banks and insurance companies, or due to the reduced lending activity by those sources continuing in that line of business. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. While the number of lenders making loans secured by commercial real estate has decreased in recent years, the CPA(R) Programs have not encountered significant difficulty in obtaining mortgage financing from institutional lenders such as insurance companies to replace financing which previously might have been obtained from commercial banks or savings and loans. However, there can be no assurance that we will be able to achieve our borrowing objective.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed 75% of the value of all properties unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of

      -- the total appraised value of the properties as reflected in the most recently obtained appraisal for each property, or

      -- the total value of our assets as reflected in the most recently completed valuation.

     It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, leveraging increases risks to us because mortgage principal and interest payments as well as other fixed charges must be paid in order to prevent foreclosure on leveraged properties by mortgagees regardless of the generation of income by properties. See "Risk Factors -- Our use of debt to finance acquisitions could adversely affect our cash flows." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Carey Asset Management will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness.

     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of Carey Asset Management an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. We will not agree to the inclusion of these provisions and will attempt to negotiate loan terms allowing us to replace or terminate Carey Asset Management if the action is ordered by the board. The replacement or termination may, however, require the prior consent of the mortgage lenders.

     Carey Asset Management will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

OTHER INVESTMENT POLICIES

  General

     If at any time we do not have sufficient funds to provide that portion of the total property cost of any property normally paid with our equity but would have sufficient funds if we could use the offering proceeds being held in escrow, funds may be borrowed from affiliates of Carey Asset Management or from third parties on a short-term basis. Any financing obtained from Carey Asset Management or its affiliates may not have terms less advantageous to us than those available from independent third parties and may not require a prepayment charge or penalty. The interest rate charged on any financing obtained from Carey Asset Management or its affiliates will be equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose. See "Conflicts of Interest --

Purchases and Loans from Affiliates." We may assign, as security for borrowings made from third parties, our right to receive up to 85% of the offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering -- Escrow Arrangements."

     At any time, subject to the approval of a majority of the independent directors, we may borrow funds from affiliates of either Carey Asset Management or third parties on a short-term basis sufficient to provide the portion of the purchase price of any property not paid with net offering proceeds (i.e., the debt portion) if

      -- we are unable to obtain a permanent loan or, in our judgment or in the judgment of Carey Asset Management, it is not in our best interests to obtain a permanent loan at the interest rates then prevailing, and

      -- Carey Asset Management has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term.

These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the property to be acquired or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from affiliates of Carey Asset Management will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the property. See "Conflicts of Interest -- Loans from Affiliates."

  Holding Period for Investments and Application of Proceeds of Sales or Refinancings

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if

      --  the lessee has involuntarily liquidated;

      -- in the judgment of Carey Asset Management, the value of a property might decline radically;

      --  an opportunity has arisen to improve other properties;

      --  we can increase cash flow through the disposition of the property;

      --  the lessee is in default under the lease; or

      -- in our judgment or in the judgment of Carey Asset Management, the sale of the property is in our best interests.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. No assurance can be given that the foregoing objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Considerations -- Qualification as a REIT -- Distribution Requirement." The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See "United States Federal Income Tax Considerations."

     If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq (which listing or inclusion for quotation must be approved by the directors, a majority of the independent directors and the Carey Fiduciary Advisors board), the properties generally will be liquidated within eight years after the net proceeds of this offering are fully invested, market conditions permitting. In making the decision to apply for listing of the shares, the board will try to determine whether listing the shares or liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. CPA(R):10, CIP(R) and CPA(R):12 have listing provisions similar to provisions for the listing of the shares and as of the date of the prospectus, none of them have listed their shares. Even if the shares are not listed or included for quotation, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

     We continually may reinvest the proceeds of property sales in investments that we or Carey Asset Management believes will satisfy our investment policies. If the shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq, we will cease reinvesting our capital beginning eight years after the proceeds from the offering are fully invested unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings. See "United States Federal Income Tax Considerations."

INVESTMENT LIMITATIONS

     Numerous limitations are placed on the manner in which we may invest its funds. These limitations cannot be changed unless the bylaws are amended, which requires the approval of the shareholders. Unless the bylaws are amended, we will not:

      -- invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

      -- invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

      -- engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

      -- make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property which has the following three characteristics:

        - an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

        - no development or construction is in process on the property; and

        - no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

      -- issue equity securities on a deferred payment basis or other similar arrangement;

      -- issue debt securities in the absence of adequate cash flow to cover debt service;

      --  issue equity securities which are non-voting or assessable;

      -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

      -- grant warrants and/or options to purchase shares to Carey Asset Management, directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

      -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

      -- invest more than five percent of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

      -- lend money to or lease property to or from Carey Asset Management or its affiliates;

      -- sell property to W. P. Carey & Co. LLC, Carey Asset Management, a director or any affiliate of any of the foregoing;

      --  offer shares in exchange for property;

      -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of Carey Asset Management, directors, W. P. Carey & Co. LLC or our affiliates;

      -- make loans where the amount advanced by us plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the property; or

      -- invest more than 20% of the net proceeds from the offering for the purchase of land separate from the improvements thereon or expected to be constructed thereon.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     The bylaws require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the shareholders.

                        HOLDERS OF SHARES OF THE COMPANY

     As of December 31, 2000, we had issued 43,081,545 shares, of which 20,000 shares were held by Carey Asset Management.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Overview

     The following discussion and analysis of the financial condition and results of operations of Corporate Property Associates 14 Incorporated should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2000. The following discussion includes forward looking statements. Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements. Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

     Corporate Property Associates 14 Incorporated was formed in 1997, for the purpose of engaging in the business of investing in and owning commercial and industrial real estate. In November 1997, we commenced a public offering of 30,000,000 shares of common stock at $10 per share on a "best efforts" basis. The offering concluded in 1999, at which time we had issued 29,440,595 shares and raised $294,405,905. In November 1999, we commenced a second public offering of 40,000,000 shares of common stock at $10 per share on a "best efforts" basis. As of December 31, 2000, 13,620,950 shares ($136,209,500) have been issued under the second offering. The second offering will end no later than November 16, 2001, or earlier if the entire 40,000,000 shares are subscribed prior to that date.

     We are using the proceeds from the public offerings along with limited recourse mortgage financing to purchase properties and enter into long-term net leases with corporate tenants. A net lease is structured to place certain economic burdens of ownership on these corporate tenants by requiring them to pay the costs of maintenance and repair, insurance and real estate taxes. The leases have generally been structured to include periodic rent increases that are stated or based on increases in the consumer price index or, for retail properties, provide for additional rents based on sales in excess of a specified base amount.

     Our primary objectives are to provide rising cash flow and to protect our investors from the effects of inflation through rent escalation provisions, property appreciation, tenant credit improvement and regular paydown of limited recourse mortgage debt. In addition, we have successfully negotiated grants of common stock warrants from selected tenants and expect to realize the benefits of appreciation from those grants. We cannot guarantee that our objectives will be ultimately achieved.

     Public business enterprises are required to report financial and descriptive information about their reportable operating segments. Operating segments are components of an enterprise about which financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Management evaluates the performance of our portfolio of properties as a whole, rather than by identifying discrete operating segments. This evaluation includes assessing our ability to meet distribution objectives, increase the dividend and increase value by evaluating potential investments in single tenant net lease real estate and by seeking favorable limited recourse mortgage financing opportunities.

Results of Operations for the Year Ended December 31, 2000 Compared to the Year Ended December 31, 1999

     Net income for the year ended December 31, 2000, is not fully comparable with net income for the year ended December 31, 1999. Our asset base increased substantially during the year as a result of raising $120,868,000 through the issuance of shares and obtaining $166,222,000 of limited recourse mortgage financing. As a result of this growth in the asset base and our investment in real estate, net income increased by $13,898,000, representing a 54% increase on a per share basis from 1999. The results for 2000 include a noncash charge of $2,462,000 on the writedown of a property to estimated fair value. The increase in real estate investment activity was reflected in a $19,640,000 increase in lease revenues (rental income and interest income from direct financing leases). Other interest income increased during 2000, as average cash balances were higher. The average cash balances were higher as capital raised is invested in interest-bearing accounts until the cash is deployed for purchases of real estate investments. These revenue increases were offset by an increase in interest expense due to the placement of limited recourse debt in 2000. Increases in depreciation and amortization, property and general administrative expenses were also attributable to the increase in our asset base. Income for future periods will reflect increases in lease revenues and expenses. Other interest income will decrease as funds from our offerings are invested fully in accordance with our objectives.

     We completed eight purchases in December 2000, including two build-to-suit commitments. When the build-to-suit transactions are completed, annual cash flow (rent less mortgage debt service) from these eight purchases is projected to be $7,666,000.

     In November 1998, we entered into a net lease with The Benjamin Ansehl Company. During 2000, Benjamin Ansehl filed a petition of bankruptcy and is in the process of liquidating. Annual rent from the lease was $652,000 in 2000, representing approximately two percent of lease revenues. The total purchase price was $6,081,000 of which $3,100,000 was financed with a limited recourse loan. We are actively remarketing the property for re-leasing.

     Together with CPA(R):12, an affiliate, we structured two net leases with Ameriserve Food Distribution, Inc. in 1999, for four distribution centers. As structured, we and CPA(R):12, with 60% and 40% ownership interests, respectively, were committed to invest up to $55,800,000 in the properties, with $32,000,000 of this commitment financed with limited recourse mortgage debt. In addition, Ameriserve provided us and CPA(R):12 with irrevocable letters of credit of $8,700,000 as a security deposit. During 2000, Ameriserve declared bankruptcy and subsequently entered into a settlement agreement with us and CPA(R):12. The settlement agreement provided for a cash payment of $3,100,000 and allowed us and CPA(R):12 to draw on the full amount of the letters of credit. We and CPA(R):12 were obligated to assign a substantial portion of these funds to the mortgage lenders, who used such funds in the first quarter of 2001 to reduce the outstanding balance of the mortgage loans. Substantially all of the amounts included in other income in the accompanying consolidated financial statements reflect amounts received in connection with the Ameriserve settlement. We and CPA(R):12 entered into net leases for three of the properties with the company that purchased Ameriserve's operations. The guarantor of the three new leases is McLane Company, Inc., a wholly-owned subsidiary of Wal-Mart Stores, Inc. We were able to limit our risk in the initial transaction by investing with an affiliate, using limited recourse mortgage financing and receiving a security deposit in the form of letters of credit. Management is actively remarketing the fourth property in Grand Rapids, Michigan.

     In September 2000, Stellex filed voluntary petitions of bankruptcy. Stellex has arranged for $36,000,000 of "debtor in possession" financing, subject to the approval of the bankruptcy. Stellex is paying its rent on a timely basis and preliminary indications are that it intends to affirm its leases. CPA(R):14 holds a $1,883,000 letter of credit which CPA(R):14 may draw upon under certain conditions. Management is continuing to monitor the developments relating to Ameriserve's and Stellex's reorganizations closely.

Results of Operations for the Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998

     Net income for 1999, as compared with 1998, increased to $7,678,000 from $1,058,000 and increased by 56% on a per share basis. The increase in net income was due to the investment of offering proceeds in real estate, either directly owned or in equity investments with affiliates in single tenant, net lease properties. During 1999, the asset base in real estate (including equity investments) increased from approximately $80,000,000 to $235,000,000. Cash balances increased from $26,747,000 to $91,420,000 as a result of the issuance of shares and resulted in a substantial increase in interest income. Interest income, however, represents a lower proportion of overall revenues as lease revenues (rental income and interest income from direct financing leases) increased by approximately $6,000,000 and income contributed from equity investments increased from two percent of earnings in 1998, to 38% in 1999. The increase in our asset base has resulted in increases in depreciation and amortization expenses and property and general and administrative expenses. The increase in interest expense was due to the obtaining of limited recourse mortgage debt during the year.

     Because of the long term of nature of our net leases, inflation and changing prices have not unfavorably affected our revenues and net income. Our net leases generally have rent increases based on formulas indexed to increases in the Consumer Price Index, sales overrides or other periodic increases which are designed to increase lease revenues in the future.

     Financial Condition

     We are using substantially all of the net proceeds from our offerings (except for approximately one percent to establish a working capital reserve) along with limited recourse mortgage financing to purchase a diversified portfolio of commercial and industrial real estate and enter into long-term leases with corporate tenants on a net lease, single tenant basis. Under a net lease, a tenant is generally required to pay all expenses related to the leased property in order to limit our exposure to the effects of increases in real estate taxes and property maintenance and insurance costs. Our leases, which generally have initial lease terms of 15 to 25 years, typically include rent increase provisions which are fixed or based upon increases in the Consumer Price Index. As of December 31, 2000, we raised $386,000,000, net of costs, including approximately $121,000,000 that we raised in 2000. We have used approximately $301,388,000 including $199,664,000 in 2000, along with mortgage proceeds of $192,385,000 ($142,724,000 in 2000) to purchase real estate and interests with affiliates that for financial reporting purposes are recorded as equity investments in the accompanying consolidated financial statements. The affiliates have the same investment objectives as us. Since December 31, 2000, we have raised $10,252,540, invested an additional $25,239,000 in real estate, and as of March 31, 2001 have $17,389,000 of cash available for investment.

     We have devoted a substantial portion of our resources to build-to-suit projects because we have concluded that they should provide a better return on investment than many other opportunities being evaluated by our Advisor. During 2000, we entered into build-to-suit commitments in connection with our lease with Barjan Products LLC, International Garden Products, Inc., Celestica, Inc., Meridian Automotive Systems, Inc., Exodus Communications, Inc., and additional expansions at properties net leased to Galyan's Trading Company, Builder's Supply and Lumber Co., Atrium Companies, Inc. and Fitness Holdings, Inc. Remaining costs to complete these projects are estimated to be $27,152,000. Our build-to-suit commitments include provisions that require the lessee to fund any cost overruns.

     We are using the cash flow from our net leases to fund quarterly dividends at an increasing rate, and pay debt service installments on limited recourse mortgage debt. For 2000, cash flow from operations and equity investments of $29,887,000 was sufficient to pay quarterly dividends of $21,466,000, mortgage principal payments of $628,000, and distributions to minority interests of $808,000. As we continue to issue shares and invest the proceeds, both cash flow from operations and dividends payable are expected to increase substantially.

     In connection with the purchase of our properties, we require the sellers to perform environmental reviews. Management believes, based on the results of such reviews, that our properties were in substantial compliance with Federal and state environmental statutes at the time the properties were acquired. Tenants are generally subject to environmental statutes and regulations regarding the discharge of hazardous materials and any related remediation obligations. In addition, our leases generally require tenants to indemnify us fully from all liabilities and losses related to the leased properties with provisions of such indemnification specifically addressing environmental matters. The leases generally include provisions that allow for periodic environmental assessments, paid for by the tenant, and allow us to extend leases until such time as a tenant has satisfied its environmental obligations. We also attempt to negotiate lease provisions to require financial assurances from tenants such as performance bonds or letters of credit if the costs of remediating environmental conditions are, in our estimation, in excess of specified amounts. Accordingly, we believe that the ultimate resolution of any environmental matters would not have a material adverse effect on our financial condition, liquidity or results of operations.

                                 DISTRIBUTIONS

     Since July 1998, the Company has paid distributions in the following amounts to shareholders who held their shares for the full quarter preceding the payment of the distributions:

DATE                                                          AMOUNT
----                                                          ------
July 1998...................................................  $.1476
October 1998................................................  $.1595
January 1999................................................  $.1610
April 1999..................................................  $.1625
July 1999...................................................  $.1627
October 1999................................................  $.1629
January 2000................................................  $.1631
April 2000..................................................  $.1638
July 2000...................................................  $.1650
October 2000................................................  $.1675
January 2001................................................  $.1712
April 2001..................................................  $.1750

     Largely because of deductions for depreciation, on a GAAP basis, 15% of the dividends paid in 2000 represented a return of capital.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         DESCRIPTION OF THE PROPERTIES

     We have purchased 61 properties located in 23 states and one in the United Kingdom leased to 43 tenants. The cost of each of the properties will be depreciated for tax purposes over a 40-year period on a straight line basis. CPA(R):14 believes all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides certain additional information about these properties:

                                                                                                           RENT
                                                       PURCHASE     PROPERTY    SQUARE       INITIAL     INCREASE     LEASE
LESSEE                           PROPERTY LOCATION      PRICE        TYPE*      FOOTAGE    ANNUAL RENT    FACTOR    EXPIRATION
------                           -----------------   ------------   --------   ---------   -----------   --------   ----------
Advanced Micro Devices,
 Inc.(1).......................  Sunnyvale, CA       $ 31,762,653        3       362,000   $3,048,500        CPI      12/18
Vacant(2)......................  Overland, MO        $  6,021,000        1       154,760           --         --      11/13
Best Buy Co. Inc.(3)...........  Torrance, CA        $ 19,582,000        4       102,470   $1,741,990     Stated       1/05
Burlington Motor Carrier
 Inc...........................  Daleville, IN       $  7,539,267        3       106,372   $  792,000        CPI       6/18
CompuCom Systems, Inc.(1)......  Dallas, TX          $ 13,263,500        3       250,000   $1,304,667        CPI       3/19
Brashear Systems, L.P..........  Pittsburgh, PA      $  6,806,283      1/3       146,103   $  643,750        CPI      12/13
Etec Systems, Inc.(3)..........  Hayward, CA         $ 26,172,780        1       129,000   $2,872,691        CPI       5/14
Intesys Technologies,
 Inc.(4).......................  Gilbert, AZ         $ 11,780,000        3       243,370   $1,137,375        CPI       2/19
Metagenics Incorporated(5).....  San Clemente, CA    $ 11,500,000        3       133,600   $1,109,280     Stated       5/10
Production Resources Group
 L.L.P.........................  Las Vegas, NV       $  8,380,000      1/3       127,796   $  884,000        CPI       4/14
                                  Los Angeles, CA    $  3,743,455        2        65,033   $  393,250        CPI      10/14
CheckFree Corporation(6).......  Norcross, GA        $ 20,730,500        3       220,675   $2,088,107        CPI      12/15
Builders' First Source, Inc....  Harrisburg, NC      $ 10,168,582        2       111,800   $  996,160        CPI       2/20
The Scott Company of
 California, Inc...............  Gardenia, CA        $  6,282,723      1/2        87,693   $  681,000     Stated       7/19
McLane Company, Inc.(7)(8).....  Burlington, NJ      $ 20,760,600        2       542,291   $1,902,748        CPI      11/15
                                  Manassas, VA
                                  Grand Rapids, MI
                                  Shawnee, KS
Consolidated Theatres Holdings,
 G.P. .........................  Richmond, VA        $ 14,706,000        4        88,000   $1,550,489     Stated       5/19
Amerix Corporation.............  Columbus, MD        $ 26,335,079        3       159,577   $2,553,000     Stated      11/16
Atrium Companies, Inc. ........  Dallas, TX          $ 28,996,000        1     1,193,832   $2,935,000        CPI       7/20
                                  Greenville, TX
                                  Wylie, TX
24 Hour Fitness, Inc. .........  Salt Lake           $  5,016,400        4        36,851   $  526,970        CPI       6/20
                                   City, UT
Rock Island Corporation........  Tempe, AZ           $  5,744,765        1       116,922   $  530,250     Stated       1/15
Barjan Products, LLC ..........  Rock Island, IL     $ 10,466,000        1       211,950   $1,342,364     Stated       2/16
Stellex Technologies,
 Inc.(2) ......................  North               $ 19,329,988        1       281,889   $1,882,934        CPI       3/20
                                   Amityville, NY
                                  Valencia, CA
Langeveld International,
 Inc. .........................  Lakewood, NJ        $  8,638,700      2/3       220,520   $  866,250        CPI      12/21
Galyan's Trading Company,
 Inc. .........................  Leawood, KS         $ 35,430,000        4       401,250   $3,317,580     Stated       6/19
                                  Kennesaw, GA                           4
                                  Plainfield, IL                         2
APW North America, Inc. .......  Champlin, MN        $ 29,424,000        1       803,101   $2,627,350        CPI       6/17
                                  Radford, VA                            1
                                  Robbinsville, NJ                       1
                                  Monon, IN                              1
                                  North Salt                             1
                                   Lake City, UT
Celestica, Inc.(9).............  Rochester, MN       $ 21,570,681    1/2/3       200,000   $2,193,900     Stated       6/16
Earle M. Jorgensen Company.....  Kansas City, MO     $  6,439,800      2/3       120,855   $  627,059     Stated       4/20
Buffets, Inc. .................  Eagan State, MN     $ 20,942,400        3        99,342   $2,250,000        CPI       9/20
U.S. Home Corporation..........  Houston, TX         $  7,330,000        3        52,144   $  700,000        CPI       9/15
Amtech Systems Corporation ....  Albuquerque, NM     $  6,100,000      1/3        74,750   $  605,250     Stated       9/15
PCS Health Systems, Inc. ......  Scottsdale, AZ      $ 39,790,575        3       354,888   $4,300,000       None       9/21
Institutional Jobbers
 Company.......................  Johnson City, TN    $ 17,539,267        2       412,000   $1,759,500     Stated      12/19
                                  Valdosta, GA                           2
Towne Air Freight, Inc. .......  Elk Grove           $  8,272,251        2        46,672   $  835,000        CPI      10/20
                                 Village, IL
Meridian Automotive Systems,
 Inc. .........................  Salisbury, NC       $  7,653,498        1       333,830   $  804,000         --       7/15
Soloco, LLC....................  Lafayette, LA       $  3,664,921        3        34,893   $  367,500        CPI      12/17
Rave Reviews Cinemas, LLC......  Pensacola, FL       $ 12,519,309       --       112,020   $1,404,823        CPI       7/20
                                  Port St. Lucie,                                                                      8/20
                                  FL
Federal Express
 Corporation(7)................  Collierville, TN    $ 73,800,000        3       390,380   $6,430,074        CPI      11/19
Bon-Ton Department Stores,
 Inc. .........................  York, PA            $ 12,041,884        4       301,337   $1,259,250        CPI      12/20
McCoy Workplace Colutions,
 L.P.(10)......................  Houston, TX         $  5,484,598        1       140,000   $  468,720         --      12/17


                                 MAXIMUM    AMOUNT OF      DATE OF
LESSEE                            TERM      FINANCING    ACQUISITION
------                           -------   -----------   -----------
Advanced Micro Devices,
 Inc.(1).......................    2/38    $22,750,000    12/22/98
Vacant(2)......................   11/13    $ 3,100,000    11/24/98
Best Buy Co. Inc.(3)...........    2/10             --     7/27/98
Burlington Motor Carrier
 Inc...........................    6/28             --     6/30/98
CompuCom Systems, Inc.(1)......    3/29    $ 7,666,667     3/31/99
Brashear Systems, L.P..........    2/23    $ 4,225,000    12/28/98
Etec Systems, Inc.(3)..........    5/34    $14,997,000      2/3/98
Intesys Technologies,
 Inc.(4).......................    2/39    $ 6,565,000      2/3/99
Metagenics Incorporated(5).....    5/20             --     7/29/98
Production Resources Group
 L.L.P.........................    4/24    $ 5,475,000     3/31/99
                                  10/24             --    10/15/99
CheckFree Corporation(6).......   12/30    $11,650,000      6/3/99
Builders' First Source, Inc....    2/30             --     6/29/99
The Scott Company of
 California, Inc...............    7/34    $ 3,000,000     7/19/99
McLane Company, Inc.(7)(8).....   11/25    $15,576,000    11/30/00

Consolidated Theatres Holdings,
 G.P. .........................    5/29    $ 9,400,000     9/22/99
Amerix Corporation.............   11/26    $14,500,000     11/1/99
Atrium Companies, Inc. ........    7/30    $13,123,000    11/24/99

24 Hour Fitness, Inc. .........    6/35                   12/29/99

Rock Island Corporation........    1/25    $ 3,300,000     1/12/00
Barjan Products, LLC ..........    2/26             --      2/3/00
Stellex Technologies,
 Inc.(2) ......................    3/40             --     2/24/00

Langeveld International,
 Inc. .........................   12/31             --     6/29/00
Galyan's Trading Company,
 Inc. .........................    6/59    $19,700,000     6/29/00


APW North America, Inc. .......    6/27             --     5/30/00




Celestica, Inc.(9).............    6/26             --     8/14/00
Earle M. Jorgensen Company.....    4/35    $ 3,800,000     9/29/00
Buffets, Inc. .................    9/30    $11,785,000     9/28/00
U.S. Home Corporation..........    9/35             --     9/28/00
Amtech Systems Corporation ....    9/30    $ 3,500,000     9/25/00
PCS Health Systems, Inc. ......    9/46    $24,700,000     9/30/00
Institutional Jobbers
 Company.......................   12/28    $13,416,187     10/6/00

Towne Air Freight, Inc. .......   10/40    $ 4,800,000    10/30/00

Meridian Automotive Systems,
 Inc. .........................    7/35             --    11/16/00
Soloco, LLC....................   12/27             --     12/1/00
Rave Reviews Cinemas, LLC......    7/40             --     12/7/00
                                   8/40             --     12/7/00

Federal Express
 Corporation(7)................   11/39    $45,000,000     12/5/00
Bon-Ton Department Stores,
 Inc. .........................   12/50    $ 7,475,000    12/27/00
McCoy Workplace Colutions,
 L.P.(10)......................   12/27    $ 3,780,000    12/27/00

                                                                                                           RENT
                                                       PURCHASE     PROPERTY    SQUARE       INITIAL     INCREASE     LEASE
LESSEE                           PROPERTY LOCATION      PRICE        TYPE*      FOOTAGE    ANNUAL RENT    FACTOR    EXPIRATION
------                           -----------------   ------------   --------   ---------   -----------   --------   ----------
Exodus Communications,
 Inc.(11)......................  Lindon, UT          $ 13,180,792        3        86,221   $1,754,416        CPI         --
Simpson Industries, Inc. ......  Plymouth MI         $ 10,224,816        3        68,121   $1,084,860        CPI      12/20
24 Hour Fitness, Inc. .........  St. Charles, MO     $  6,570,875                 38,432   $  721,526        CPI      12/20
BLP UK Limited(14) ............  Doncaster South     $  8,702,000        1       225,998   $  867,393     stated       1/31
                                  Yorkshire,
                                  United Kingdom
Nexpak Corporation.............  Duluth, GA          $ 13,612,565        2       221,374   $1,313,000        CPI       3/21
Gibson Guitar Corp.(12)........  Nashville, TN,      $ 21,096,606        1       279,711   $1,784,290        CPI       3/21
                                  Elgin, IL,
                                  Bozeman, MT


                                 MAXIMUM    AMOUNT OF      DATE OF
LESSEE                            TERM      FINANCING    ACQUISITION
------                           -------   -----------   -----------
Exodus Communications,
 Inc.(11)......................      --    $ 8,000,000    12/27/00
Simpson Industries, Inc. ......   12/40             --    12/27/00
24 Hour Fitness, Inc. .........   12/35    $ 3,800,000    12/29/00
BLP UK Limited(14) ............    1/31    $ 5,690,000     1/09/01
Nexpak Corporation.............    3/41    $ 7,900,000     3/29/01
Gibson Guitar Corp.(12)........    3/41    $ 1,764,210     3/19/01


* Property types are coded as follows: 1 -- Industrial/Manufacturing; 2 -- Distribution/Warehouse; 3 -- Office/Research; 4 -- Retail

---------------

 (1) CPA(R):14 owns a one-third interest in this property. CIP(R) and CPA(R):12 each own a one-third interest. The amounts presented reflect CPA(R):14's pro rata share.



 (2) The lessee of this property has filed for bankruptcy and has vacated the property.



 (3) CPA(R):14 owns a 49.99% interest in this property. This property is part of a four building campus leased to Etec. CPA(R):12 owns the remaining 50.01% of the building described in this chart and 100% of the remaining properties. The amounts presented reflect CPA(R):14's pro rata share.



 (4) CPA(R):14 owns a 50% interest in this property. CPA(R):12 owns the remaining 50% interest. The amounts presented reflect CPA(R):14's pro rata share.


 (5) CPA(R):14 is building this property for Metagenics, and rent will based on the cost of construction for the first term of the lease, 12 years. Annual rent during this period will be nine percent (9%) per year on amounts advanced to by CPA(R):14 or its subsidiary for the cost of construction.


 (6) CPA(R):14 owns a 50% interest in this property. W.P. Carey & Co. LLC owns the remaining 50% interest. The purchase price includes the completion of an expansion to the existing property. The amounts presented reflect CPA(R):14's pro rata share.



 (7) CPA(R):14 owns a 60% interest in this property. W.P. Carey & Co. LLC owns the remaining 40% interest. The amounts presented reflect CPA(R):14's pro rata share.


 (8) One of the former AmeriServe Food Distribution, Inc. properties, the Grand Rapids, Michigan property was not assumed by McLane Company, Inc. and
     currently stands vacant. It is       square feet.

 (9) CPA(R):14 is building this property for Celestica, and rent will be based on the cost of construction for the first term of the lease, 15 years. Annual rent will initially be $19,000 and increased to $2,194,000 assuming the cost of construction will be $18,300,000.


(10)CPA(R):14 purchased the McCoy property through a joint venture with an unaffiliated party. The unaffiliated party is entitled to 30% of residual cash flow from the property which is subordinated to CPA(R):14 receiving a preferred return of 15% of its capital contributions, as defined. The purchase price is net of the unaffiliated party's capital contribution of 10% of equity before acquisition fees of $114,738. Based on current cash flow projections from annual rent of $520,800, less annual debt service of $397,379, the unaffiliated party will be entitled to 10% of the cash flow based on its 10% share of capital contributed to the joint venture. Initial annual rent and amount of financing have been pro rated to reflect CPA(R):14's 90% shares of capital contributed. The amounts presented reflect CPA(R):14's share.



(11) CPA(R):14 is building this property for Exodus, and rent will be based on the cost of construction for the first term of the Lease, 15 years. Annual rent will initially be $1,754,416 payable quarterly in advance installments and will be increased annually by the greater of 2.2% and the increase in CPI, subject to a cap of 4.2%.



(12) One of the Gibson properties is a multi-tenant property and the annual rent does not include the rents in this building. CPA(R):14 purchased the Gibson property through joint ventures with an unaffiliated third party. The partnership agreements provided that CPA(R):14 receive an annual fixed payment of $66,667 and that after a return of 12.5% is achieved by each partner, CPA(R):14 and the unaffiliated third party will distributed cash flow from the Gibson properties 82.5% and 17.5%, respectively. The figures presented reflect CPA(R):14's share.



(13) The purchase price for this property includes an additional retail facility of 4,500 square feet, which is currently leased for approximately $89,000 per year.



(14) Dollar amounts are based on the exchange rate for British pounds as of the date of acquisition.


     The following is a description of our tenants' businesses and a summary of their financial information.

ADVANCED MICRO DEVICES, INC.

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications market. AMD produces processors, flash memories, programmable logic devices and products for communications and networking applications.

     For the year ended December 28, 2000, Advanced Micro Devices reported net sales of $4,644,187, net income of $986,026,000, total assets of $5,767,735 and total stockholders's equity of $3,171,667.

THE BENJAMIN ANSEHL CO.


     Ansehl is a diversified manufacturer/marketer of liquid filled health and beauty care products. In November 1998, we entered into a net lease with The Benjamin Ansehl Company. During 2000, Benjamin Ansehl filed a petition of bankruptcy and is in the process of liquidating. Annual rent from the lease was $652,000 in 2000, representing approximately two percent of lease revenues. The total purchase price was $6,081,000 of which $3,100,000 was financed with a limited recourse loan. We are actively marketing the property for releasing or sale.


BEST BUY CO. INC.

     Best Buy is the nation's largest volume specialty retailer of name brand consumer electronics, home office equipment, entertainment software and appliances. For the 9 months ended November 25, 2000, Best Buy reported revenues of $9,864,969,000, net earnings of $206,169,000, total assets of $4,781,964,000, and total shareholders' equity of $1,625,903,000.

BURLINGTON MOTOR CARRIERS, INC.

     Burlington Motor Carriers, Inc. was incorporated on November 7, 1997 and operates as a common carrier providing truck load services throughout the continental United States, to and from Mexico and certain provinces in Canada. For the year ended December 31, 2000, Burlington had operating revenue of $244,399.000, net losses of ($4,706,000), total assets of $202,413,000 and total shareholders' equity of $29,741,000.

COMPUCOM SYSTEMS, INC.

     CompuCom provides network integration services and desktop products for large corporate customers. For the year ended December 31, 2000, CompuCom reported total revenue of $2,710,657,000, net earnings of $5,118,000, total assets of $436,360,000 and total stockholders' equity of $229,552,000.

BRASHEAR SYSTEMS, L.P.

     Brashear designs and manufactures electro-optical and electro-mechanical systems and instruments for commercial and defense markets. The company operates in four product areas: telescope systems, optical components, electro-optical systems for fire control, tracking and surveillance and small arms fire control systems. For the year ended December 31, 2000, Brashear reported sales of $23,863,479, net income of $1,303,318, total assets of $13,228,655 and total partners' capital of $4,777,299.

ETEC SYSTEMS, INC.


     Etec is a leading producer of electron beam and laser lithography equipment. These systems are used in the manufacturing of masks for semiconductor manufacturing industry. Etec's shareholders include DuPont, IBM, Perkin Elmer Grumman, and Micron Technology. For the six months ended January 31, 2000, Etec reported revenue of $111,960,000, net loss of ($2,074,000), total assets of $312,510,000 and total shareholders' equity of $248,591,000. This lease is guaranteed by Applied Materials, Inc.


INTESYS TECHNOLOGIES, INC.


     Founded in 1972 as Pixlly-Richards West, Inc., Intesys designs, produces and assembles plastic components for use in other companies' end products. The following is a summary of selected financial data for Textron, Inc. as guarantor. For the year ended December 31, 2000, Textron, Inc. reported revenue of $12,399,000,000, net income of $218,000,000, total assets of $16,310,000,000 and total shareholders equity of $3,994,000,000. This lease is guaranteed by Textron Financial Corp.


METAGENICS INCORPORATED

     Metagenics produces and distributes nutritional supplements for resale by licensed health care practitioners, health and natural product retailers, and other specialty retailers. For the year ended December 31, 2000, Metagenics reported total revenue of $51,577,000, net income of $1,549,000, total assets of $21,672,000 and total stockholders' equity of $1,840,000.

PRODUCTION RESOURCES GROUP, L.L.P.

     PRG is a designer and producer of sets for themed events and Broadway shows as well as a lessor of equipment for corporate themed events. For the nine months ended September 30, 2000, PRG reported revenues of $229,706,000, net losses of ($14,357,000), total assets of $235,386 and total members' equity of $1,123,000.

CHECKFREE CORPORATION

     CheckFree is a leading provider of electronic commerce services, institutional portfolio management services, and financial application software for financial institutions and businesses. For the six months ended December 31, 2000, CheckFree reported total revenue of $198,478,000, net loss of ($174,580,000), total assets of $2,402,323,000 and total stockholders' equity of $1,902,227,000.

BUILDER'S FIRSTSOURCE, INC.


     Builder's FirstSource operates as a distributor and seller of lumber and other building and construction supplies. For the year ended December 31, 2000, Builder's FirstSource reported net sales of $1,576,192,000, net income of $16,883,000, total assets of $637,911,000 and total stockholders' equity of $296,260,000.


THE SCOTT CO. OF CALIFORNIA, INC.


     Scott specializes in the engineering of mechanical systems. For the year ended December 31, 2000, Scott reported contract revenue of $183,760,633, net income of $711,434, total assets of $96,765,183 and total stockholders' equity of $16,721,273. This lease is guaranteed by Scott Companies, Inc.


MCLANE COMPANY, INC.


     We and CPA(R):12, an affiliate, structured two net leases with Ameriserve Food Distribution, Inc. in 1999, for four distribution centers. As structured, we and CPA(R):12, with 60% and 40% ownership interests, respectively, were committed to invest up to $55,800,000 (of which only $43,450,000 was funded) in the properties, with $32,000,000 of this commitment financed with limited recourse mortgage debt. In addition, Ameriserve provided us and CPA(R):12 with irrevocable letters of credit of $8,700,000 as a security deposit. During 2000, Ameriserve declared bankruptcy and subsequently entered into a settlement agreement with us and CPA(R):12. The settlement agreement provided for a cash payment of $3,100,000 and allowed us and CPA(R):12 to draw on the full amount of the letters of credit. We and CPA(R):12 were obligated to assign a substantial portion of these funds to the mortgage lenders; we and CPA(R):12 used such funds in the first quarter of 2001 to reduce the outstanding balance of the mortgage loans. Substantially all of the amounts included in other income in the accompanying consolidated financial statements reflect amounts received in connection with the Ameriserve settlement. We and CPA(R):12 entered into net leases for three of the properties with the company that purchased Ameriserve's operations. The guarantor of the three new leases is McLane Company, Inc., $15 billion in sales, an approximately wholly-owned subsidiary of Wal Mart Stores, Inc. We were able to limit its risk in the initial transaction by investing with an affiliate, using limited recourse mortgage financing and receiving a security deposit in the form of letters of credit. Management is actively remarketing the fourth property in Grand Rapids, Michigan.


CONSOLIDATED THEATRES HOLDINGS, G.P.

     Consolidated Theatres is a movie exhibitor which operates and specializes in megaplex theatres that feature stadium-tiered seating, digital sound systems and state-of-the-art design features and amenities. The following is a summary of selected financial data for Consolidated Theatres supplied by Consolidated Theatres. For the year ended December 31, 2000, Consolidated Theatres reported total revenue of $1,474,632, net loss of ($660,972), total assets of $2,550,321 and total stockholders equity of ($26,162).

AMERIX CORPORATION


     Amerix provides outsourcing of accounting, advertising, processing and related support to organizations which provide credit counseling services to the public. For the year ended December 31, 2000, Amerix reported total revenue of $89,905,000, net income of $3,487,000, total assets of $26,312,000 and shareholders' equity of $5,141,000.


ATRIUM COMPANIES, INC.

     Atrium is one of the largest manufacturers and distributors of residential windows and doors in the United States. For the year ended December 31, 2000, Atrium reported net sales of $496,247,000, net loss of ($74,326,000), total assets of $540,335,000 and total shareholders' equity of $122,076,000.

24 HOUR FITNESS, INC.


     24 Hour Fitness is a subsidiary of Fitness Holdings, Inc., which guarantees this lease. They have merged with Fitness Holdings Europe, Ltd. and Fitness Holdings Asia, Ltd., to form Fitness Holdings Worldwide, Inc. They currently operate over 350 fitness centers all over the world, and have approximately 2.5 million members. The company operates two types of facilities: fitness-only facilities, which offer traditional aerobic activities, cardiovascular and weight training equipment, and multi-sport facilities, which offer all the same amenities of the fitness-only facilities, including basketball and volleyball courts, and swimming pools. For the year ended December 31, 2000, Fitness Holdings, Inc. reported unaudited net revenue of $647,906,000, unaudited net loss of ($17,337,000), unaudited total assets of $653,557,000 and unaudited shareholder's equity of $101,278,000.


ROCK ISLAND CORPORATION


     Rock Island a leading manufacturer of building products in the Southeast and Southwest. The company manufacturers both aluminum and vinyl windows and doors and distributes manufactured products as well as wood windows and other building products. For the year ended December 31, 2000, Rock Island reported sales of $33,164,431, net loss of ($2,485,425), total assets of $21,209,766 and total shareholders' equity of $17,115,138.


BARJAN PRODUCTS, LLC


     Barjan operates as a supplier of miscellaneous items sold at truck stops
nationwide. For the        ended December 31, 2000, Barjan reported unaudited
sales of $184,377,990, unaudited net loss of ($5,514,686), unaudited total assets of $272,699,486 and unaudited shareholder's equity of $82,529,820.


STELLEX TECHNOLOGIES, INC.

     Stellex is a leading provider of highly engineered subsystems and components for the aerospace, defense and space industries. On September 12, 2000, Stellex filed voluntary petition for protection from creditors under the bankruptcy code. Management of Stellex cited the need to restructure their balance sheets as the primary cause for the filing. Stellex announced that it had negotiated a $36 million "debtor-in-possession" financing facility with a bank group, subject to approval of the bankruptcy court. Stellex is current on its rental obligations to CPA(R):14. In addition, CPA(R):14 is holding a $2 million letter of credit to secure Stellex's obligations under its lease.

LANGEVELD INTERNATIONAL, INC.


     Langeveld is a wholly-owned subsidiary of International Garden Products, Inc. International Garden, which is a guarantor of this lease, acquires garden product companies that grow, process and distribute a variety of herbaceous and woody ornamental plants, seeds bulbs and other ancillary products sold to garden centers, nurseries and professional landscapers. For the year ended June 30, 2000, International Garden, the guarantor of the lease, reported net sales of $137,007,199, net income of $4,195,135, total assets of $143,165,300 and shareholder's equity of $7,385,278.


GALYAN'S TRADING COMPANY, INC.

     Galyan is a sporting goods retailer currently operating eighteen stores in seven markets throughout the mid-western and eastern United States. For the year ended February 3, 2001, Galyan reported net sales of approximately $421,662,000, net income of approximately $363,000, total assets of approximately $201,089,000 and shareholder's equity of approximately $69,039,000.

APW NORTH AMERICA INC.

     APW is a global electronic manufacturing services provided focused on the integrated electronic enclosure systems market. The lease obligations are guaranteed by Applied Power Inc. For the six months ended February 28, 2001, Applied Power reported net sales of $677,286,000, net income of $6,882,000, total assets of $1,563,686,000 and shareholder's equity of $658,683,000.

CELESTICA INC.

     Celestica Inc. is a provider of electronics manufacturing services to original equipment manufacturers worldwide. For the year ended December 31, 2000, Celestica reported revenue of $9,752,075,000, net earnings of $206,679,000, total assets of $5,937,985,000 and shareholder's equity of $3,469,269,000.

EARLE M. JORGENSEN COMPANY

     Earle M. Jorgensen Company processes and distributes over 30,000 different carbon, alloy stainless and aluminum products to customers across a broad range of industries. For the nine months ended January 2, 2001, Jorgensen reported revenue of $788,758,000, net income of $16,727,000, total assets of $502,022,000 and total stockholders' deficit of ($2,803,000).


BUFFETS HOLDINGS, INC.



     Buffets, Inc. is one of the largest operators of buffet-style restaurants in the United States, with more than 400 locations in 38 states. For the year ended January 3, 2001, Buffets reported sales of $239,370,000, net income of $990,000, total assets of $684,719,000 and stockholders' equity of $134,154,000.


U.S. HOME CORPORATION


     U.S. has homebuilding operations in thirteen states and is one of the nation's leading builders of quality homes. Lennar Corporation guarantees this lease.


AMTECH

     Amtech is a supplier of wireless data technologies such as radio frequency identification devices used in intelligent transportation systems and related supply chain markets. For the year ended December 31, 2000, Amtech reported revenue of $394,000, net loss of ($48,881,000), total assets of $78,677,000 and total shareholders' equity of $75,130,000.

PCS HEALTH SYSTEMS, INC.


     PCS offer services which include processing prescription claims of health plan members, providing mail order prescriptions to health plan members for repetitive prescriptions, and developing formularies (the list of drugs covered by a given health plan) for its health plan customers. Advance Paradigm, Inc. is the guarantor for the lease. For the nine months ended December 31, 2000 Advance Paradigm reported revenue of $4,032,904,000, net income of $19,264,000, total assets of $3,142,595,000 and total shareholders' equity of $393,906,000.


INSTITUTIONAL JOBBERS COMPANY


     Institutional Jobbers is a leading regional broadline food distributor, operating primarily in the southeastern United States. The Company sells food and related products to restaurants and other institutional food service establishments. For the year ended March 31, 2001, Institutional Jobbers reported unaudited revenue of $501,928,103, unaudited net income of $2,498,570, unaudited total assets of $77,777,053 and unaudited total shareholders' equity of $25,636,258.


TOWNE AIR FREIGHT, INC.


     Towne Air Freight is one of Chicago's largest full service air freight trucking companies. The operations include airport to airport, airport to destination and destination to airport trucking. For the year ended October 31, 2000, Towne Air reported revenue of $135,350,374, net loss of $(3,972,046), total assets of $37,646,624 and total shareholders' equity of $6,328,972. This lease is guaranteed by Towne Holdings, Inc.

MERIDIAN AUTOMOTIVE SYSTEMS, INC.

     Meridian is a leading tier 1 supplier of highly engineered sub-assemblies to automotive and commercial truck original equipment manufacturers in North America and Europe. For the year ended December 31, 2000, Meridian reported net revenue of $872,980,000, net loss of $(11,985,000), total assets of $991,018,000 and shareholder's equity of $132,911,000.

SOLOCO, LLC


     Newpark Resources, Inc., the parent company of Soloco and guarantor of this lease, is a leading provider of integrated site, environmental and high performance, environmentally safe drilling fluid services to the oil and gas exploration and production industry. For the year ended December 31, 2000, Newpark Resources, Inc. reported net revenue of $266,593,000, net income of $11,150,000, total assets of $507,443,000 and shareholder's equity of $260,055,000.


RAVE REVIEWS CINEMAS, LLC

     Rave is a new theater operator whose management team has extensive experience in the movie theater industry. Rave plans to develop megaplex theaters in markets where no other stadium theater competition exists.

FEDERAL EXPRESS CORPORATION

     Federal Express is the world's largest express transportation company. For the nine month ended February 28, 2001, Federal Express reported net revenue of $11,681,867,000 and net income of $406,778,000, total assets of $9,332,634,000 and shareholder's equity of $41,163,636,000.

THE BON-TON DEPARTMENT STORES, INC.

     Bon-Ton is a regional department store chain headquartered in York, Pennsylvania. The company has 73 department stores primarily located in Pennsylvania, New York, Maryland, West Virginia, New Jersey and Connecticut. For the nine months ended October 28, 2000, Bon-Ton Stores, Inc. reported net sales of $983,405,000, net loss of ($9,591,000) total assets of $478,397,000 and shareholder's equity of $181,702,000.

MCCOY WORKPLACE SOLUTIONS, L.P.

     McCoy is primarily engaged in the sale and installation of commercial office furnishings and floor coverings and the refinishing and reupholstering of furniture, primarily in Southeast Texas and Houston metropolitan area. For the year ended December 31, 2000, McCoy reported net revenue of $31,878,565, net income of $1,494,759, total assets of $34,950,315 and shareholder's equity of $13,192,872.

EXODUS COMMUNICATIONS, INC.

     Exodus is the nation's leading provider of Internet data centers, network services, and managed services for enterprises with web-hosting needs. They provide the infrastructure and connectivity necessary for a business or organization to outsource the design, development, and maintenance of its website. Exodus' largest customers include Yahoo!, Lycos, Virgin, PriceWaterhouseCoopers, U.S. News & World Report, and General Electric International. For the year ended December 31, 2000, Exodus reported net revenue of $818,446,000, net loss of ($136,919,000), total assets of $3,894,358,000 and shareholder's equity of $463,409,000.


SIMPSON INDUSTRIES, INC.



     The lease by Simpson Industries, Inc. is guaranteed by Metaldyne Corporation. Metaldyne is a fully integrated manufacturer of metal-formed components, castings, assemblies and modules for the automotive and industrial equipment industries. Metaldyne is the result of an industry roll-up of metal forming businesses by Heartland Industries, a Greenwich, CT-based private equity investment firm. For the year ended December 31, 2000, Metaldyne reported revenues of $1,650,160,000, net income of $56,020,000, total assets of $2,363,490,000 and shareholders equity of $252,970,000. The Company is currently rated BB- and Ba3 by Standard and Poors and Moody's respectively.



BLP UK LIMITED



     BLP Group, the parent company of BLP UK Limited, and guarantor of this lease, is the United Kingdom's largest manufacturer of wrapped moldings and polyvinyl chloride pressed membrane panels used in kitchen, bathroom and office furniture. For the year ended December 31, 2000, BLP Group plc reported net revenue of $16,754,158, net loss of ($1,461,109), total assets of $77,906,890 and shareholder's equity of $33,514,290. These amounts have been converted from British pounds to US dollars using the New York Federal Reserve Bank 12 Noon Buying Rate as of December 29, 2000. The financial data has been prepared in accordance with accounting principles generally accepted in the United Kingdom.


NEXPAK CORPORATION


     Nexpak Corporation is one of the world's largest media packaging companies, and is the leading producer of compact disc jewel boxes, video cases and DVD cases. Nexpak has invested over $14 million in machinery and equipment to create a state-of-the-art facility for the production of compact disk jewel boxes. For the year ended December 31, 2000 Nexpak reported revenue of $261,289,000, net loss of ($15,755,000), total assets of $384,840,000 and shareholders equity of $114,729,000.


GIBSON GUITAR CORP.


     Gibson Guitar began in 1894 in the home workshop of Orville Gibson of Kalamazoo, Michigan and today is one of the world's oldest and most widely recognized musical instrument brands.


WARRANTS

     In connection with the purchase of some of the properties, CPA(R):14 received warrants to purchase shares of the tenant companies. The following table describes the warrants received as of the date of this prospectus:

                                                   PERCENTAGE
           COMPANY              NUMBER OF SHARES   OWNERSHIP    EXERCISE PRICE        TERM
           -------              ----------------   ----------   --------------        ----
Burlington Motor Carriers.....       4,667             --          $   100       Length of Lease
Consolidated Theaters.........         110            3.0          $ 1,000             20

ACQUISITION FEES

     In connection with the acquisitions described in this prospectus, affiliates of Carey Asset Management received acquisition fees. The total fees received in connection with these acquisitions was approximately $16,704,000. In addition, these affiliates are entitled to receive approximately $12,641,000 over the next eight years provided that shareholders receive a cumulative return of six percent.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material federal income tax considerations associated with an investment in the shares. In this section when we refer to "the Code" we mean the Internal Revenue Code, as amended. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a particular prospective shareholder in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law.

     WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE.

OPINION OF COUNSEL

     In the opinion of our counsel, Reed Smith LLP, commencing with our taxable year ended December 31, 1998, we qualified to be taxed as a REIT under the Code, provided that we operated and continue to operate in accordance with various assumptions and factual representations we made concerning our business, properties and operations. It must be emphasized that Reed Smith LLP's opinion is based on various assumptions and is conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification and taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Reed Smith LLP. Accordingly, no assurance can be given that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk Factors -- Failure to qualify as a REIT could adversely affect our operations and ability to make distributions."

     The opinion of Reed Smith LLP is also based upon existing law as currently applicable, Internal Revenue Service regulations, currently published administrative positions of the Internal Revenue Service and judicial decisions, which are subject to change either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in their opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from investments in a corporation.

     Even if we qualify for taxation as a REIT, we will be subject to federal income tax, as follows:

      -- we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

      -- under some circumstances, we will be subject to "alternative minimum tax;"

      -- if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

      -- if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

      -- if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or the amount by which our gross income would have failed the 95% gross income test if the test were a 90% test as opposed to a 95% test, multiplied by a fraction intended to reflect our profitability;

      -- if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain net income which we elect to retain and pay tax on) and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

      -- if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (the "Built-In-Gain Rules").

REQUIREMENTS FOR QUALIFICATION

     We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to have qualified as a REIT, we had to meet and we must continue to meet the requirements discussed below relating to our organization, source of income, nature of assets and distributions of income to our shareholders.

  Organizational Requirements

     Definition of REIT under the Code

     In order to qualify for taxation as a REIT under the Code, we

      --  must be a domestic corporation, trust or association;

      --  must be managed by one or more trustees or directors;

      --  must have transferable shares;

      --  cannot be a financial institution or an insurance company;

      -- must have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

      --  must not be closely held.

We will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. However, for purposes of the closely-held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. However, if a tax-exempt shareholder owns more than 25% of our shares or one or more tax-exempt shareholders, each own at least 10% of CPA(R):14, and in the aggregate own more than 50% of our shares, those shareholder(s) may be required to treat all or a portion of their distributions from us as unrelated business taxable income. See "Taxation of Tax-Exempt Shareholders."

     As a Maryland corporation, we satisfy the first requirement. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. Additionally, we have more than 100 shareholders. We may refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. However, there can be no assurance that a refusal to transfer will be effective. Based on the foregoing, we should satisfy the organizational and structural requirements as well as the share ownership tests.

     Our Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to its share. Also, if a REIT owns a qualified REIT subsidiary, it will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to the income of that subsidiary. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of the Code, including satisfying the gross income tests and asset tests.

  Income Tests

     Gross Income Requirements

     To maintain our status as a REIT, we must satisfy annually two gross income requirements.

      -- At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from disposition of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"). This is the 75% Income Test.

      -- At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     Rents from Real Property

     The rents we receive or that we are deemed to receive qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

      -- The amount of rent generally must not be based in whole or in part on the income of profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

      -- The Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified). However, under certain circumstances, rents received by a REIT from a taxable REIT subsidiary would not be treated as rent from a Related Party Tenant.

      -- If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

      -- The REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Moreover, even if the services with respect to a property are impermissible tenant services the other income will qualify as "rent from real property" if the income from these services does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years, then we must satisfy a number of complex rules, one of which is that we may be required to operate the property through an independent contractor and we will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments," so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, no assurance can be given in this regard.

     Eligibility for Relief Under the Code if We Fail to Qualify as a REIT

     If we fail to satisfy one or both of the 75% Income Test or the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

      -- our failure to meet these tests was due to reasonable cause and not due to willful neglect;

      -- we attach a schedule of our income sources to our federal income tax return; and

      -- any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Opinion of Tax Counsel," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

  Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

      -- First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

      -- Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

      -- Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed five percent of the value of our total assets. Additionally, we may not own more than 10% of the outstanding voting securities or 10% of the total value of the securities of any one issuer. However, we can own all of the stock of a qualified REIT subsidiary, more than 10% of the stock of a taxable REIT subsidiary, and certain debt securities.

     A taxable REIT subsidiary is a taxable corporation that we and the taxable REIT subsidiary elect to treat as a taxable REIT subsidiary. A taxable REIT subsidiary can perform services for our tenants and third parties, and under certain circumstances, may lease property from us. No more than 20% of the value of our gross assets can be securities of a taxable REIT subsidiary.

     The five percent test must generally be met for any quarter in which we acquire securities of an issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

  Annual Distribution Requirements

     In order to be taxed as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders. The amount of these distributions must be at least equal to:

      -- the sum of 90% of our REIT Taxable Income (computed without regard to the distributions-paid deduction and our capital gain) and 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

      -- the sum of specific items of noncash income over five percent of our REIT taxable income with certain adjustments.

This is known as the 90 Percent Distribution Test.

We must pay distributions in the taxable year to which they relate. Alternatively, we may pay these distributions in the following taxable year if declared before we timely file our federal income tax return for that year and if paid on or before the first regular distribution payment after the declaration.

     Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT Taxable Income as adjusted, we will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of

      --  85% of our ordinary income for that year,

      -- 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year, and

      --  any undistributed taxable income from prior periods,

we would be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed.

ELECTION TO RETAIN OUR LONG-TERM CAPITAL GAINS

     We may elect to retain, rather than distribute our net long-term capital gains. The effect of this election is that:

      --  we are required to pay the tax on these gains;

      -- shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the REIT; and

      -- the basis of the shareholder's shares would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the domestic shareholders' long-term capital gains.

     We believe we have made and we intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to depreciation and other non-cash charges. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% Distribution Test. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% Distribution Test or to distribute a greater amount as may be necessary to avoid income and excise taxation. This could occur as a result of timing differences between

      -- the actual receipt of income and actual payment of deductible expenses, and

      -- the inclusion of income and deduction of these expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions.

In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

DEFICIENCY DISTRIBUTIONS

     In some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency distributions" to our shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to Internal Revenue Service examination. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and its distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Carey Asset Management or its affiliates. Were the Internal Revenue Service to challenge successfully our characterization of a transaction or determination of our REIT taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "Sale-Leaseback Transactions." If, as a result of a challenge, we are determined not to have satisfied the 90% Distribution Test, we would be disqualified as a REIT (unless we were to pay a deficiency distribution and pay interest and a penalty) as provided by the Code. A deficiency distribution cannot be used to satisfy the 90% Distribution Test if the failure to meet the test was not due to a later adjustment to our income by the Internal Revenue Service.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Furthermore, while we have no intention of doing so, we may revoke our REIT election voluntarily. See "Risk Factors -- Failure to qualify as a REIT could adversely affect our operations and ability to make distributions."

SALE-LEASEBACK TRANSACTIONS

     Many of our investments are and will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT Taxable Income could be recalculated which could cause us to fail.

TAXATION OF DOMESTIC SHAREHOLDERS

  Definition

     In this section, the phrase "domestic shareholder" means a holder of shares that for federal income tax purposes:

      --  is a citizen or resident of the United States;

      -- is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

      -- is an estate, the income of which is subject to United States federal income taxation regardless of its source; or

      -- is a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year in which we qualify for taxation as a REIT, amounts distributed to taxable domestic shareholders will be taxed as described below.

  Distributions Generally

     Distributions to domestic shareholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the distributions-received deduction for corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each domestic shareholder's shares, and the amount of each distribution in excess of a domestic shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. Shareholders may not include any of our losses on their own federal income tax returns.

     We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the four percent excise tax, discussed in the section titled "Opinion of Tax Counsel" above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital as taxable distributions.

  Capital Gain Distributions

     Distributions to domestic shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his/her or its stock.

  Passive Activity Loss and Investment Interest Limitations

     Our distributions and gain from the disposition of the shares will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against this income. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest deduction limitation. Net capital gain from the disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if and to the extent you so elect, in which case these capital gains will be taxed as ordinary income.

  Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a shareholder has received any capital gains distributions with respect to his/her or its shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his/her or its shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue regulations that would subject a portion of the capital gain a shareholder recognizes from selling his/her or its shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain relates to depreciation we deducted.

TREATMENT OF TAX-EXEMPT SHAREHOLDERS

     Our distributions to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally, will not constitute unrelated business taxable income unless the shareholder has borrowed to acquire or carry its shares. However, qualified trusts that hold more than 10% (by value) of the shares of REITs held predominantly by qualified trusts, may be required to treat a certain percentage of the REIT's distributions as unrelated business taxable income. We do not expect to be held predominantly by trusts and our articles of incorporation prohibit the required concentration of ownership.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in CPA(R):14 will constitute unrelated business taxable income unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA(R):14. Prospective tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR FOREIGN SHAREHOLDERS

     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "foreign shareholders") are complex. The following discussion is intended only as a summary of these rules. Foreign investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in CPA(R):14, including any reporting requirements.

  Taxation if Effectively Connected With a United States Trade or Business

     In general, foreign shareholders will be subject to regular United States federal income tax with respect to their investment in CPA(R):14 if the investment is "effectively connected" with the foreign shareholder's conduct of a trade or business in the United States. A corporate foreign shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under section 884 of the Code, which is payable in addition to regular United States federal corporate income tax. The following discussion will apply to foreign shareholders whose investment in CPA(R):14 is not so effectively connected.

 Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution that is not attributable to our gain from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a United States federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each foreign shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

  Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     Distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a foreign shareholder under the Foreign Investment in Real Property Tax Act of 1980 referred to herein as "FIRPTA." Under FIRPTA, these distributions are taxed to a foreign shareholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a foreign shareholder will be taxed at the normal capital gain rates applicable to a domestic shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate shareholder that is not entitled to treaty exemptions.

  Withholding Obligations From Distributions to Foreign Shareholders

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to foreign shareholders, and remit to the Internal Revenue Service,

      -- 35% of designated capital gain distributions or, if greater, 35% of any distributions that could be designated as capital gains distributions, and

      -- 30% of ordinary distributions paid out of earnings and profits if determinable at the time of the distribution, and

      -- 10% of any ordinary distribution not paid out of earnings and profits if we are not a "domestically controlled REIT" as described below under "Sale of Our Shares by a Foreign Shareholder."

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% distribution withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withheld with respect to a distribution to a foreign shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the foreign shareholder may file for a refund of the excess from the Internal Revenue Service.

  Sale of Our Shares by a Foreign Shareholder

     A sale of our shares by a foreign shareholder generally will not be subject to United States federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a foreign shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in CPA(R):14. Our shares currently are not "regularly traded" on an established securities market. If the gain on the sale of shares were subject to taxation under FIRPTA, a foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profit tax when made to a corporate foreign shareholder that is not entitled to treaty exemptions. Under FIRPTA the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Capital gains not subject to FIRPTA will be taxable to a foreign shareholder if the foreign Shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his/her or its U.S. source capital gains.

     Recently promulgated Treasury regulations may alter the procedures for claiming the benefits of an income tax treaty. Our foreign shareholders should consult their tax advisors concerning the effect, if any, of the new Treasury regulations on an investment in our shares.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR DOMESTIC SHAREHOLDERS

     Under some circumstances, domestic shareholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, shares. Backup withholding will apply only if the shareholder:

      -- fails to furnish his/her or its taxpayer identification number (which, for an individual, would be his/her or its Social Security Number);

      --  furnishes an incorrect tax identification number;

      -- is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

      -- under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and: (a) that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments, or (b) that he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations.

     Domestic shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against the domestic shareholder's United States federal income tax liability and may entitle the domestic shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

BACKUP WITHHOLDING TAX FOR FOREIGN SHAREHOLDERS

     Additional issues may arise for information reporting and backup withholding for foreign shareholders. Foreign shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his/her or its shares in his/her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAX

     We and our operating subsidiaries may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of CPA(R):14, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

                              ERISA CONSIDERATIONS

     The following is a summary of some non-tax considerations associated with an investment in CPA(R):14 by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

     In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or a pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

      -- whether the investment is consistent with the applicable provisions of ERISA and the Code,

      -- whether the investment will produce unrelated business taxable income to the Benefit Plan (see "United States Federal Income Tax Considerations -- Taxation of Tax-Exempt Entities"), and

      --  the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the duty

      -- to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

      --  to invest plan assets prudently;

      -- to diversify the investments of the plan unless it is clearly prudent not to do so; and

      -- to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the Department of Labor has published a final regulation describing what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). As discussed below, we have received an opinion of counsel that, under the Regulation our assets should not be deemed to be "plan assets" if Benefit Plans invest in shares, assuming the conditions set forth in the opinion are satisfied.

     Under the Regulation, the assets of corporations, partnerships, or other entities in which a Benefit Plan makes an equity investment will be deemed to be assets of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule. The Regulation provides as one exception that the underlying assets of entities such as CPA(R):14 will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be

      --  "freely transferable,"

      -- part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

      -- sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period.

     The shares are being sold as part of an offering exception of securities to the public pursuant to an effective registration statement under the Securities Exchange Act, and we have represented that the shares will be part of a class registered under the Securities Exchange Act within the specified time frames. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

     We have over 100 shareholders. Thus, the second criterion of the publicly offered exception will be satisfied.

     Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, the restrictions imposed to maintain our status as a REIT should not cause the shares to not be freely transferable.

     We have obtained an opinion from counsel that the shares should constitute "publicly-offered securities" and that our underlying assets should not be considered plan assets under the Regulation assuming the offering takes place as described in this prospectus.

     In the event that our underlying assets were treated by the Department of Labor as assets of a Benefit Plan, our management would be treated as fiduciaries with respect to Benefit Plan shareholders and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our management and assets, (absent an applicable administrative or statutory exemption) under ERISA applies. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If our underlying assets were treated as assets of a Benefit Plan, the investment in CPA(R):14 also might constitute an ineffective delegation of fiduciary responsibility to Carey Asset Management and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by Carey Asset Management of its ERISA fiduciary duties. Finally, an investment by an IRA in CPA(R):14 might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, Carey Asset Management and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA when permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities or on a non-fiduciary participating in prohibited transactions could be required to restore to the plan any profits they realized as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorized the Internal Revenue Service to impose an additional 100% excise tax if the disqualified person who participates in the prohibited transaction. With respect to an IRA the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

     In the opinion of counsel, as discussed above, our assets should not constitute plan assets following an investment in shares by Benefit Plans. Accordingly, the problems discussed in the preceding three paragraphs are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The escrow agent will establish two separate escrow accounts. Benefit Plan funds will be deposited in one account while funds from all other investors will be deposited in another account. Pending issuance of the shares to a Benefit Plan, the escrow agent will invest Benefit Plan funds in a money market account maintained by the escrow agent. On each closing date, the funds paid by each Benefit Plan will be released from the Benefit Plan escrow account and exchanged for the applicable number of shares. Any interest earned by that account prior to any such closing date will be paid to the investing Benefit Plan.

     In considering an investment in CPA(R):14, a plan fiduciary should consider whether the escrow account arrangement as well as the ultimate investment in CPA(R):14 would be consistent with fiduciary standards applicable to that Benefit Plan.

ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Prior to and for the year ending December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Thereafter, beginning with the year 2003, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of Carey Asset Management.

     We anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other qualified plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance

      -- that the value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

      -- that shareholders could realize this value if they were to attempt to sell their shares, or

      -- that this value would comply with the ERISA or IRA requirements described above.

                             DESCRIPTION OF SHARES

     The following description of the shares does not purport to be complete but contains a summary of portions of the articles of incorporation and is qualified in its entirety by reference to the articles of incorporation.

GENERAL DESCRIPTION OF SHARES

     We are authorized to issue 120,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of our assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA(R):14 upon issuance and payment therefor. Shares, other than excess shares, which are defined in the organizational documents to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time the shares are acquired, are not subject to mandatory redemption. The shares have no preemptive rights which rights are intended to insure that a shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional securities or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). We currently do not intend to issue any securities other than the shares discussed in this prospectus, although we may do so anytime. We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by the directors.

     We may apply to list the shares for trading on a national securities exchange or to include them for quotation on Nasdaq unless the board of directors (including a majority of the independent directors) deems the listing or quotation not to be in the best interest of the shareholders. There can be no assurance that our application will be accepted if made. If the shares are not listed or included for quotation, the properties generally will be liquidated beginning within eight years after the net proceeds of this offering are substantially invested. In making the decision to apply for listing of the shares, the board will try to determine whether listing the shares or liquidating CPA(R):14 will result in greater value for the shareholders. Even if the shares are not so listed or included for quotation, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue our existence until all of our properties are sold and our other assets are liquidated.

     We will not issue certificates. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing to us a duly executed transfer form. Upon the issuance of our shares, we will send to each shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     An annual meeting of the shareholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares, shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take shareholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

     Our articles of incorporation may be amended by a majority of the board of directors (including a majority of the independent directors) and approval of the shareholders at a duly held meeting at which a quorum is present. Amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of CPA(R):14, must be approved by a vote of two-thirds of the shareholders. In general, our bylaws may be amended by a majority vote of the shareholders. The limitations on share ownership may only be amended by a two-thirds majority vote of all outstanding shares. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA(R):14 or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Shareholders may, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, elect to remove a director from the board or dissolve CPA(R):14. Shareholders do not have the ability to vote to replace Carey Asset Management or to select a new advisor.

     The affirmative vote of a majority of all shares entitled to be cast is required to approve any merger or sale of substantially all of our assets other than in the ordinary course of business. The term "substantially all" as used in this context is a term used in the Maryland General Corporate Law. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect for investors of the Maryland law's lack of definition is that we cannot provide investors with a definition for "substantially all" and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve any particular sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which makes the final determination of the fair value to be paid to the shareholder and which decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting shareholder.

     Shareholders are entitled to receive a copy of our shareholder list upon request provided that the requesting shareholder represents to us that the list will not be used to pursue commercial interests. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request (or five days if the shareholder first requests a copy of the representation and returns it to us within 30 days). A shareholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to us will be liable to us for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Securities Exchange Act of 1934, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

     The articles of incorporation, in order to assist the board in preserving our status as a REIT, contain an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

     The articles of incorporation stipulate that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate shareholder.

     The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Securities Exchange Act of 1934) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

     All persons who own five percent or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly, by these persons. See "United States Federal Income Tax Considerations -- Statement of Stock Ownership."

DISTRIBUTIONS

     We intend to declare distributions before each issuance of shares during this offering and on a quarterly basis. Distributions will be paid to investors who are shareholders as of the record date selected by the directors. Distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. We are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

     Distributions will be paid at the discretion of the directors, in accordance with our earnings, cash flow and general financial condition. The directors' discretion will be directed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We can borrow to make distributions if the borrowing is necessary to maintain our REIT status or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of the properties and the proceeds will be used to repay the loan.

     We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

REPURCHASE OF EXCESS SHARES

     We have the authority to redeem excess shares immediately upon becoming aware of existence of excess shares or after giving the person in whose hands shares are excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit and, therefore, would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations.

     W.P. Carey & Co. LLC, Carey Asset Management and their affiliates may not receive a fee on the purchase of shares.

REDEMPTION OF SHARES

     Prior to the time, if any, as the shares are listed on a national securities market, any shareholder (other than Carey Asset Management) that has held his/her or its shares for at least one year may present all or any portion of their shares to us for redemption at any time, in accordance with the procedures outlined herein. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption. Accordingly, a shareholder's shares may not be redeemed. In addition, Carey Asset Management may assist with the identification of prospective third-party buyers.

     The board of directors will determine on a quarterly basis whether we have sufficient excess cash to repurchase shares. Shareholders may offer shares to us for purchase and we will purchase the offered shares if it has sufficient cash. We will impose a surrender charge on repurchased shares in accordance with the following schedule:

             HOLDING PERIOD OF SHARES                  SURRENDER CHARGE
             ------------------------                  ----------------
1-3 years.........................................  12% of net asset value
4 years...........................................  11% of net asset value
5 years...........................................  10% of net asset value
6 years...........................................   9% of net asset value
7 years...........................................   8% of net asset value
8 years...........................................   7% of net asset value
9 years...........................................   6% of net asset value
10 years..........................................   5% of net asset value
11 years or more..................................   4% of net asset value

     The net asset value, for purposes of calculating the purchase price, shall be $10 per share until we begin having appraisals performed by an independent third party as of December 31, 2003, at which time the net asset value will be as determined by the appraiser. The board of directors reserves the right to adjust the net asset value on a quarterly basis to account for significant capital transactions.

     If we have sufficient funds to purchase some but not all of the shares offered, the shareholders holding their shares for the longest time will be given priority. Requests not fulfilled in on quarter will automatically have their request carried forward to the next quarter unless such request is revoked. While we intend to maintain an effective registration statement, there can be no assurances that we will be able to do so. Furthermore, there can be no assurance that we will have sufficient funds to repurchase any shares.

     A shareholder who wishes to have his/her or its shares redeemed must mail or deliver a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent, which is currently Phoenix America Financial Services, Inc. Within 30 days following the redemption agents receipt of the shareholder's request, the redemption agent will forward to the shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. Financial Services, Inc. will effect such redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem the shares. The effective date of any redemption will be the last date during a quarter, during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of fund redemption.

     A shareholder may present fewer than all of his/her or its shares for redemption, provided, however, that: (i) the minimum number of shares which must be presented for redemption shall be at least 25% of a shareholder's shares, and
(ii) if a shareholder retains any shares, he/she or it must retain at least 250 shares (200 shares for an IRA, Keogh Plan or pension plan).

     The board of directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in our best interests. The board of directors may suspend the redemption of shares if

      -- they determine, in their sole discretion, that the redemption impairs our capital or operations;

      -- they determine, in their sole discretion, that an emergency makes the redemption not reasonably practical;

      -- any governmental or regulatory agency with jurisdiction over us so demands for the protection of the shareholders;

      -- they determine, in their sole discretion, that the redemption would be unlawful;

      -- they determine, in their sole discretion, that the redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of our shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or

      -- the board of directors, in their sole discretion, deem the amendment or suspension to be in our best interests.

For a discussion of the tax treatment of such redemptions, see "United States Federal Income Tax Considerations -- Taxation of Shareholders." The redemption plan will terminate, and CPA(R):14 no longer shall accept shares for redemption, if and when listing occurs.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-up Transaction. A "Roll-up Transaction" is transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of CPA(R):14 and the issuance of securities of a Roll-up Entity. This term does not include:

      -- a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq National Market System; or

      -- a transaction involving the conversion to corporate, trust, or association form of only CPA(R):14 if, as a consequence of the transaction there will be no significant adverse change in any of the following: Shareholder voting rights; the term of our existence; compensation to W. P. Carey & Co. LLC or Carey Asset Management; or our investment objectives of CPA(R):14.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

             (A) remaining as shareholders of CPA(R):14 and preserving their interests therein on the same terms and conditions as existed previously, or

             (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

          (i) which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in the bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CPA(R):14. See "Management," "Reports to Shareholders" and "Description of Shares;"

          (ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          (iii) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          (iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

TRANSFER AGENT

     The transfer agent and registrar for the shares will be Phoenix American Financial Services, Inc. The transfer agent's address is 2401 Kerner Boulevard, San Rafael, California 94901-5529, and its phone number is (888) 241-3737.

                                  THE OFFERING

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, we are offering to the public through Carey Financial and selected dealers, on a best efforts basis, a maximum of $400,000,000 of shares of common stock consisting of 40,000,000 shares priced at $10 per share. The minimum subscription is 250 shares or $2,500 (200 shares or $2,000 for an IRA or a Keogh Plan except for Iowa tax exempt investors which must make a minimum investment of 250 shares or $2,500). See "Terms of the Offering." Carey Financial and American Express Financial Services, Inc. are expected to sell a significant number of shares.

     Carey Financial will receive a selling commission in an amount equal to $0.60 per share, whether sold directly by it or by one of the selected dealers, all of whom must be members in good standing of the National Association of Securities Dealers, Inc. Carey Financial may, in turn, reallow up to $0.60 per share of the selling commissions to selected dealers for shares they sell. We also will reimburse Carey Financial for the amount of any selected dealer fee paid to selected dealers, which fee may not exceed one percent of the price of each share sold by the selected dealer. Carey Financial has agreed to pay a selected dealer fee of one percent to all selected dealers and Carey Financial will receive a selected dealer fee of one percent for shares sold directly by Carey Financial. We will also pay Carey Financial a management fee of $.05 per share for managing the offering. In addition, Carey Financial or selected dealers, in their sole discretion, may elect not to accept any selling commission we offer for shares that they sell. In that event, these shares shall be sold to the investor net of all selling commissions, at a price per share of $9.40. We have agreed to indemnify Carey Financial and selected dealers against specified liabilities, including liabilities under the Securities Act of 1933.

     We will offer a reduced share purchase price to "single purchasers" on orders of more than $250,000 and selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment. The following table sets forth the reduced share purchase price and selling commissions payable to Carey Financial:

                                                      SELLING COMMISSION
                                PURCHASE PRICE             PER SHARE
                                 PER SHARE FOR         ON TOTAL SALE FOR
        FOR A "SINGLE        INCREMENTAL SHARE IN    INCREMENTAL SHARE IN
         PURCHASER"          VOLUME DISCOUNT RANGE   VOLUME DISCOUNT RANGE
        -------------        ---------------------   ---------------------
  $    2,000 --    $250,000         $10.00                   $0.60

     250,001 --     500,000           9.85                    0.45

     500,001 --     750,000           9.70                    0.30

     750,001 --   1,000,000           9.60                    0.20

   1,000,001 --   5,000,000           9.50                    0.10

     Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.10 per share or less but in no event will the proceeds to us be less than $9.40 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and
(iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

     Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a "single purchaser." The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term "single purchaser" will include

     (1) any person or entity, or persons or entities, acquiring shares as joint purchasers,

     (2) all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity,

     (3) all funds and foundations maintained by a given corporation, partnership or other entity,

     (4) all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment adviser registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in CPA(R):14, and

     (5) all clients of an investment adviser registered under the Investment Advisers Act of 1940 who have been advised by that adviser on an ongoing basis regarding investments other than in CPA(R):14, and who have been advised by such adviser regarding an investment in CPA(R):14.

     In the event a single purchaser described in categories (2) through (5) above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

     Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in category (1) through
(5) above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the 6% selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional whole shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

     Carey Asset Management, its affiliates and their employees and the selected dealers and their employees may purchase shares net of selling commissions and we will pay no selling commissions on these shares. Any purchases by Carey Asset Management, its affiliates and their employees and the selected dealers and their employees will be for investment purposes only and not with the intent to resell the shares. There is no limit on the number of shares such persons may purchase. There is no limit on the number of shares purchased by affiliates of Carey Asset Management and their employees and the selected dealers and their employees. Any resale of the 20,000 shares currently owned by Carey Asset Management or shares it or our affiliates may purchase are subject to Rule 144 promulgated under the Securities Act of 1933, which limits the number of shares which may be resold at any one time and the manner of the resale.

     We will reimburse Carey Financial for its identified expenses and for identified expenses of selected dealers reimbursed by Carey Financial, including the costs of any sales and information meetings of the employees of Carey Financial and the selected dealers (to the extent Carey Financial reimburses the selected dealers for the expenses) relating to this offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the National Association of Securities Dealers, Inc. and the prior review and approval by the National Association of Securities Dealers, Inc. (in order to comply with Rule 2710(c)(b)(B)(xii)), and Carey Financial, the selected dealers (as appropriate), CPA(R):14, Carey Asset Management or any of their affiliates may establish sales incentive programs for associated persons of Carey Financial or selected dealers or may reimburse Carey Financial and selected dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by us and Carey Asset Management directly to associated persons during this offering will not exceed $100 per year.

     Carey Financial or other entities will provide wholesaling services to us. All entities performing wholesaling activities will be required to be properly licensed to engage in the securities business. These services will include developing and preparing sales material, conducting broker/dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We will reimburse Carey Financial for its identified expenses incurred in coordinating wholesaling activities, including, but not limited to

      --  travel and entertainment expenses;

      -- compensation of employees of Carey Financial in connection with wholesaling activities;

      -- expenses incurred in coordinating broker-dealer seminars and meetings; and

      -- wholesaling fees and wholesaling expense reimbursements paid to Carey Financial or other entities.

     In no event shall the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with this offering, including selling commissions, specified expense reimbursements and payments to Carey Financial and selected dealers for the wholesaling services referred to above, exceed 10% of the gross offering proceeds of the offering (plus 0.5% for bona fide due diligence expenses). The total wholesaling expenses will not exceed 3% of the gross offering proceeds. Carey Financial and we will monitor the payment of all fees and expense reimbursements, including the servicing fees, to assure that this limit is not exceeded.

     In the event all organization and offering expenses, other than selling commissions, and fees paid and expenses reimbursed to or paid on behalf of the selected dealers, exceed 4.0% of the gross offering proceeds, the excess will be paid by Carey Asset Management with no recourse by or reimbursement to Carey Asset Management.

     Every prospective investor desiring to purchase shares will be required to comply with the procedures for ordering shares we imposed, Carey Financial and the selected dealer from whom the investor intends to purchase shares. Carey Financial and certain selected dealers will require an order form, a specimen of which is attached to this prospectus, to be completed and delivered together with a check payable to the escrow agent for the aggregate purchase price of the shares ordered. Residents of Iowa, Maine, Massachusetts, Minnesota, Michigan, Missouri, Nebraska, and North Carolina must complete and execute an order form. Selected dealers will submit the checks directly to the escrow agent by noon of the business day following receipt. Investors will receive a copy of this prospectus on or before the day the order form is completed. Investors may revoke their subscription, for five days following the receipt of this prospectus.

     Some selected dealers may offer investors alternate procedures for purchasing shares. Under the alternative procedures, the investor must maintain an account with the selected dealers or open the account at no charge. An investor may then purchase shares by contacting his/her or its broker and indicating the amount of his/her or its desired investment in shares. If the investor has not already received a copy of this prospectus, Carey Financial or a selected dealer will forward a copy of this prospectus to the investor. Carey Financial or a selected dealer will notify the investor that the full amount of the purchase price payment must be in the investor's account by a specified settlement date, which shall occur within five business days after the notice to the investor and at least five days after the investor has received a copy of this prospectus. An investor's account will be charged the amount of the investment on the settlement date. For investors in all jurisdictions, by noon of the next business day following the date funds are debited, the funds debited from the investor's account will be sent to the escrow agent for deposit in the escrow account we established for this offering. In addition, investors may be able to direct that any distributions we pay be invested directly into a mutual fund. Prior to the settlement date, the investor may withdraw his/her or its order by notifying his/her or its broker at Carey Financial or the selected dealer.

     On or after the settlement date, investors will have no right to withdraw any funds submitted to the escrow agent during this offering period. We have the unconditional right in our sole discretion to accept or reject any order or any part thereof within 30 days of receipt of the order. If we reject any order or any part thereof, we will notify the investor in writing thereof and arrange for the escrow agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon. If we accept an order, the investor will receive a notice of acceptance. Shares will be evidenced on our books and records, which will include a list of shareholders' names, addresses and number of shares owned. An investor will not receive a share certificate or other evidence of his/her or its interest in CPA(R):14 unless the shares are listed on a national securities exchange or included for quotation on Nasdaq.

ESCROW ARRANGEMENTS

     All funds received by Carey Financial and the selected dealers from orders will be placed promptly in an interest-bearing escrow account with the escrow agent at our expense until these funds are released as described below. Separate escrow accounts will be established for benefit plan funds and all other funds. Payment for shares are to be sent to the escrow agent at The United States Trust Company of New York, 770 Broadway, 13th Floor, New York, New York 10003,
Attention: Ana Espinosa. These funds will be held in trust for the benefit of investors to be used for the purposes set forth in this prospectus. The escrow agent will be given the right to invest non-benefit plan funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which the certificates or deposits are fully insured by any Federal or state government agency. Benefit plan funds will be invested in a money market account maintained by the escrow agent. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us will not become part of our capital. Instead, within 15 days following each issuance of shares, CPA(R):14 will cause the escrow agent to make distributions to shareholders of all interest earned on their escrowed funds used to purchase the shares. We may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of benefit plans).

     Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically (but not less often than quarterly) as agreed between us and Carey Financial. This offering will terminate at the time all shares being offered are sold or unsold shares are withdrawn from registration by order of the board, but in no case later than November 16, 2001.

                            REPORTS TO SHAREHOLDERS

     We provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with W. P. Carey & Co. LLC, Carey Asset Management or its affiliates and of compensation and fees paid or payable by us to Carey Asset Management and its affiliates. Summary information regarding our quarterly financial results will be furnished to shareholders on a quarterly basis. We will also provide annual valuation reports to the shareholders for the shares.

     At the time we furnish you with the annual report, we will also furnish you with an account statement that sets forth the following:

     - an estimated per share value of the shares;

     - the source of the information used to determine the per share value; and

     - the method by which the per share value was determined.

     Investors have the right under applicable Federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate our appraisal records. In the event that the Securities and Exchange Commission promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc. are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interests of CPA(R):14 and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us by Reed Smith LLP, 2500 One Liberty Place, Philadelphia, Pennsylvania 19103. Reed Smith LLP will rely as to matters of Maryland law on an opinion of Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland.

                                    EXPERTS

     The financial statements as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                SALES LITERATURE

     In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include: (i) an investor sales promotion brochure; (ii) prospecting letters or mailers and seminar invitations; (iii) media advertising inviting seminar attendance; (iv) a brochure describing the investment committee; (v) a presentation using a computer; (vi) reprints of articles about us or the net lease or sale-leaseback industry; (vii) fact sheets describing our acquisitions; (viii) a slide presentation and studies of the prior performance of entities managed by Carey Asset Management and its affiliates as well as other net lease investment programs; (ix) broker updates; (x) an electronic media presentation; (xi) a video presentation; (xiv) a cd-rom presentation; (xiii) a script for telephonic marketing; and (xiv) certain third-party articles. In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

                              FURTHER INFORMATION

     This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the Commission in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public Reference Section of the Commission, Washington, D.C. 20549, the Commission's Northwest Regional office, 7 World Trade Center, Suite 1300, New York, NY 10048, the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission's Web Site: http://www.sec.gov.

     All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
     Corporate Property Associates 14 Incorporated:
     Report of Independent Accountants......................   F-2
     Consolidated Balance Sheets at December 31, 1999 and
      2000..................................................   F-3
     Consolidated Statements of Income for the years ended
      December 31, 1998, 1999 and 2000......................   F-4
     Consolidated Statements of Shareholders' Equity for the
      years ended December 31, 1998, 1999 and 2000..........   F-5
     Consolidated Statements of Cash Flows for the years
      ended December 31, 1998, 1999 and 2000................   F-6
     Notes to Consolidated Financial Statements.............   F-7
     Report of Independent Accountants......................  F-19
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-20
     Notes to Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-22

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Corporate Property Associates 14 Incorporated and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Corporate Property Associates 14 Incorporated and Subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for the years ended December 31, 1998, 1999 and 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Carey Asset Management Corp. (the "Advisor"); our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Advisor, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 23, 2001

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 2000

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1999            2000
                                                              ------------    ------------
                          ASSETS:
Real estate leased to others:
  Accounted for under the operating method
     Land...................................................  $ 36,130,456    $ 89,473,796
     Buildings..............................................    76,917,819     349,961,295
                                                              ------------    ------------
                                                               113,048,275     439,435,091
     Accumulated depreciation...............................     1,152,595       5,445,242
                                                              ------------    ------------
                                                               111,895,680     433,989,849
Net investment in direct financing leases...................    27,161,841      67,575,059
Real estate under construction leased to others.............    45,775,407      37,873,678
                                                              ------------    ------------
     Real estate leased to others...........................   184,832,928     539,438,586
Equity investments..........................................    50,344,119      50,780,516
Cash and cash equivalents...................................    91,420,457      35,547,125
Accounts receivable from affiliates.........................       771,683       3,367,910
Other assets................................................     3,693,766      16,627,369
                                                              ------------    ------------
       Total assets.........................................  $331,062,953    $645,761,506
                                                              ============    ============
               LIABILITIES, MINORITY INTEREST
                 AND SHAREHOLDERS' EQUITY:
Liabilities:
Limited recourse mortgage notes payable.....................  $ 49,517,692    $218,111,151
Accrued interest............................................       292,118         799,229
Accounts payable to affiliates..............................     2,046,441       4,139,284
Accounts payable and accrued expenses.......................       265,889       1,366,607
Prepaid rental income and security deposits.................     1,324,379       4,365,919
Deferred acquisition fees payable to affiliate..............     5,905,602      12,829,308
Dividends payable...........................................     4,515,213       6,914,692
Escrow funds................................................     1,105,530         731,646
                                                              ------------    ------------
       Total liabilities....................................    64,972,864     249,257,836
                                                              ------------    ------------
Minority interest...........................................     8,212,097      20,642,364
                                                              ------------    ------------
Commitments and contingencies
                   SHAREHOLDERS' EQUITY:
Common stock, $.001 par value; authorized, 120,000,000
  shares; issued and outstanding, 29,460,594 and 43,081,544
  shares at December 31, 1999 and 2000......................        29,460          43,081
Additional paid-in capital..................................   265,487,028     386,341,749
Dividends in excess of accumulated earnings.................    (6,896,632)     (9,185,865)
                                                              ------------    ------------
                                                               258,619,856     377,198,965
Less, treasury stock at cost, 79,839 and 146,687 shares at
  December 31, 1999 and 2000................................      (741,864)     (1,337,659)
                                                              ------------    ------------
       Total shareholders' equity...........................   257,877,992     375,861,306
                                                              ------------    ------------
       Total liabilities, minority interest and
        shareholders' equity................................  $331,062,953    $645,761,506
                                                              ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1998          1999           2000
                                                         ----------    -----------    -----------
Revenues:
  Rental income........................................  $1,296,441    $ 6,643,697    $22,878,967
  Interest income from direct financing leases.........          --        688,810      4,093,881
  Other interest income................................     912,759      2,690,097      5,735,208
  Other income.........................................          --             --     10,149,625
                                                         ----------    -----------    -----------
                                                          2,209,200     10,022,604     42,857,681
                                                         ----------    -----------    -----------
Expenses:
  Interest expense.....................................      20,745      1,352,113      6,753,105
  Depreciation and amortization........................     175,977        991,513      4,356,868
  General and administrative...........................     702,828      1,164,036      2,585,058
  Property expense.....................................     272,582      1,585,807      3,992,926
  Writedown to fair value..............................          --             --      2,462,400
                                                         ----------    -----------    -----------
                                                          1,172,132      5,093,469     20,150,357
                                                         ----------    -----------    -----------
     Income before minority interest in income, income
       from equity investments and loss on sale........   1,037,068      4,929,135     22,707,324
Minority interest in income............................          --       (152,219)    (4,075,339)
                                                         ----------    -----------    -----------
     Income before income from equity investments and
       loss on sale....................................   1,037,068      4,776,916     18,631,985
Income from equity investments.........................      21,200      2,901,253      3,248,463
                                                         ----------    -----------    -----------
     Income before loss on sale........................   1,058,268      7,678,169     21,880,448
Loss on sale of real estate............................          --             --       (303,899)
                                                         ----------    -----------    -----------
     Net income........................................  $1,058,268    $ 7,678,169    $21,576,549
                                                         ==========    ===========    ===========
Basic income per share.................................  $      .25    $       .39    $       .60
                                                         ==========    ===========    ===========
Weighted average shares outstanding -- basic...........   4,273,311     19,909,834     35,721,141
                                                         ==========    ===========    ===========

      The accompanying notes are an integral part of the consolidated financial statements.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                      DIVIDENDS IN
                                       ADDITIONAL      EXCESS OF
                           COMMON       PAID-IN       ACCUMULATED      TREASURY
                            STOCK       CAPITAL         EARNINGS         STOCK          TOTAL
                           -------    ------------    ------------    -----------    ------------
Balance at December 31,
  1997...................  $    20    $    199,980    $    (12,255)            --    $    187,745
11,817,901 shares issued
  $.001 par, at $10 per
  share, net of offering
  costs..................   11,818     105,505,602              --             --     105,517,420
Dividends declared.......       --              --      (2,689,970)            --      (2,689,970)
Purchase of treasury
  stock, 16,900 shares...       --              --              --    $  (163,360)       (163,360)
Net income...............       --              --       1,058,268             --       1,058,268
                           -------    ------------    ------------    -----------    ------------
Balance at December 31,
  1998...................   11,838     105,705,582      (1,643,957)      (163,360)    103,910,103
17,622,693 shares issued
  $.001 par, at $10 per
  share, net of offering
  costs..................   17,622     159,781,446              --             --     159,799,068
Dividends declared.......       --              --     (12,930,844)            --     (12,930,844)
Purchase of treasury
  stock, 62,939 shares...       --              --              --       (578,504)       (578,504)
Net income...............       --              --       7,678,169             --       7,678,169
                           -------    ------------    ------------    -----------    ------------
Balance at December 31,
  1999...................   29,460     265,487,028      (6,896,632)      (741,864)    257,877,992
13,620,950 shares issued
  $.001 par, at $10 per
  share, net of offering
  costs..................   13,621     120,854,721              --             --     120,868,342
Dividends declared.......       --              --     (23,865,782)            --     (23,865,782)
Purchase of treasury
  stock, 66,848 shares...                                                (595,795)       (595,795)
Net income...............       --              --      21,576,549             --      21,576,549
                           -------    ------------    ------------    -----------    ------------
Balance at December 31,
  2000...................  $43,081    $386,341,749    $ (9,185,865)   $(1,337,659)   $375,861,306
                           =======    ============    ============    ===========    ============

   The accompanying notes are an integral part of the consolidated financial statements.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------
                                                                  1998           1999            2000
                                                              ------------   -------------   -------------
Cash flows from operating activities:
  Net income................................................  $  1,058,268   $   7,678,169   $  21,576,549
  Adjustments to reconcile net income to net cash provided
    by
    operating activities:
    Depreciation and amortization...........................       175,977         991,513       4,356,868
    Straight-line adjustments and other non-cash rent
      adjustments...........................................       (65,686)       (234,261)       (307,112)
    Income from equity investments..........................       (21,200)             --              --
    Minority interest income................................            --         152,219       4,075,339
    Loss on sale of real estate.............................            --              --         303,899
    Provision for uncollected rent..........................            --          54,994         202,296
    Writedown to fair value.................................            --              --       2,462,400
    Funds deposited in escrow...............................            --              --      (8,950,000)
    Increase in prepaid rents and security deposits.........       343,767         980,612       3,041,540
    Change in other operating assets and liabilities,
      net(a)................................................       215,198        (822,125)      2,118,847
                                                              ------------   -------------   -------------
      Net cash provided by operating activities.............     1,706,324       8,801,121      28,880,626
                                                              ------------   -------------   -------------
Cash flows from investing activities:
  Equity distributions received in excess of equity
    income..................................................            --       1,277,311       1,006,844
  Purchases of real estate and equity investments and other
    capitalized costs, net(b)...............................   (79,188,978)   (151,385,643)   (344,297,409)
  Proceeds from sale of real estate.........................            --              --       1,104,340
  Payment of deferred acquisition fees......................            --              --        (268,911)
  Funds released from escrow................................            --              --      10,488,450
                                                              ------------   -------------   -------------
      Net cash used in investing activities.................   (79,188,978)   (150,108,332)   (331,966,686)
                                                              ------------   -------------   -------------
Cash flows from financing activities:
  Proceeds from stock issuance, net of costs................   105,517,420     159,799,068     120,868,342
  Proceeds from mortgages...................................            --      49,661,425     142,723,788
  Contributions received from minority partner, net of
    capital distributions...................................            --       8,059,878       9,163,325
  Payments of mortgage principal............................            --        (143,733)       (628,490)
  Deferred financing costs and mortgage deposits............            --      (1,036,271)     (2,043,742)
  Dividends paid............................................    (1,324,348)     (9,781,253)    (21,466,303)
  Purchase of treasury stock................................      (163,360)       (578,504)       (595,795)
  Distributions paid to minority interest partner...........            --              --        (808,397)
                                                              ------------   -------------   -------------
      Net cash provided by financing activities.............   104,029,712     205,980,610     247,212,728
                                                              ------------   -------------   -------------
      Net increase (decrease) in cash and cash
         equivalents........................................    26,547,058      64,673,399     (55,873,332)
Cash and cash equivalents, beginning of year................       200,000      26,747,058      91,420,457
                                                              ------------   -------------   -------------
Cash and cash equivalents, end of year......................  $ 26,747,058   $  91,420,457   $  35,547,125
                                                              ============   =============   =============

Noncash investing and financing activities:

  (a) Excludes changes in accounts payable and accrued expenses and accounts payable to affiliates balances that relate to the raising of capital (financing activities) rather than the Company's real estate operations.

  (b) In connection with the acquisition of properties during the year ended December 31, 2000, the Company assumed mortgage payable obligations of $23,498,161.

  (c) Deferred acquisition fee payable to affiliate.........  $  1,628,828   $   4,276,774   $   7,192,617
                                                              ============   =============   =============

   The accompanying notes are an integral part of the consolidated financial statements.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Consolidation:

     The consolidated financial statements include the accounts of Corporate Property Associates 14 Incorporated, its wholly-owned subsidiaries and a majority interest in four limited liability companies (collectively, the "Company"). All material inter-entity transactions have been eliminated.

  Use of Estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates will relate to the assessment of recoverability of real estate assets and investments. Actual results could differ from those estimates.

  Real Estate Leased to Others:

     Real estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

     The Company diversifies its real estate investments among various corporate tenants engaged in different industries and by property type throughout the United States.

     The leases are accounted for under either the operating or direct financing method. Such methods are described below:

          Operating method -- Real estate is recorded at cost less accumulated depreciation, revenue is recognized on a straight-line basis over the terms of the lease and expenses (including depreciation) are charged to operations as incurred.

          Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

     When events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, the Company assesses the recoverability of its long-lived assets, including residual interests of real estate assets and investments, based on projections of undiscounted cash flows, without interest charges, over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value.

     Substantially all of the Company's leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index or sales overrides.

     For properties under construction, interest charges are capitalized rather than expensed and rentals received are recorded as a reduction of capitalized project (i.e., construction) costs.

  Depreciation:

     Depreciation is computed using the straight-line method over the estimated useful lives of the properties -- generally 40 years.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  Equity Investments:

     The Company's interests in five limited liability companies in which its ownership interests are 50% or less and the Company exerts significant influence are accounted for under the equity method, i.e. at cost, increased or decreased by the Company's share of earnings or losses, less distributions.

  Cash Equivalents:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. Substantially all of the Company's cash and cash equivalents at December 31, 1999 and 2000 were held in the custody of two financial institutions, and which balances at times exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions.

  Other Assets:

     Included in other assets are deferred rental income and deferred charges. Deferred rental income is the aggregate difference for operating method leases between scheduled rents which vary during the lease term and rent recognized on a straight-line basis. Deferred charges are costs incurred in connection with mortgage refinancing and are amortized over the terms of the mortgages.

  Offering Costs:

     Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholders' equity upon the issuance of shares.

  Treasury Stock:

     Treasury stock is recorded at cost

  Deferred Acquisition Fees:

     Fees are payable for services provided by Carey Asset Management Corp. (the "Advisor") to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in annual installments with each installment equal to
 .25% of the purchase price of the properties over no less than eight years following the first anniversary of the date a property was purchased. Payment of such fees is subject to the 2%/25% Guidelines (see Note 3).

  Earnings Per Share:

     The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company has presented basic per-share amounts only for all periods presented in the accompanying consolidated financial statements.

  Federal Income Taxes:

     The Company is qualified as a REIT as of December 31, 2000 as defined under the Internal Revenue Code of 1986. The Company is not subject to Federal income taxes on amounts distributed to shareholders provided it distributes at least 95% of its REIT taxable income to its shareholders through December 31, 2000 and 90% in 2001 and thereafter, and meets certain other conditions.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  Reclassification:

     Certain prior year amounts have been reclassified to conform to the current year's presentation.

  Operating Segments:

     Accounting standards have been established for the way public business enterprises report selected information about operating segments and guidelines for defining the operating segment of an enterprise. Based on the standards' definitions, the Company has concluded that it engages in a single operating segment.

2.  ORGANIZATION AND OFFERING:

     The Company was formed on June 4, 1997 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial and commercial real estate. Subject to certain restrictions and limitations, the business of the Company is managed by the Advisor.

     An initial offering of the Company's shares which commenced on November 10, 1997 concluded on November 10, 1999 at which time the Company had issued an aggregate of 29,440,594 shares ($294,405,940). On November 17, 1999, the Company commenced an offering for a maximum of 40,000,000 shares of common stock. The shares are being offered to the public on a "best efforts" basis at a price of $10 per share. The initial issuance of shares under the second offering occurred on February 23, 2000. During the year ended December 31, 2000, the Company issued 13,620,950 shares ($136,209,500). An additional 1,025,254 shares
($10,252,540) were issued on January 31, 2001.

     In connection with performing services relating to the Company's real estate purchases, affiliates of the Company received acquisition fees of $581,726, $1,282,550 and $1,971,786 in 1998, 1999 and 2000, respectively.

3.  TRANSACTIONS WITH RELATED PARTIES:

     The Company's asset management and performance fees payable to the Advisor are each 1/2 of 1% per annum of Average Invested Assets, as defined in the Advisory Agreement. For the years ended December 31, 1998, 1999 and 2000, the Company incurred asset management fees of $129,746, $730,285 and $1,598,763, respectively. Performance fees were in like amount. Until a 7% cumulative rate of cash flow from operations, as defined in the Advisory Agreement, is achieved, the Advisor is not entitled to receive the performance fee. As of December 31, 2000, the cumulative cash flow criterion had not been achieved. Unpaid performance fees have been accrued and are included in accounts payable to affiliates in the accompanying consolidated financial statements.

     General and administrative expense reimbursement consists primarily of the actual cost of personnel needed in providing administrative services. For the years ended December 31, 1998, 1999 and 2000 general and administrative reimbursements were $370,000, $415,353 and $944,637, respectively.

     The Company has entered into an Advisory Agreement with the Advisor pursuant to which the Advisor performs certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative services. The Advisor and certain affiliates will receive fees and compensation in connection with the offering and the operation of the Company as described in the Prospectus of the Company. In connection with performing services related to the Company's real estate purchases in 1998, 1999 and 2000, affiliates of the Company received structuring and development fees of $1,454,315, $3,206,374 and $4,929,466, respectively. The affiliate is also entitled to receive deferred acquisition fees. The deferred acquisition fees are payable in equal installments over a period of no less than eight years.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

     The Advisor shall reimburse the Company at least annually for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (2% of Average Invested Assets or 25% of net income) as defined in the Advisory Agreement. To the extent that operating expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the independent directors find that such expenses were justified based on such unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount or any portion of such excess expenses, but only to the extent such reimbursement would not cause the Company's operating expenses to exceed the 2%/25% Guidelines in any such year.

     The Company is a participant in an agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities and for sharing the associated costs. Pursuant to the terms of the agreement, the Company's share of rental, occupancy and leasehold improvement costs is based on gross revenues. Expenses incurred in 1999 and 2000 were $8,574 and $76,811, respectively. No expenses were incurred in 1998.

     The Company's interests in properties jointly held with affiliates range from 33 1/3% to 60%. Ownership interests in limited liability companies owned with affiliates in which the Company's ownership interest is 50% or less are accounted for under the equity method. Ownership interests in limited liability companies which are greater than 50% are consolidated with the ownership interest of the affiliate accounted for as a minority interest. The Company will account for any individual interests in assets and liabilities relating to tenants-in-common interests on a proportional basis.

4.  REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD:

     Scheduled future minimum rents, exclusive of renewals, under noncancellable operating leases amount to $42,461,000 in 2001, $43,255,000 in 2002, $43,615,000
in 2003, $43,778,000 in 2004 and $42,542,000 in 2005 and aggregate approximately
$756,977,000 through 2021.

     No contingent rents were realized in 1998 and 1999. Contingent rentals were approximately $24,000 in 2000.

5.  NET INVESTMENT IN DIRECT FINANCING LEASES:

     Net investment in direct financing leases is summarized as follows:

                                                             DECEMBER 31,
                                                      ---------------------------
                                                         1999            2000
                                                      -----------    ------------
Minimum lease payments receivable...................  $56,103,417    $149,452,817
Unguaranteed residual value.........................   27,161,841      67,521,857
                                                      -----------    ------------
                                                       83,265,258     216,974,674
Less: unearned income...............................   56,103,417     149,399,615
                                                      -----------    ------------
                                                      $27,161,841    $ 67,575,059
                                                      ===========    ============

     Scheduled future minimum rents, exclusive of renewals, under noncancellable direct financing leases are approximately $7,237,000 in each of the years 2001 through 2004 and $7,301,000 in 2005 and aggregate approximately $149,453,000 through 2021.

     No contingent rents were realized in 1998, 1999 and 2000.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

6.  MORTGAGE NOTES PAYABLE:

     Mortgage notes payable, all of which are limited recourse to the Company, are collateralized by an assignment of various leases and by real property with a carrying value of $351,899,000. As of December 31, 2000, mortgage notes payable had annual interest rates ranging from 7.39% to 8.85%.

     Scheduled principal payments during each of the five years following December 31, 2000 are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2001........................................................  $  6,203,113
2002........................................................     2,291,983
2003........................................................     2,504,921
2004........................................................     2,689,416
2005........................................................     2,944,328
Thereafter..................................................   201,477,390
                                                              ------------
Total.......................................................  $218,111,151
                                                              ============

     No interest payments were made in 1998. Interest paid, excluding capitalized interest, was $1,059,995 in 1999 and $6,245,994 in 2000. Capitalized interest payments were $1,909,575 in 2000. In connection with the placement of mortgages, fees of $496,999 and $1,971,786 were paid to an affiliate of the Company in 1999 and 2000, respectively. No fees were paid in 1998.

7.  COMMITMENTS AND CONTINGENCIES:

     The Company is liable for certain expenses of the second offering, including but not limited to filing, legal, accounting, printing and escrow fees, which are being deducted from the gross proceeds of the second offering and are presently estimated to aggregate a maximum of $16,000,000 assuming the sale of 40,000,000 shares. The Company will also be liable for selling commissions of up to $0.60 (6%) per share sold except for any shares sold to the Advisor, its Affiliates, the selected dealers or any of their employees for their own accounts. The Company is reimbursing Carey Financial for expenses (including fees and expenses of its counsel) and for the costs of sales, wholesaling services and information meetings of Carey Financial's employees relating to the offering. To the extent, if any, that all offering expenses, excluding selling commissions, and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers, exceed 3.5% of the gross proceeds of the Second Offering, such excess will be paid by the Advisor. As of December 31, 2000, the Company had incurred approximately $13,072,000 of costs in connection with the offering.

8.  DIVIDENDS:

     Dividends paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. Since the inception of the Company, dividends per share reported for tax purposes were as follows:

                                                            1998    1999    2000
                                                            ----    ----    ----
Ordinary income...........................................  $.31    $.55    $.66
Return of capital.........................................   --     .10       --
                                                            ----    ----    ----
                                                            $.31    $.65    $.66
                                                            ====    ====    ====

     A dividend of $.0018614 per share per day in the period from October 1, 2000 through December 31, 2000 ($6,914,692) was declared in December 2000 and paid in January 2001.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

9.  LEASE REVENUES:

     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. For the years ended December 31, 1998, 1999 and 2000, the financial reporting sources are as follows:

                                            1998          1999           2000
                                         ----------    -----------    -----------
Per Statements of Income:
  Rental income from operating
     leases............................  $1,296,441    $ 6,643,697    $22,878,967
  Interest income from direct financing
     leases............................          --        688,810      4,093,881
  Share of lease revenues applicable to
     minority interest.................          --       (378,849)    (1,591,468)
  Share of leasing revenues from equity
     investments.......................      84,672      7,472,522     10,069,139
                                         ----------    -----------    -----------
                                         $1,381,113    $14,426,180    $35,450,519
                                         ==========    ===========    ===========

     In 1998, 1999 and 2000, the Company earned its share of net lease revenues from its direct and indirect ownership of real estate from the following lease obligations:

                                                 1998       %       1999        %       2000        %
                                              ----------   ---   -----------   ---   -----------   ---
Advanced Micro Devices, Inc.(a).............  $   84,672     6%  $ 3,048,500    21%  $ 3,048,500     9%
Applied Materials, Inc.(a)..................          --    --     1,675,736    12     2,897,874     8
Atrium Companies, Inc. .....................          --    --       386,402     3     2,447,825     7
Amerix Corporation..........................          --    --       366,246     3     2,197,475     6
Ameriserve Food Distribution, Inc.(b)(c)....          --    --       568,274     3     2,117,552     6
Best Buy Co. Inc. ..........................     824,582    60     1,973,824    14     1,988,656     6
CheckFree Holdings Corporation(a)...........          --    --       737,242     5     1,680,723     5
Galyan's Trading Company....................          --    --            --    --     1,667,301     5
Stellex Technologies, Inc. .................          --    --            --    --     1,563,459     4
APW North America Inc. .....................          --    --            --    --     1,543,215     4
Metagenics, Inc. ...........................          --    --       429,957     3     1,348,438     4
Compucom Systems, Inc.(a)...................          --    --       982,213     7     1,304,667     4
Production Resource Group LLC...............          --    --       782,050     5     1,277,250     4
Intesys Technologies, Inc.(a)...............          --    --     1,028,831     7     1,137,375     3
Advance Paradigm, Inc. .....................          --    --            --    --     1,075,000     3
Builders' Supply and Lumber Co., Inc. ......          --    --        59,247    --       878,085     2
Burlington Motor Carriers, Inc. ............     398,200    29       792,000     6       812,671     2
Consolidated Theaters Holding, G.P. ........          --    --            --    --       699,239     2
Scott Companies, Inc. ......................          --    --       302,408     2       681,000     2
The Benjamin Ansehl Company.................      66,607     5       649,750     5       652,964     2
Contraves Brashear Systems, L.P. ...........       7,052    --       643,500     4       643,500     2
West Union Corporation......................          --    --            --    --       633,324     2
Buffets, Inc. ..............................          --    --            --    --       588,261     2
Institutional Jobbers Company...............          --    --            --    --       501,430     1

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                                                 1998       %       1999        %       2000        %
                                              ----------   ---   -----------   ---   -----------   ---
Fitness Holdings, Inc. .....................          --    --            --    --       376,514     1
Barjan Products LLC.........................          --    --            --    --       289,885     1
Federal Express Corporation(b)..............          --    --            --    --       269,649     1
International Garden Products, Inc. ........          --    --            --    --       255,866     1
Lennar Corporation..........................          --    --            --    --       217,192     1
Earle M. Jorgensen Company..................          --    --            --    --       201,233    --
Transcore Holdings, Inc. ...................          --    --            --    --       178,149    --
Towne Holdings, Inc. .......................          --    --            --    --       141,625    --
Simpson Industries, Inc. ...................          --    --            --    --        84,378    --
Newpark Resources, Inc. ....................          --    --            --    --        25,521    --
The Bon-Ton Stores, Inc. ...................          --    --            --    --        17,490    --
McCoy, Inc. ................................          --    --            --    --         7,233    --
                                              ----------   ---   -----------   ---   -----------   ---
                                              $1,381,113   100%  $14,426,180   100%  $35,450,519   100%
                                              ==========   ===   ===========   ===   ===========   ===

---------------
(a) Represents the Company's proportionate share of lease revenues from equity investment.

(b) Net of rental amount applicable to minority interests of Corporate Property Associates 12 Incorporated and W.P. Carey & Co. LLC.

(c) As of December 31, 2000, the leases are guaranteed by McLane Company, Inc.

10.  WRITEDOWN TO FAIR VALUE:

     The Company purchased a property in St. Louis, Missouri in November 1998 and entered into a net lease with The Benjamin Ansehl Company ("Benjamin Ansehl"). During 2000, Benjamin Ansehl filed a petition of bankruptcy, and subsequently vacated the property and is in the process of liquidating. Due to the expected termination of the lease, the property has been written down by $2,462,400 to reflect estimated fair value.

11.  ACQUISITIONS OF REAL ESTATE:

     A summary of acquisitions of real estate and mortgage financing activity for the period from October 1, 2000 through December 31, 2000 is as follows:

  Institutional Jobbers Company

     On October 6, 2000, the Company purchased properties in Johnson City, Tennessee and Valdosta, Georgia for $17,539,267 and assumed an existing net lease with Institutional Jobbers Company ("Institutional Jobbers"). The lease provides for an annual rent of $1,759,500 with annual rent increases of 2.5%. The lease has a remaining term of 19 years and provides for two renewal terms of five and four years, respectively.

     In connection with the purchase, the Company obtained $13,416,187 of limited recourse mortgage financing. The mortgage loan is collateralized by the Institutional Jobbers properties and a lease assignment, and provides for monthly payments of principal and interest of $108,936 at an annual rate of 8.6%, based on a 25-year amortization schedule. The loan matures on November 1, 2010, at which time a balloon payment is scheduled.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  Towne Air Freight, Inc.

     On October 30, 2000, the Company purchased a property in Elk Grove Village, Illinois for $8,272,207 and entered into a net lease with Towne Air Freight, Inc. ("Towne"). The lease obligations of Towne are unconditionally guaranteed by Towne Holdings, Inc., its parent company. The lease has an initial term of 20 years with four five-year renewals and provides for an initial annual rent of $835,000, with annual increases based on a formula indexed to the Consumer Price Index ("CPI").

     On December 29, 2000, the Company obtained $4,800,000 of limited recourse mortgage financing collateralized by a deed of trust on the Towne property and a lease assignment. The loan provides for monthly payments of interest and principal of $34,222 at an annual interest rate of 7.7% based on a 30-year amortization schedule. The loan matures in January 2011 at which time a balloon payment is scheduled.

  Meridian Automotive Systems, Inc.

     On November 16, 2000, the Company purchased a property in Salisbury, North Carolina on which a building is being constructed on a build-to-suit basis and entered into a net lease with Meridian Automotive Systems, Inc. The total purchase price including construction costs is estimated to be $7,653,500. Upon the earlier of completion or June 1, 2001, a lease term of 15 years will commence followed by two ten-year renewal terms. The lease provides for initial annual rent of approximately $804,000 with annual rent increases of 2%.

  Soloco, Inc.

     On December 1, 2000, the Company purchased a property in Lafayette, Louisiana for $3,664,921 and entered into a net lease with Soloco, Inc. The lease obligations of Soloco are unconditionally guaranteed by its parent company, Newpark Resources, Inc. The lease has an initial term of 17 years with two five-year renewal terms. Annual rent is $367,500 with annual increases based on a formula indexed to the CPI beginning on the second lease anniversary date.

  Federal Express Corporation

     On December 6, 2000, the Company purchased a 60% majority interest in a limited liability company for $44,256,294 from an affiliate, W.P. Carey & Co. LLC ("W.P. Carey LLC"), which retains a 40% minority interest. The limited liability company owns properties in Colliersville, Tennessee net leased to Federal Express Corporation ("Federal Express"). The Federal Express lease has a remaining lease term of 19 years followed by two ten-year renewal terms. Annual rent is currently $6,430,094 with annual rent increases based on a formula indexed to increases in the CPI, with each increase capped at 1.7%.

     In connection with the purchase of its interest in the Federal Express properties, the limited liability company obtained $45,000,000 of limited recourse financing on the properties, collateralized by a deed of trust and a lease assignment. The loan provides for monthly payments of interest and principal of $314,647 at an annual interest rate of 7.5% and based on a 30-year amortization schedule. The loan matures in January 2011 at which time a balloon payment is scheduled.

  Rave Reviews Cinemas, L.L.C.

     On December 7, 2000, the Company purchased properties in Port St. Lucie and Pensacola, Florida on which buildings are being constructed on a build-to-suit basis and entered into net leases with Rave Motion Pictures Port St. Lucie, L.L.C. and Rave Motion Pictures Pensacola, L.L.C. The lease obligations are unconditionally guaranteed by their parent company, Rave Reviews Cinemas, L.L.C.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

("Rave Reviews"). The total purchase price including construction costs for the two properties is estimated to be $12,519,310. The leases have initial terms of 20 years with two ten-year renewal terms, at the lessees' option, and provide for an initial annual rent, to be based upon the total costs necessary to complete the project, of up to $1,404,823, with rent increases every two years based on a formula indexed to the CPI beginning on the second lease anniversary. Rave Reviews has granted warrants to the Company that represent 1.78% of Rave Review Class A Units.

  Bon-Ton Department Stores, Inc.

     On December 27, 2000, the Company purchased two properties located in York, Pennsylvania for $12,041,884 and entered into a master net lease with Bon-Ton Department Stores, Inc. ("Bon-Ton"). The lease has an initial term of 20 years with six five-year renewal terms and provides for annual rent of $1,259,250 with annual increases based on a formula indexed to the CPI beginning on the second lease anniversary date, with each increase capped at 3%.

     On February 13, 2001, the Company obtained $7,475,000 of limited recourse mortgage financing collateralized by a deed of trust on the Bon-Ton property and a lease assignment. The loan provides for monthly payments of interest and principal of $52,266 at an annual interest rate of 7.5% based on a 30-year amortization schedule. The loan matures in March 2011 at which time a balloon payment is scheduled.

  Exodus Communications, Inc.

     On December 27, 2000, the Company purchased a property in Lindon, Utah and entered into a net lease and construction agency agreement with Exodus Communications, Inc. ("Exodus"). The total purchase price including construction costs is estimated to be $13,180,792. Upon completion of construction, a lease term of 15 years with three five-year renewal terms will commence at an annual rent of $1,754,416. The lease provides for annual rent increases based on a formula indexed to the CPI, with each increase providing for a minimum increase of 2.2% and a maximum increase of 4.2%.

  McCoy, Inc.

     On December 27, 2000, the Company and a minority joint venture partner with 90% and 10% interests, respectively, purchased a property located in Houston, Texas for $5,599,336 and assumed an existing net lease with McCoy, Inc. ("McCoy"). In connection with the purchase, the Company obtained $4,200,000 of limited recourse mortgage financing. The lease has a remaining initial term through September 2007 with a renewal term, at McCoy's option, of either five or ten years. Annual rent is $520,800 with a scheduled increase in October 2002 to $596,400. The $4,200,000 limited recourse mortgage loan is collateralized by a deed of trust and a lease assignment, and provides for monthly payments of principal and interest of $33,115 at an annual interest rate of 8.25% based on a 25-year amortization.

     The joint venture agreement provides that after each partner receives a preferred return of 15% based upon each partner's capital contribution, the Company will be entitled to receive 70% of the cash flow in excess of such preferred return.

  Simpson Industries, Inc.

     On December 27, 2000, the Company purchased a property located in Plymouth, Michigan for $10,224,816 and entered into a net lease with Simpson Industries, Inc. The lease has an initial term of

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

20 years with two ten-year renewal terms. Annual rent is $1,084,860 with annual increases based on a formula indexed to the CPI.

  Fitness Holdings, Inc.

     On December 29, 2000, the Company purchased a property in St. Charles, Missouri for $6,282,723 and assumed an existing net lease with 24-Hour Fitness, Inc. ("24-Hour Fitness"). The lease obligations of 24-Hour Fitness are unconditionally guaranteed by its parent company, Fitness Holdings, Inc. In connection with the purchase, the Company assumed an existing $3,800,000 limited recourse mortgage loan collateralized by a dead of trust and lease assignment. The lease has a remaining initial term through December 2020 with three five-year renewal terms. Annual rent is $721,526 with rent increases every two years based on a formula indexed to the CPI, with each increase capped at 4%.

     The $3,800,000 limited recourse mortgage loan on the 24-Hour Fitness property is collateralized by a deed of trust and a lease assignment, and provides for monthly payments of interest only at a variable interest rate of 2.75% plus LIBOR through August 2001, at which time the loan matures. The loan provides for an option to extend, at which time the principal amount, rate of interest and term to maturity would be determined. If the extension option is not exercised a balloon payment for the entire principal balance and "exit consideration" of $57,000 will be due.

  PCS Health Systems, Inc.

     In September 2000, the Company purchased a property in Scottsdale, Arizona for $39,790,575 and entered into a net lease with PCS Health Systems, Inc. ("PCS"). On December 6, 2000, the Company obtained $24,700,000 of limited recourse mortgage financing collateralized by a deed of trust on the PCS property and a lease assignment. The loan provides for monthly payments of interest and principal of $190,639 at an annual interest rate of 8% based on a 25-year amortization schedule. The loan matures in November 2010 at which time a balloon payment is scheduled.

12.  EQUITY INVESTMENTS:

     The Company holds interests in five limited liability companies at December 31, 1999 and 2000 in which its ownership interest is 50% or less. All of the underlying investments are owned with affiliates that have similar investment objectives as the Company. The Company owns 33.33% interests in properties net leased to Advanced Micro Devices, Inc. and Compucom Systems, Inc. and 50% interests in properties net leased to Intesys Technologies, Inc. and CheckFree Holdings Corporation, respectively. The Company holds an interest in a limited liability company that net leases property to Etec Systems, Inc. ("Etec"). The interest in the Etec investment is a 49.99% interest in a building on the Etec property. Corporate Property Associates 12 Incorporated, an affiliate, owns all remaining interests in the Etec property, consisting of a 50.01% interest in the building and a 100% interest in all of the other buildings owned by the limited liability company. Applied Materials, Inc. purchased Etec in 2000. In connection with the purchase, Applied Materials, Inc. has unconditionally guaranteed Etec's lease obligations.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

     Summarized financial information of the Company's equity investees is as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
Assets (primarily real estate)..............................  $260,115    $261,776
Liabilities (primarily mortgage notes payable)..............   169,286     169,678
                                                              --------    --------
Members' equity.............................................  $ 90,829    $ 92,098
                                                              ========    ========

                                                                YEAR ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1998      1999       2000
                                                              ------    -------    -------
                                                                     (IN THOUSANDS)
Revenues (primarily rental revenues)........................  $2,977    $21,966    $27,504
Expenses (primarily interest on mortgage and
  depreciation).............................................   1,466     13,446     18,294
                                                              ------    -------    -------
Net income..................................................  $1,511    $ 8,520    $ 9,210
                                                              ======    =======    =======

13.  LOSS ON SALE:

     During 2000, the Company sold excess land at two properties for $1,104,340 and recognized a loss on sale of $303,899.

14.  SUBSEQUENT EVENTS:

     On January 9, 2001, the Company purchased a property in Doncaster, South Yorkshire, United Kingdom for a purchase price of approximately $8,702,000 (based on the exchange rate for the British Pound on the date of acquisition) and entered into a net lease with BLP UK Limited. The lease obligations of BLP UK Limited are guaranteed by BLP Group PLC, ("BLP Group"). In connection with the purchase, the Company obtained $5,690,000 of limited recourse mortgage financing.

     The BLP Group lease has a thirty year lease term, with annual rent of approximately $868,000. In January 2004 and every three years thereafter, rent shall increase by 9.27%.

     The $5,690,000 loan which is collateralized by the BLP Group property and a lease assignment provides for a twenty year loan term with quarterly principal and interest payments at a variable annual interest rate based on the London Interbank Offering Rate plus 1% with quarterly principal payments. Annual principal payments will increase over the term of the loan with payments of $14,224 increasing annually to $54,651 in the twentieth year. A balloon payment of approximately $3,261,000 will be due in January 2021.

     BLP Group may exercise a purchase option commencing in the fifth lease year and every fifth year thereafter, to purchase the property at the greater of approximately $8,756,000 plus any prepayment charge on the mortgage loan or fair market value, as defined.

     On March 19, 2001, the Company and an unaffiliated third party formed a joint venture which purchased four properties in Nashville, Tennessee; Elgin, Illinois and Bozemon, Montana for $22,226,671 and entered into net leases with Gibson Guitar Corp. ("Gibson Guitar"). The Gibson Guitar leases have an initial term of 20 years followed by two ten-year renewal terms. Annual rent is $2,087,400 with rent increases every two years based on increases in the CPI.

     The joint venture provides that the Company receive a preferred return, based on its equity contribution, of 12.5%, with any remaining cash flow distributed 82.5% to the Company and 17.5% to

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES the joint venture partner. The joint venture is in the process of obtaining mortgage financing on the properties.

15.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash, receivables and accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

     In conjunction with structuring its leases with certain tenants, the Company was granted stock warrants that will allow the company to purchase common stock of the tenant company at a stated price. To the extent that the tenant companies are not publicly traded companies, the warrants are judged at the time of issuance to be speculative in nature and a nominal cost basis is attributed to them. The Company values stock warrants at cost.

     The Company estimates that the fair value of mortgage and notes payable at December 31, 1999 and 2000 was approximately $48,181,000 and $220,612,000, respectively. The fair value of debt instruments was evaluated using a discounted cash flow model with discount rates that take into account the credit of the tenants and interest rate risk.

16.  ACCOUNTING PRONOUNCEMENTS:

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective January 1, 2001, which establishes accounting and reporting standards for derivative instruments. The Company believes that upon adoption SFAS No. 133 will not have a material impact on the consolidated financial statements.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") which provides guidance on several revenue recognition issues including recognition of rents based upon lessees' sales. Certain of the Company's leases provide for additional rents to be paid based upon the level of sales achieved by the lessee. The percentage rents are recorded once the required sales level is achieved and are included in the consolidated statements of income in rental revenue and interest income from direct financing leases. The adoption of SAB 101 did not have any impact on the consolidated financial statements.

To the Board of Directors of
Corporate Property Associates 14 Incorporated and Subsidiaries

Our audits of the consolidated financial statements referred to in our report dated March 23, 2001 of Corporate Property Associates 14 Incorporated and Subsidiaries also included an audit of the accompanying financial statement schedule. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 23, 2001

                 CORPORATE PROPERTY ASSOCIATES 14, INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 2000

                                              INITIAL COST TO              COST
                                                  COMPANY              CAPITALIZED
                                         --------------------------   SUBSEQUENT TO     DECREASE IN
DESCRIPTION               ENCUMBRANCES      LAND        BUILDINGS     ACQUISITION(A)   NET INVESTMENT
-----------               ------------   -----------   ------------   --------------   --------------
Operating Method:
Trucking facility leased
 to Burlington Motor
 Carriers, Inc..........  $ 3,011,114    $ 2,100,000   $  5,439,267
Retail store leased to
 BestBuy Co., Inc.......                  13,059,980      6,933,851    $    41,666
Research and development
 facility leased to
 Metagenics, Inc........                   2,390,000                     8,955,564
Manufacturing facility
 leased to Benjamin
 Ansehl Co..............                     849,000      5,172,000                     $ (2,462,400)
Manufacturing facility
 leased to Contraves
 Systems, L.P...........    4,122,738        620,000      6,186,283
Manufacturing and
 distribution facilities
 leased to Production
 Resource Group
 L.L.C. ................    5,388,626      3,860,000      8,263,455
Distribution and
 warehouse facility
 leased to Ameriserve
 Food Distribution,
 Inc....................   31,750,242      4,344,000     11,656,000     24,496,879
Multi-plex motion
 picture theater leased
 to Consolidated
 Theaters Holding,
 G.P....................    2,174,903      3,515,000
Office and warehouse
 facility leased to
 Builders' Supply &
 Lumber Co., Inc. ......                   2,769,976          3,035      8,267,949        (1,420,085)
Office and research
 facility leased to
 Amerix Corporation.....   14,401,990      2,622,500     20,232,580        121,187
Industrial and
 manufacturing facility
 leased to Atrium
 Companies, Inc.........    3,926,918        933,000      7,641,055
Retail and service
 facility leased to
 Fitness
 Holdings, Inc..........    3,800,000        920,000      4,377,225
Office and research
 facility leased to West
 Union Corporation......    3,300,000        940,000      4,557,382         12,498
Office and warehouse
 facility leased to
 Barjan
 Products, LLC..........                     500,000      9,944,545         21,124

                                                                                                             LIFE ON WHICH
                                                                                                             DEPRECIATION
                                GROSS AMOUNT AT WHICH CARRIED                                                  IN LATEST
                                    AT CLOSE OF PERIOD(E)                                                    STATEMENT OF
                          -----------------------------------------     ACCUMULATED                             INCOME
DESCRIPTION                  LAND        BUILDINGS        TOTAL       DEPRECIATION(D)     DATE ACQUIRED       IS COMPUTED
-----------               -----------   ------------   ------------   ---------------   ------------------   -------------
Operating Method:
Trucking facility leased
 to Burlington Motor
 Carriers, Inc..........  $ 2,100,000   $  5,439,267   $  7,539,267     $  345,620           June 29, 1998       40 yrs.
Retail store leased to
 BestBuy Co., Inc.......   13,059,980      6,975,517     20,035,497        428,483           July 28, 1998       40 yrs.
Research and development
 facility leased to
 Metagenics, Inc........    2,390,000      8,955,564     11,345,564        275,457           July 29, 1998       40 yrs.
Manufacturing facility
 leased to Benjamin
 Ansehl Co..............      849,000      2,709,600      3,558,600        274,763       November 24, 1998       40 yrs.
Manufacturing facility
 leased to Contraves
 Systems, L.P...........      620,000      6,186,283      6,806,283        315,758       December 28, 1998       40 yrs.
Manufacturing and
 distribution facilities
 leased to Production
 Resource Group                                                                         March 31, 1999 and
 L.L.C. ................    3,860,000      8,263,455     12,123,455        339,896        October 15, 1999       40 yrs.
Distribution and
 warehouse facility
 leased to Ameriserve
 Food Distribution,
 Inc....................    4,344,000     36,152,879     40,496,879        965,644         August 18, 1999       40 yrs.
Multi-plex motion
 picture theater leased
 to Consolidated
 Theaters Holding,
 G.P....................    3,515,000                     3,515,000                     September 22, 1999           N/A
Office and warehouse
 facility leased to
 Builders' Supply &
 Lumber Co., Inc. ......    1,349,891      8,270,984      9,620,875        193,084           June 29, 1999       40 yrs.
Office and research
 facility leased to
 Amerix Corporation.....    2,622,500     20,353,767     22,976,267        571,197        November 1, 1999       40 yrs.
Industrial and
 manufacturing facility
 leased to Atrium
 Companies, Inc.........      933,000      7,641,055      8,574,055         71,635       November 18, 1999       40 yrs.
Retail and service
 facility leased to
 Fitness
 Holdings, Inc..........      920,000      4,377,225      5,297,225         68,394       December 29, 1999       40 yrs.
Office and research
 facility leased to West
 Union Corporation......      940,000      4,569,880      5,509,880         90,446        January 12, 2000       40 yrs.
Office and warehouse
 facility leased to
 Barjan
 Products, LLC..........      500,000      9,965,669     10,465,669         31,142        February 3, 2000       40 yrs.


                                              INITIAL COST TO              COST
                                                  COMPANY              CAPITALIZED
                                         --------------------------   SUBSEQUENT TO     DECREASE IN
DESCRIPTION               ENCUMBRANCES      LAND        BUILDINGS     ACQUISITION(A)   NET INVESTMENT
-----------               ------------   -----------   ------------   --------------   --------------
Operating Method:
Industrial and
 manufacturing facility
 leased to Stellex
 Technologies, Inc......                   2,932,000     16,397,988         17,904
Manufacturing and
 distribution facility
 leased to APW North
 America Inc............                   4,580,000     24,844,084         14,785
Distribution and
 warehouse facility
 leased to Langeveld
 International, Inc. ...                     710,000      4,531,037
Retail and services
 facility leased to
 Galyan's Trading
 Company................   19,628,076      7,330,000     22,305,554        107,525
Land leased to Advanced
 Paradigm, Inc..........    9,012,139     14,600,000
Industrial and
 manufacturing facility
 leased to Transcore
 Holdings, Inc..........    3,494,619      1,490,000      4,635,655          7,176
Office and research
 facility leased to
 Lennar Corporation.....                     570,000      6,759,843
Office and research
 facility leased to
 Buffets, Inc...........   11,785,000      4,225,000     15,518,481
Distribution and
 warehouse facility
 leased to Earle M.
 Jorgensen Company......                     570,000      5,869,790         35,060
Distribution and
 warehouse facility
 leased to Institutional
 Jobbers Company........   13,403,400        650,000     16,889,267        271,809
Land leased to Towne
 Holdings, Inc..........    2,379,038      4,100,000
Office facility leased
 to Newpark Resources,
 Inc. ..................                     660,000      3,004,921
Office and research
 facility leased to
 Federal Express
 Corporation............   45,000,000      3,154,425     70,645,575
Retail, service,
 distribution and
 warehouse facility
 leased to The Bon-Ton
 Stores, Inc............                   1,974,000     10,067,885
Distribution and
 warehouse facility
 leased to McCoy,
 Inc....................    4,200,000      1,025,000      4,530,120
Office and research
 facility leased to
 Simpson Industries,
 Inc....................                     900,000      9,324,816
Retail and service
 facility leased to
 Fitness
 Holdings, Inc..........                   2,000,000      4,282,725         38,150
                          ------------   -----------   ------------    -----------      ------------
                          $180,778,803   $90,893,881   $310,014,419    $42,409,276      $ (3,882,485)
                          ============   ===========   ============    ===========      ============

                                                                                                             LIFE ON WHICH
                                                                                                             DEPRECIATION
                                GROSS AMOUNT AT WHICH CARRIED                                                  IN LATEST
                                    AT CLOSE OF PERIOD(E)                                                    STATEMENT OF
                          -----------------------------------------     ACCUMULATED                             INCOME
DESCRIPTION                  LAND        BUILDINGS        TOTAL       DEPRECIATION(D)     DATE ACQUIRED       IS COMPUTED
-----------               -----------   ------------   ------------   ---------------   ------------------   -------------
Operating Method:
Industrial and
 manufacturing facility
 leased to Stellex
 Technologies, Inc......    2,932,000     16,415,892     19,347,892        359,098       February 29, 2000       40 yrs.
Manufacturing and
 distribution facility
 leased to APW North
 America Inc............    4,580,000     24,858,869     29,438,869        388,420            May 30, 2000       40 yrs.
Distribution and
 warehouse facility
 leased to Langeveld
 International, Inc. ...      710,000      4,531,037      5,241,037         61,358           June 29, 2000       40 yrs.
Retail and services
 facility leased to
 Galyan's Trading
 Company................    7,330,000     22,413,079     29,743,079        303,510           June 29, 2000       40 yrs.
Land leased to Advanced
 Paradigm, Inc..........   14,600,000                    14,600,000                     September 21, 2000           N/A
Industrial and
 manufacturing facility
 leased to Transcore
 Holdings, Inc..........    1,490,000      4,642,831      6,132,831         33,854      September 25, 2000       40 yrs.
Office and research
 facility leased to
 Lennar Corporation.....      570,000      6,759,843      7,329,843         49,291      September 26, 2000       40 yrs.
Office and research
 facility leased to
 Buffets, Inc...........    4,225,000     15,518,481     19,743,481        113,156      September 28, 2000       40 yrs.
Distribution and
 warehouse facility
 leased to Earle M.
 Jorgensen Company......      570,000      5,904,850      6,474,850         43,056      September 29, 2000       40 yrs.
Distribution and
 warehouse facility
 leased to Institutional
 Jobbers Company........      650,000     17,161,076     17,811,076         89,381         October 6, 2000       40 yrs.
Land leased to Towne
 Holdings, Inc..........    4,100,000                     4,100,000                       October 30, 2000           N/A
Office facility leased
 to Newpark Resources,
 Inc. ..................      660,000      3,004,921      3,664,921          3,130        December 1, 2000       40 yrs.
Office and research
 facility leased to
 Federal Express
 Corporation............    3,154,425     70,645,575     73,800,000                       December 6, 2000     7-40 yrs.
Retail, service,
 distribution and
 warehouse facility
 leased to The Bon-Ton
 Stores, Inc............    1,974,000     10,067,885     12,041,885         10,487       December 27, 2000       40 yrs.
Distribution and
 warehouse facility
 leased to McCoy,
 Inc....................    1,025,000      4,530,120      5,555,120          4,768       December 27, 2000       40 yrs.
Office and research
 facility leased to
 Simpson Industries,
 Inc....................      900,000      9,324,816     10,224,816          9,713       December 27, 2000       40 yrs.
Retail and service
 facility leased to
 Fitness
 Holdings, Inc..........    2,000,000      4,320,875      6,320,875          4,501       December 29, 2000       40 yrs.
                          -----------   ------------   ------------     ----------
                          $89,473,796   $349,961,295   $439,435,091     $5,445,242
                          ===========   ============   ============     ==========

                 CORPORATE PROPERTY ASSOCIATES 14, INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 2000

                                                                    GROSS AMOUNT AT
                                             INITIAL COST TO         WHICH CARRIED
                                                 COMPANY              AT CLOSE OF
                                         ------------------------      PERIOD(E)
DESCRIPTION               ENCUMBRANCES      LAND       BUILDINGS         TOTAL          DATE ACQUIRED
-----------               ------------   ----------   -----------   ---------------   ------------------
Direct Financing Method:
Industrial/manufacturing
  facilities leased to
  Atrium Companies,
  Inc...................  $ 9,562,640    $  459,608   $20,426,564     $20,886,172      November 18, 1999
Industrial/manufacturing
  facilities leased to
  Scott Companies,
  Inc...................    2,966,638     2,340,000     3,942,723       6,282,723          July 19, 1999
Multi-plex theater
  facility leased to
  Consolidated Theaters
  Holding,
  G.P. .................    6,694,247                  10,818,996      10,818,996     September 22, 1999
Office and research
  facility leased to
  Advanced Paradigm,
  Inc...................   15,687,861                  25,414,917      25,414,917     September 21, 2000
Distribution and
  warehouse facility
  leased to Towne
  Holdings, Inc.........    2,420,962                   4,172,251       4,172,251       October 30, 2000
                          -----------    ----------   -----------     -----------
                          $37,332,348    $2,799,608   $64,775,451     $67,575,059
                          ===========    ==========   ===========     ===========

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

       NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

     (a) Consists of the costs of improvements subsequent to purchase and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

     (b) At December 31, 2000, the aggregate cost of real estate owned by CPA(R):14 and its subsidiaries for Federal income tax purposes is $367,698,491.

     (c)

                                                              RECONCILIATION OF REAL ESTATE
                                                                      ACCOUNTED FOR
                                                                UNDER THE OPERATING METHOD
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                  1999             2000
                                                              -------------    -------------
Balance at beginning of year................................  $ 44,742,002     $113,048,275
Writedown to fair value.....................................            --       (2,462,400)
Additions...................................................    68,306,273      330,224,325
Dispositions................................................            --       (1,375,109)
                                                              ------------     ------------
Balance at close of year....................................  $113,048,275     $439,435,091
                                                              ============     ============

                                                                 RECONCILIATION OF
                                                              ACCUMULATED DEPRECIATION
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1999          2000
                                                              ----------    ----------
Balance at beginning of year................................  $  175,977    $1,152,595
Depreciation expense........................................     976,618     4,292,647
                                                              ----------    ----------
Balance at close of year....................................  $1,152,595    $5,445,242
                                                              ==========    ==========

                                                                       EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) Programs for which the Affiliates of the Advisor of CPA(R):14 serve as general partners and the record of CPA(R) Programs in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in CPA(R):14. These tables are as follows:

    Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Sponsor
     Table III -- Operating Results of Prior Programs
     Table IV -- Results of Completed Programs
     Table V -- Sales or Dispositions of Properties
     PERSONS WHO PURCHASE SHARES IN CPA(R):14 WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) PROGRAMS TO WHICH THESE TABLES
RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN CPA(R):14 WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) PROGRAMS. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of CPA(R):14 and CPA(R) Programs are similar.

     Additional information regarding prior public CPA(R) Programs can be obtained from the Advisor by written request to the Director of Investor Relations, 5 Rockefeller Plaza, New York, NY 10020, (800) 972-2739, for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table VI -- Acquisition of Real Properties by Prior Public Programs included in
Part II of the Registration Statement to which this prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means generally accepted accounting principles.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating case expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2000
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 1995, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                   CPA(R): 10         CIP(R)         CPA(R): 12       CPA(R): 14
                                   ----------         ------         ----------       ----------
Dollar amount offered (net of
  discounts and individual
  general partner
  contributions).................  $72,049,908     $141,590,601     $282,740,030     $430,615,440
Dollar amount raised.............         100%             100%             100%             100%
Less offering expenses:
  Selling commissions............        6.82%            6.94%            5.79%            7.03%
  Organization expenses..........        7.17%            5.31%            4.20%            3.20%
Reserves (working capital).......        1.00%            1.00%            1.00%            1.00%
Percent available for investment
  in real estate.................       85.01%           86.75%           89.01%           88.77%
Acquisition costs:
  Cash down payments.............       71.12%           98.26%           88.73%           84.12%
  Other costs capitalized........        0.82%             .71%            1.30%             .16%
  Acquisition fees...............       10.05%           10.56%            8.13%            6.73%
  Total acquisition costs
     (includes debt financing)...      220.44%          237.88%          177.11%          135.96%
Percent leverage (mortgage
  financing divided by total
  acquisition costs).............          63%              54%(1)           45%              33%(1)
Date offering began..............      6/20/90(2)       8/19/91(3)       2/18/94(4)      11/10/97(5)
Length of offering (in months)...      12 mos.          24 mos.          43 mos.          24 mos.
Months to invest 90% of amount
  available for investment (from
  beginning of offering).........      30 mos.          31 mos.          58 mos.          46 mos.

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 8/14/91.

(3) Remaining shares withdrawn 11/4/93.

(4) Remaining shares withdrawn 3/14/96, includes a second offering which commenced 2/2/96.

(5) Remaining shares withdrawn 11/10/99.

                                    TABLE II
                COMPENSATION TO SPONSOR AS OF DECEMBER 31, 2000

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the sponsor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 1997. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE GENERAL PARTNERS AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS". PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE (R) PROGRAMS.

                                  CPA(R):1-
                                 CPA(R):9(1)      CPA(R):10     CIP(R)(2)      CPA(R):12      CPA(R):14
                                 -----------      ---------     ---------      ---------      ---------
Date offering(s)
  commenced..................  1/16/79-3/29/89       6/20/90        8/19/91        2/18/94       11/10/97
Dollar amount raised (net of
  discounts and individual
  general partner
  contributions).............     $400,713,613   $72,049,908   $141,590,601   $282,740,030   $430,338,689
Amount paid to sponsor from
  proceeds of offering:
  Underwriting fees..........                0             0              0              0              0
  Acquisition fees -- real
     estate commissions and
     mortgage placement
     fees(3).................                0             0      4,824,074     15,691,776     28,993,221
Other Fees
Dollar amount of cash
  generated from operations
  before deducting payments
  to sponsor.................      108,497,064    37,767,121    105,737,640    119,649,345     46,035,649
Amount paid to sponsor from
  operations:
  Property management,
     leasing and asset
     management fees(3)......        2,054,736     6,249,272     19,218,797     15,522,894      4,917,588
  Reimbursements(3)..........        2,699,129     2,522,555      3,885,909      3,574,722      1,729,990
Other (cash distributions to
  General Partners)(4).......        5,256,706             0              0              0              0
Dollar amount of property
  sales and re-financing
  before deducting payments
  to sponsor(4)..............       62,169,642    28,372,102      2,346,897     34,728,085      1,071,210

                                   FOOTNOTES

(1) These programs were completed on December 31, 1997.

(2) Dollar amount raised does not include $74,440,000 raised in private placement offering that commenced after completion of the Offering.

(3) Represents acquisition fees paid to sponsor and its affiliates from January 1, 1997 through December 31, 2000.

(4) Represents actual performance or payments for the period from January 1, 1997 through December 31, 2000.

                              TABLE III (1 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1979         1980         1981         1982         1983            1984
                                                     ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues.....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Profit (loss) on sale of properties................         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses................................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense..................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation......................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis.......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations................................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale.......................           0            0            0            0       22,180(1)            0
Cash generated from operations(6)..................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales...........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing....................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing.......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less: Cash distribution to investors
 -- from operating cash flow(7)....................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing.....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution......................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less: Special items................................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items...................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................  $    23.65   $    10.85   $    (5.38)  $    (7.87)  $    (8.60)     $    (3.58)
 Capital gain (loss)...............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital..............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales..........................................           0            0            0            0            0               0
 -- Refinancing....................................           0            0            0            0            0               0
 -- Operations.....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                     -----------------------------------------------------------------
                                                        1985         1986            1987         1988         1989
                                                     ----------   ----------      ----------   ----------   ----------
Gross Revenues.....................................  $4,187,199   $3,513,411      $6,584,410   $4,487,838   $4,167,975
Profit (loss) on sale of properties................         N/A      (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A      300,000(4)
Less:
 Operating expenses................................     276,287      630,225         766,707      811,685      418,278
 Interest expense..................................   2,254,996    2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation......................................   1,266,962    1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis.......................     388,954     (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations................................     (49,859)  (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale.......................           0      (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(6)..................   1,221,045      736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales...........................           0      500,000(2)            0            0            0
Cash generated from refinancing....................           0            0               0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,221,045    1,238,214       1,078,838    1,908,203    1,964,408
Less: Cash distribution to investors
 -- from operating cash flow(7)....................   1,504,646    1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing.....................           0            0               0            0            0
Cash generated (deficiency) after cash
 distribution......................................    (283,601)     180,860          15,000       23,455      871,881
Less: Special items................................           0            0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................    (283,601)     180,860          15,000       23,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................  $    (2.47)  $   (56.21)     $    (6.19)  $    23.86   $    58.16
 Capital gain (loss)...............................           0        (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       19.25            0           52.66        53.20         7.08
 -- Return of capital..............................       55.23        52.24               0            0        47.00
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0
 -- Refinancing....................................           0            0               0            0            0
 -- Operations.....................................       74.48        52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         100%       98.75%          98.75%       98.75%       83.14%

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1990         1991            1992         1993         1994         1995
                                                     ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues.....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Profit (loss) on sale of properties................         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses................................     411,712      298,435         302,200      465,548      666,955      374,238
 Interest expense..................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation......................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis.......................     865,480      989,595       1,057,059    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations................................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale.......................           0       52,204(5)            0            0            0            0
Cash generated from operations(6)..................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales...........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing....................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less: Cash distribution to investors
 -- from operating cash flow(7)....................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing.....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution......................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less: Special items................................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................  $    59.36   $    42.22      $    40.24   $    54.37   $    46.04   $    91.13
 Capital gain (loss)...............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital..............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0            0
 -- Refinancing....................................           0            0               0            0            0            0
 -- Operations.....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                              CPA(R):1
                                                     --------------------------
                                                        1996            1997
                                                     ----------      ----------
Gross Revenues.....................................  $4,589,145      $4,825,055
Profit (loss) on sale of properties................     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt.....    (255,438)(6)          --
Write-down of property.............................                         N/A
Less:
 Operating expenses................................     388,484       1,104,473
 Interest expense..................................   1,280,995       1,062,706
 Depreciation......................................     969,570         905,816
Net income (loss) GAAP Basis.......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations................................   1,540,197       2,256,416
 -- from gain (loss) on sale.......................     153,615         630,826
Cash generated from operations(6)..................   2,826,531       2,820,490
Cash proceeds from sales...........................     355,958       1,042,200
Cash generated from refinancing....................           0               0
Cash generated from operations, sales and
 refinancing.......................................   3,182,489       3,862,690
Less: Cash distribution to investors
 -- from operating cash flow(7)....................   1,417,554       1,977,926
 -- from sales and refinancing.....................                           0
Cash generated (deficiency) after cash
 distribution......................................   1,764,935       1,884,764
Less: Special items................................           0               0
Cash generated (deficiency) after cash
 distributions and special items...................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................  $    76.24          111.69
 Capital gain (loss)...............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       70.17           97.91
 -- Return of capital..............................           0               0
Source (on cash basis):
 -- Sales..........................................           0               0
 -- Refinancing....................................           0               0
 -- Operations.....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       82.46%          81.44%

                              TABLE III (2 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                            CPA(R):2
                                                              --------------------------------------------------------------------
                                                                 1980            1981            1982         1983         1984
                                                              ----------      ----------      ----------   ----------   ----------
Gross Revenues..............................................  $1,658,322      $4,092,794      $6,422,836   $9,793,731   $9,895,531
Profit on sale of properties................................         N/A             N/A             N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A             N/A             N/A          N/A          N/A
Write-down of property......................................
Less:
 Operating expenses.........................................     181,613         291,223         290,558      307,165      346,920
 Interest expense...........................................     197,038         606,089       3,341,880    6,511,201    6,349,960
 Depreciation...............................................      14,421         127,460         157,900      154,909      154,909
Net income-GAAP Basis.......................................   1,265,250       3,068,022       2,632,498    2,820,456    3,043,742
Taxable income (Loss):
 -- from operations.........................................     630,885       2,003,000          (9,093)  (1,168,795)    (885,102)
 -- from gain on sale.......................................           0               0               0            0            0
 -- from extraordinary charge...............................           0               0               0            0            0
Cash generated from operations(3)...........................   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Cash generated from sales...................................           0               0               0            0            0
Cash generated from refinancing.............................           0               0               0            0            0
Cash generated from operations, sales and refinancing.......   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................     473,028       2,229,443       2,440,555    2,525,000    2,547,000
 -- from sales and refinancing..............................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Less: Special items.........................................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    48.95      $    72.11      $     (.33)  $   (42.08)  $   (30.78)
 Capital gain (loss)........................................           0               0               0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       36.70           80.25           87.86        90.90        91.70
  -- Return of capital......................................           0               0               0            0            0
 Source (on cash basis):
  -- Sales..................................................           0               0               0            0            0
  -- Refinancing............................................           0               0               0            0            0
  -- Operations.............................................       36.70           80.25           87.86        90.90        91.70
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         N/A             N/A             100%         100%         100%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1985         1986            1987         1988         1989
                                                              ----------   ----------      ----------   ----------   -----------
Gross Revenues..............................................  $9,960,370   $9,954,236      $9,694,869   $9,754,664   $10,013,889
Profit on sale of properties................................         N/A      920,577(1)          N/A          N/A           N/A
Extraordinary charge on extinguishment of debt..............         N/A     (894,945)(2)         N/A          N/A           N/A
Write-down of property......................................
Less:
 Operating expenses.........................................     364,373      393,350         480,635      489,806       540,777
 Interest expense...........................................   6,307,664    4,916,744       4,204,623    4,074,729     3,856,045
 Depreciation...............................................     155,782      314,560         475,162      475,162       479,598
Net income-GAAP Basis.......................................   3,132,551    4,355,214       4,534,449    4,714,967     5,137,469
Taxable income (Loss):
 -- from operations.........................................    (532,969)     260,572       1,604,613    1,997,924     2,600,538
 -- from gain on sale.......................................           0    2,035,116(1)            0            0             0
 -- from extraordinary charge...............................           0     (239,948)(2)           0            0             0
Cash generated from operations(3)...........................   2,881,848    4,325,850       5,084,085    5,096,066     5,502,770
Cash generated from sales...................................           0    5,441,434(1)            0            0             0
Cash generated from refinancing.............................           0            0               0            0             0
Cash generated from operations, sales and refinancing.......   2,881,848    9,767,234       5,084,085    5,096,066     5,502,770
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   2,657,778    3,691,774       3,435,000    3,506,667     3,645,000
 -- from sales and refinancing..............................           0    4,950,000               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Less: Special items.........................................           0            0               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   (19.19)  $      .73      $    57.77   $    71.93   $     93.62
 Capital gain (loss)........................................           0        73.27               0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       95.68       156.79          123.66       126.24        131.22
  -- Return of capital......................................           0       156.11               0            0             0
 Source (on cash basis):
  -- Sales..................................................           0       180.00               0            0             0
  -- Refinancing............................................           0            0               0            0             0
  -- Operations.............................................       95.68       132.90          123.66       126.24        131.22
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         100%       93.24%          93.24%       93.24%        93.24%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1990         1991         1992         1993             1994
                                                              ----------   ----------   ----------   -----------      ----------
Gross Revenues..............................................  $9,732,269   $9,756,071   $9,763,695   $ 6,665,727      $5,161,447
Profit on sale of properties................................         N/A          N/A          N/A     8,377,679(5)       23,451(7)
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A      (520,979)(6)         N/A
Write-down of property......................................                                            (841,889)(8)    (445,551)(9)
Less:
 Operating expenses.........................................     685,927      691,505      983,060       846,569         911,755
 Interest expense...........................................   3,771,706    3,595,406    3,337,825     2,142,199       1,593,880
 Depreciation...............................................     480,393      478,388      476,279       501,762         501,657
Net income-GAAP Basis.......................................   4,794,243    4,990,772    4,966,531    10,190,008       1,732,055
Taxable income (Loss):
 -- from operations.........................................   2,461,101    2,874,398    3,574,899     1,924,220       1,368,123
 -- from gain on sale.......................................           0            0            0    21,777,693          40,237
 -- from extraordinary charge...............................           0            0            0             0               0
Cash generated from operations(3)...........................   5,298,252    5,389,873    5,513,940     3,977,769       2,770,535
Cash generated from sales...................................           0            0            0    15,972,862         124,615
Cash generated from refinancing.............................           0            0            0             0               0
Cash generated from operations, sales and refinancing.......   5,298,252    5,389,873    5,513,940    19,950,631       2,895,150
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   3,773,333    3,832,222    3,898,333     2,691,111       1,458,890
 -- from sales and refinancing..............................           0            0            0    14,300,312               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Less: Special items.........................................           0            0            0             0               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    88.60   $   103.48   $   128.70   $     69.27      $    49.25
 Capital gain (loss)........................................           0            0            0        784.00            1.45
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................      135.84       137.96       140.34        366.84           52.52
  -- Return of capital......................................           0            0            0        250.04            0.00
 Source (on cash basis):
  -- Sales..................................................           0            0            0        520.00               0
  -- Refinancing............................................           0            0            0             0               0
  -- Operations.............................................      135.84       137.96       140.34         96.88           52.52
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       93.24%       93.24%       93.24%        61.97%          61.65%

                                                                            CPA(R):2
                                                              ------------------------------------
                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
Gross Revenues..............................................  $5,185,804   $4,590,963   $4,919,703
Profit on sale of properties................................         N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A
Write-down of property......................................
Less:
 Operating expenses.........................................     718,035      735,018      857,919
 Interest expense...........................................   1,351,797      731,843      542,304
 Depreciation...............................................     519,891      499,320      519,460
Net income-GAAP Basis.......................................   2,596,081    2,624,782    3,000,020
Taxable income (Loss):
 -- from operations.........................................   5,114,606    1,967,557    2,683,925
 -- from gain on sale.......................................           0            0            0
 -- from extraordinary charge...............................           0            0            0
Cash generated from operations(3)...........................   6,164,009    2,791,872    3,365,082
Cash generated from sales...................................           0            0            0
Cash generated from refinancing.............................           0            0            0
Cash generated from operations, sales and refinancing.......   6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   1,491,667    2,303,728    2,167,890
 -- from sales and refinancing..............................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Less: Special items.........................................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   184.46   $    70.96   $    96.80
 Capital gain (loss)........................................           0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       53.72        83.09        78.19
  -- Return of capital......................................           0            0            0
 Source (on cash basis):
  -- Sales..................................................           0            0            0
  -- Refinancing............................................           0            0            0
  -- Operations.............................................       53.72        83.09        78.19
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       61.65%       61.65%       61.65%

                              TABLE III (3 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):3
                                          --------------------------------------------------------------------------------
                                             1981             1982         1983         1984         1985         1986
                                          -----------      ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $   173,916      $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Profit on sale of properties............          N/A             N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................          N/A             N/A          N/A          N/A          N/A    (1,256,013)(2)
Write-down of property..................          N/A             N/A          N/A          N/A          N/A           N/A
Other income............................   11,499,187(9)          N/A          N/A
Less:
 Operating expenses.....................       54,011         384,169      369,246      506,660      502,561       496,570
 Interest expense.......................       60,855       4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................            0               0            0            0            0        20,502
Net Income-GAAP Basis...................       59,050       3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable income (Loss):
 -- from operations.....................     (190,312)       (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................            0               0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........            0               0            0            0            0      (852,511)(2)
Cash generated from operations(3).......       41,249       2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............            0               0            0            0            0     5,302,208(1)
Cash generated from refinancing.........            0               0            0            0            0             0
Cash generated from other...............            0               0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................       41,249       2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........            0       1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........            0               0            0            0            0             0
 -- other...............................            0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................       41,249         792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................            0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........       41,249         792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    (25.06)     $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................            0               0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................            0           71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................            0               0            0            0            0             0
Source (on cash basis):
 -- Sales...............................            0               0            0            0            0             0
 -- Refinancing.........................            0               0            0            0            0             0
 -- Other...............................            0               0            0            0            0             0
 -- Operations..........................            0           71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................          N/A             N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                          -----------   ----------   ----------   ----------   ----------   ----------
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,699,175   $8,478,263
Profit on sale of properties............          N/A          N/A          N/A          N/A          N/A          N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A          N/A
Write-down of property..................          N/A          N/A          N/A          N/A          N/A          N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729    1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632    1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272      108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542    4,900,217
Taxable income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197    5,452,217
 -- from gain on sale...................            0            0            0            0            0            0
 -- from extraordinary charge...........            0            0            0            0            0            0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    5,252,425
Cash generated from sales...............            0            0            0            0            0            0
Cash generated from refinancing.........            0            0            0            0            0            0
Cash generated from other...............            0            0            0            0            0    8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639   13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632    4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0            0
 -- other...............................            0            0            0            0            0    3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Less: Special items.....................            0            0            0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $   161.91
 Capital gain...........................            0            0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08       145.52
  -- Return of capital..................       123.68            0            0            0            0       100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0            0
 -- Refinancing.........................            0            0            0            0            0            0
 -- Other...............................            0            0            0            0            0       100.00(5)
 -- Operations..........................       119.40       113.74       122.68       132.72       138.08       146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%       84.41%

                                                                           CPA(R):3
                                          ---------------------------------------------------------------------------
                                             1993             1994            1995            1996            1997
                                          -----------      ----------      ----------      ----------      ----------
Gross Revenues..........................  $ 7,554,227      $7,391,852      $7,249,265      $5,730,082      $8,104,707
Profit on sale of properties............          N/A             N/A             N/A             N/A             N/A
Extraordinary charges on extinguishment
 of debt................................          N/A             N/A             N/A             N/A             N/A
Write-down of property..................   (1,302,318)(6)    (697,325)(7)    (146,184)(8)         N/A             N/A
Other income............................
Less:
 Operating expenses.....................    1,441,186       1,719,172       1,173,053       1,031,997       1,227,688
 Interest expense.......................    1,734,434       1,602,175       1,255,047          75,158          17,744
 Depreciation...........................      147,229         158,367         198,590         188,893         215,272
Net Income-GAAP Basis...................    2,929,060       3,214,813      15,975,567       4,434,034       6,644,003
Taxable income (Loss):
 -- from operations.....................    5,504,655       4,461,854      23,951,874       2,988,189       5,502,953
 -- from gain on sale...................            0               0                         157,910               0
 -- from extraordinary charge...........            0               0               0
Cash generated from operations(3).......    4,387,721       4,647,375      12,917,577       3,906,606       4,587,044
Cash generated from sales...............            0               0       5,435,869(9)    1,853,816(10)           0
Cash generated from refinancing.........            0               0
Cash generated from other...............    2,260,792       2,286,195               0               0               0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513       6,933,570      18,353,446       5,760,422       4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531       4,656,367       4,722,367       3,319,280       4,214,958
 -- from sales and refinancing..........            0               0               0               0               0
 -- other...............................            0               0       8,000,000               0               0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982       2,277,203       5,631,079       2,441,142         372,086
Less: Special items.....................            0               0               0               0               0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982       2,277,203       5,361,079       2,441,142         372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47      $   132.50      $   711.33      $    88.74      $   163.42
 Capital gain...........................            0               0               0            4.69               0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        86.98           95.47          376.83           98.57          125.17
  -- Return of capital..................        48.83           41.82               0               0               0
Source (on cash basis):
 -- Sales...............................            0               0               0               0               0
 -- Refinancing.........................            0               0               0               0               0
 -- Other...............................            0               0               0               0               0
 -- Operations..........................       136.80          138.28          140.24           98.57          125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%          84.41%          84.41%          68.83%          68.83%

                              TABLE III (4 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Profit on sale of properties.................       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Write-down of property.......................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:
 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780
 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592
 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 --from operations...........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 --from gain on sale.........................         0            0             0             0     4,047,994(1)            0
 --from extraordinary charge.................         0            0             0             0             0               0
 --other.....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 --from operating cash flow(8)...............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 --from sales and refinancing................         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 --Investment income.........................         0        63.06         98.18         97.73         54.28           53.53
 --Return of capital.........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 --Sales.....................................         0            0             0             0             0           40.00
 --Refinancing...............................         0            0             0             0             0               0
 --Operations................................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Profit on sale of properties.................         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Write-down of property.......................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317      1,243,008       1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 --from operations...........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 --from gain on sale.........................           0              0               0              0            0
 --from extraordinary charge.................    (160,000)(4)    (70,266)(5)           0              0            0
 --other.....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 --from operating cash flow(8)...............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 --from sales and refinancing................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 --Investment income.........................       69.10          85.97           92.93          93.07        81.25
 --Return of capital.........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 --Sales.....................................           0              0               0              0            0
 --Refinancing...............................           0              0               0              0            0
 --Operations................................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Profit on sale of properties.................          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Write-down of property.......................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 --from operations...........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 --from gain on sale.........................      957,340               0     9,318,375               0               0
 --from extraordinary charge.................            0               0             0               0               0
 --other.....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 --from operating cash flow(8)...............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 --from sales and refinancing................            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 --Investment income.........................       106.66           97.62        190.68           97.83          123.21
 --Return of capital.........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 --Sales.....................................            0               0             0               0               0
 --Refinancing...............................            0               0             0               0               0
 --Operations................................       106.66          107.18        105.04           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                              TABLE III (5 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                             CPA(R):5
                                          ------------------------------------------------------------------------------
                                            1983        1984         1985         1986          1987            1988
                                          --------   ----------   ----------   -----------   -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025   $14,405,568     $15,061,441
Other...................................       N/A          N/A          N/A           N/A           N/A             N/A
Profit (loss) on sale or disposition of
 properties.............................       N/A          N/A          N/A           N/A      (457,484)(1)         N/A
Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A           N/A             N/A
Write-down of property..................       N/A          N/A          N/A      (860,000)(4)         N/A           N/A
Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702     1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584     7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987     2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834       165,810         197,354
Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918     2,897,209       4,542,112
Taxable Income (Loss):
 --from operations......................    83,341    4,180,317    2,173,368       277,783    (1,015,507)        406,029
 --from gain (loss) on sale or
  disposition...........................         0            0            0             0    (1,065,808)              0
 --from other...........................         0            0            0             0             0               0
Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334     5,622,209       6,571,710
Cash generated from sales...............         0            0            0             0       500,000(1)            0
Cash generated from refinancing.........         0            0            0             0             0               0
Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334     6,122,209       6,571,710
Less: Cash distribution to investors:
 --from operating cash flow(11).........         0    5,150,600    5,324,013     5,481,771     5,535,961       5,587,744
 --from sales and refinancing...........         0            0            0             0             0               0
Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Less: special items.....................
Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $   1.38   $    69.43   $    36.09   $      4.61   $    (16.87)    $      6.74
  Capital gain (loss)...................         0            0            0             0        (17.69)              0
  Other.................................         0            0            0             0             0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 --Investment income....................         0        85.54        74.31         44.41         48.12           75.43
 --Return of capital....................         0            0        14.11         46.63         43.82           17.37
 Source (on cash basis):
 --Sales................................         0            0            0             0             0               0
 --Refinancing..........................         0            0            0             0             0               0
 --Operations...........................         0        85.54        88.42         91.04         91.94           92.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A           N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Profit (loss) on sale or disposition of
 properties.............................     47,319(2)           N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Write-down of property..................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 --from operations......................      799,445        857,331      1,077,650       1,530,150       2,039,288
 --from gain (loss) on sale or
  disposition...........................       87,421(2)     488,066         (2,674)(6)     871,676               0
 --from other...........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 --from operating cash flow(11).........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 --from sales and refinancing...........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
  Capital gain (loss)...................         1.45              0          (0.04)          14.48               0
  Other.................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 --Investment income....................        72.47          68.56          47.88           96.00           74.67
 --Return of capital....................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 --Sales................................            0              0              0               0               0
 --Refinancing..........................            0              0              0               0               0
 --Operations...........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,000
Other...................................          N/A              N/A              N/A              N/A
Profit (loss) on sale or disposition of
 properties.............................    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Write-down of property..................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,432        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 --from operations......................      866,115        1,621,566        1,690,288        1,481,174
 --from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 --from other...........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 --from operating cash flow(11).........    5,862,314        8,054,982        4,456,949        5,175,122
 --from sales and refinancing...........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     14.87      $     26.93      $     28.07      $     24.60
  Capital gain (loss)...................       166.40                0           141.45            48.61
  Other.................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 --Investment income....................        90.33            31.77            74.02            44.60
 --Return of capital....................         7.03           102.01                0            54.51
 Source (on cash basis):
 --Sales................................            0                0                0                0
 --Refinancing..........................            0                0                0                0
 --Operations...........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                              TABLE III (6 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain on sale............................           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,292      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 --from operations......................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 --from gain on sale....................           0             0             0              0              0              0
 --from extraordinary charge............           0             0             0              0              0              0
 --from other...........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 --from operating cash flow(5)..........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 --from sales and refinancing...........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926
 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  --Investment income...................       47.49         72.72         68.46          74.81          69.06          70.62
  --Return of capital...................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  --Sales...............................           0             0             0              0              0              0
  --Refinancing.........................           0             0             0              0              0              0
  --Operations..........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A            100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain on sale............................            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 --from operations......................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 --from gain on sale....................            0                  0                  0              0              0
 --from extraordinary charge............      (13,559)(2)              0                  0              0              0
 --from other...........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 --from operating cash flow(5)..........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 --from sales and refinancing...........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  --Investment income...................        70.91              83.40              76.85          60.76          92.89
  --Return of capital...................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  --Sales...............................            0                  0                  0              0              0
  --Refinancing.........................            0                  0                  0              0              0
  --Operations..........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................          100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain on sale............................       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 --from operations......................    3,450,345          4,530,411
 --from gain on sale....................      242,713                  0
 --from extraordinary charge............            0                  0
 --from other...........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 --from operating cash flow(5)..........    4,880,911          7,002,505
 --from sales and refinancing...........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  --Investment income...................        95.72             134.14
  --Return of capital...................            0               3.19
 Source (on cash basis):
  --Sales...............................            0                  0
  --Refinancing.........................            0                  0
  --Operations..........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        99.79%             99.79%

                              TABLE III (7 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R):7
                                ------------------------------------------------------------------------------------
                                   1986         1987         1988          1989           1990              1991
                                ----------   ----------   ----------    -----------    -----------       -----------
Gross Revenues................  $   90,399   $4,119,934   $9,066,142    $14,071,843    $13,725,684       $13,648,275
Profit (loss) on sale of
 properties...................         N/A          N/A          N/A            N/A         58,172(1)         54,197(4)
Gain on sale of securities....         N/A          N/A    1,766,185(3)      48,158(3)      69,544(3)            N/A
Extraordinary gain charge.....
Write-down of property........         N/A          N/A          N/A            N/A       (500,000)(2)           N/A
Other.........................         N/A          N/A          N/A            N/A            N/A               N/A
Less:
 Operating expenses...........      46,413      326,846    1,848,463      5,576,552      6,194,008         6,170,575
 Interest expense.............      22,911    1,389,385    3,479,631      4,657,478      4,718,573         4,471,097
 Depreciation.................           0      131,567    1,009,247      1,422,116      1,567,896         1,607,889
Net Income-GAAP Basis.........      21,075    2,272,136    4,494,986      2,463,855        872,923         1,452,911
Taxable Income (Loss):
  -- from operations..........     (51,877)   1,203,013    1,585,180      1,195,514          3,689           746,150
  -- from gain (loss) on
  sales.......................           0            0    1,766,185(3)      48,158(3)     127,716(1)(3)      54,197(4)
  -- other....................           0            0            0              0              0                 0
Cash generated from
 operations...................   1,550,648    1,115,274    4,136,538      3,745,289      3,153,131         3,303,198
Cash generated from sales.....           0            0    1,766,185(3)      48,158(3)     245,324           183,430(4)
Cash generated from
 refinancing..................           0            0            0              0              0           978,087
Cash generated from other.....           0            0            0              0              0                 0
Cash generated from
 operations, sales,
 refinancing and other........   1,550,648    1,115,274    5,902,723      3,793,447      3,398,455         4,464,715
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(6).....................           0    1,363,271    3,902,233      3,940,765      3,992,781         3,303,198
 -- from sales and
  refinancing.................           0            0            0              0              0           503,673
Cash generated (deficiency)
 after cash distributions.....   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Less: Special items...........           0            0            0              0              0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $    (4.29)  $    24.98   $    32.91    $     24.82    $       .08       $     15.49
 Other........................           0            0            0              0              0                 0
 Capital gain.................           0            0        36.67           1.00              0                 0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........           0        60.60        81.02          51.16          18.12             30.17
 -- Return of capital.........           0            0            0          30.66          64.78             53.03
 Source (on cash basis):
  --Sales.....................           0            0            0              0              0                 0
 -- Refinancing...............           0            0            0              0              0             10.46
 -- Operations................           0        60.60        81.02          81.82          82.90             72.74
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....         N/A          N/A          N/A            100%         99.86%            99.70%

                                                                             CPA(R):7
                                ---------------------------------------------------------------------------------------------------
                                   1992            1993              1994              1995              1996              1997
                                -----------     -----------       -----------       -----------       -----------       -----------
Gross Revenues................  $14,502,032     $12,243,029       $13,840,052       $12,196,252       $12,731,328       $12,706,396
Profit (loss) on sale of
 properties...................          N/A        (552,383)(8)     7,814,474(10)     1,019,362(13)        74,729(17)           N/A
Gain on sale of securities....          N/A             N/A               N/A         1,323,858(13)           N/A               N/A
Extraordinary gain charge.....                      879,433(12)      (511,503)                                 --               N/A
Write-down of property........          N/A      (3,303,228)(9)      (641,731)(11)     (319,685)(14)           --          (139,999)
(18)
Other.........................     (141,723)(5)     435,106(3)        986,155           111,226(15)      (128,879)(15)     (128,649)
(19)
Less:
 Operating expenses...........    6,404,695       4,485,628         4,336,235         4,986,585         5,181,249         5,921,214
 Interest expense.............    4,155,956       3,324,398         3,537,640         2,456,129         1,942,737         1,868,189
 Depreciation.................    1,616,335       1,647,397         1,619,726         1,361,952         1,154,088         1,213,286
Net Income-GAAP Basis.........    2,183,323         244,534        11,993,846         5,526,347         4,399,104         3,435,066
Taxable Income (Loss):
  -- from operations..........    1,534,247      11,218,042         2,452,425         3,451,813         3,856,378         3,268,674
  -- from gain (loss) on
  sales.......................            0       2,093,467        10,460,324                 0          (188,980)         (144,260)
  -- other....................       51,875(5)      283,740           682,500                 0                 0                 0
Cash generated from
 operations...................    4,489,865       4,135,048         5,347,231         5,089,776         5,499,073         4,682,499
Cash generated from sales.....            0         283,740        14,662,004         1,546,019(13)       617,867(17)       200,000
Cash generated from
 refinancing..................            0       1,047,890           700,000                                  --                --
Cash generated from other.....       32,313(5)        3,578            38,281            31,457(16)        27,761(16)        30,787
Cash generated from
 operations, sales,
 refinancing and other........    4,522,178       5,470,256        20,747,516         6,667,252         6,144,701         4,913,286
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(6).....................    3,388,324(7)    2,948,590         3,246,729        10,434,626         3,483,017         3,751,664
 -- from sales and
  refinancing.................            0               0                 0                 0                 0                 0
Cash generated (deficiency)
 after cash distributions.....    1,133,854       2,521,666        17,500,787        (3,767,490)        2,661,684         1,161,622
Less: Special items...........            0               0                 0                                   0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................    1,133,854       2,521,666        17,500,787        (3,767,490)        2,661,684         1,161,622
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $     31.85     $    232.91       $     50.92       $     71.77       $     80.18       $     67.95
 Other........................         1.08            5.89             14.17                 0                 0             (3.00)
 Capital gain.................            0           43.47            217.18                 0             (4.14)                0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........        45.33            5.08             67.41            114.82             91.47             71.42
 -- Return of capital.........        20.86           56.14                 0            101.98                 0              6.58
 Source (on cash basis):
  --Sales.....................            0               0                 0                                   0                 0
 -- Refinancing...............            0               0                 0                                   0                 0
 -- Operations................        66.19           61.22             67.41            216.80             72.42             78.00
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....        99.70%          97.86%            83.50%            73.82%            73.16%            73.16%

                              TABLE III (8 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Profit on sale of properties.......         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............      50,641             0
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Profit on sale of properties.......          N/A             N/A          21,697(6)          N/A
Other..............................       83,736         (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       1,918,771
 Interest expense..................    6,266,275       5,799,127       5,232,928       4,543,266
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,325,929
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                              TABLE III (9 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):9
                                   ----------------------------------------------------------------------------------------------
                                      1989          1990           1991               1992           1993           1994
                                   ----------    -----------    -----------        -----------    -----------    -----------
Gross Revenues...................  $2,543,943    $10,284,029    $12,514,907        $12,280,669    $12,216,612    $11,612,360
Profit on sale of properties.....         N/A            N/A          1,731(1)             N/A            N/A            N/A
Other............................         N/A            N/A            N/A                N/A        658,052        669,020
Write-down of property...........
Extraordinary charge.............         N/A            N/A            N/A                N/A            N/A       (480,000)(4)
Less:
 Operating expenses..............     432,917        808,315        887,820          1,308,664        963,533        949,925
 Interest expense................   1,122,585      5,063,322      6,631,202          6,425,597      6,347,577      5,726,296
 Depreciation....................      29,901      1,141,461      1,697,599          1,697,599      1,697,599      1,697,599
 Minority Interest...............         N/A            N/A            N/A                N/A            N/A            N/A
Net Income-GAAP Basis............     958,540      3,270,931      3,300,017          2,848,809      3,865,955      3,427,560
Taxable Income (Loss):
 -- from operations..............     710,320      2,624,917      2,816,278          2,612,003      3,316,011      3,030,197
 -- from gain on sale............
 -- from other...................           0              0          1,731(1)               0              0              0
 -- from extraordinary charge....           0              0              0                  0              0              0
Cash generated from operations...   1,784,343      3,895,420      5,662,385          5,211,896      5,906,190      5,807,477
Cash generated from sales........           0              0          1,897                  0        522,878              0
Cash generated from
 refinancing.....................           0              0              0                  0              0              0
Cash generated from other........           0              0              0                  0              0        484,044
Cash generated from operations,
 sales, refinancing and other....   1,784,343      3,895,420      5,664,282          5,211,896      6,429,068      6,291,521
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(4).......................     551,330      4,802,863      5,476,956          5,526,795      5,562,850      5,589,709
 -- from sales and refinancing...           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions..............   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Less: Special items..............           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions and special
 items...........................   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $    12.64    $     39.38    $     42.30        $     39.24    $     49.81    $     45.51
   Capital gain..................
   Other.........................           0              0           0.03(1)               0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........       20.12          49.07          49.57              42.79          58.07          51.48
   -- Return of capital..........           0          22.98          32.65              40.23          25.49          32.48
 Source (on cash basis):
   -- Sales......................           0              0              0                  0              0              0
   -- Refinancing................           0              0              0                  0              0              0
   -- Operations.................       20.12          72.05          82.22              83.02          83.56          83.96
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................         N/A            N/A          99.99%             99.99%         99.99%         99.99%

                                                         CPA(R):9
                                   ----------------------------------------------------
                                      1995                 1996                1997
                                   -----------          -----------         -----------
Gross Revenues...................  $11,946,610          $12,074,578         $11,986,186
Profit on sale of properties.....          N/A               45,066(11)             N/A
Other............................     (535,337)(6)          658,416(9)          687,423(9)
Write-down of property...........                                                   N/A
Extraordinary charge.............          N/A                  N/A                 N/A
Less:
 Operating expenses..............      998,762              564,905           1,415,642
 Interest expense................    5,525,604            5,360,760           5,121,709
 Depreciation....................    1,697,599            1,677,253           1,450,319
 Minority Interest...............          N/A                  N/A                   0
Net Income-GAAP Basis............    3,189,308            5,175,142           4,685,939
Taxable Income (Loss):
 -- from operations..............    3,805,214            4,431,434           4,410,918
 -- from gain on sale............                           106,024          (1,037,083)
 -- from other...................            0                    0                   0
 -- from extraordinary charge....            0                    0                   0
Cash generated from operations...    5,921,560            6,162,302           6,568,323
Cash generated from sales........            0              324,126(11)               0
Cash generated from
 refinancing.....................            0                    0                   0
Cash generated from other........      463,274(7)           388,329(7)          350,364
Cash generated from operations,
 sales, refinancing and other....    6,384,834            6,874,757           6,918,687
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(4).......................    5,616,322            5,643,736           6,779,152
 -- from sales and refinancing...            0                    0                   0
Cash generated (deficiency) after
 cash distributions..............      768,512            1,231,021             139,535
Less: Special items..............            0                    0                   0
Cash generated (deficiency) after
 cash distributions and special
 items...........................      768,512            1,231,021             139,535
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $     57.16          $     66.56         $     66.25
   Capital gain..................                                 0              (15.58)
   Other.........................            0                    0                   0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........        47.90                77.73               70.38
   -- Return of capital..........        36.45                 7.04               31.44
 Source (on cash basis):
   -- Sales......................            0                    0                   0
   -- Refinancing................            0                    0                   0
   -- Operations.................        84.36                84.77              101.82
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................        99.99%               92.90%              92.90%

                              TABLE III (10 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R):10
                                -------------------------------------------------------------------------------------
                                   1990         1991             1992          1993          1994            1995
                                ----------   -----------      -----------   -----------   -----------     -----------
Gross Revenues................  $1,783,676   $11,169,869      $15,889,968   $16,128,694   $16,386,307     $16,131,750
Profit on sale of
 properties...................         N/A           N/A              N/A           N/A     1,177,284(5)          N/A
Other.........................         N/A           N/A              N/A     1,478,086     1,529,736       1,595,406(9)
Write-down of property........                                                                             (7,519,431)(8)
Extraordinary charge..........         N/A       (40,818)(2)          N/A           N/A      (253,902)
Less:
 Operating expenses...........     393,287     1,358,840        2,241,255     2,511,268     2,894,710       2,887,021
 Interest expense.............     711,223     5,149,717        7,460,861     8,082,223     8,151,222       8,310,440
 Depreciation.................     230,176     1,242,512        1,756,126     1,944,589     1,945,769       1,967,631
 Minority Interest............      72,594       492,191          570,880       587,472       599,839      (1,881,218)
Net Income-GAAP Basis.........     376,396     2,885,791        3,860,846     4,481,228     5,247,885      (1,076,149)
Taxable Income (Loss):
 -- from operations...........     452,075     2,958,235        3,059,213     2,697,330     2,618,952       3,778,032
 -- from gain on sale.........
 -- from other................           0             0                0             0       823,905               0
 -- from extraordinary
  charge......................           0       (40,818)(2)            0             0             0               0
Cash generated from
 operations...................     496,208     4,881,135        6,071,495     6,284,822     6,311,466       6,263,624
Cash generated from sales.....           0             0                0             0             0       5,122,501(10)
Cash generated from
 refinancing..................           0             0                0             0             0               0
Cash generated from other.....           0             0                0             0             0               0
Cash generated from
 operations, sales,
 refinancing and other........     496,208     4,881,135        6,071,495     6,284,822     6,311,466      11,386,125
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4).....................           0     4,266,821        5,860,479     5,916,386     5,950,669       5,975,481
 -- from sales and
  refinancing.................           0             0                0             0             0               0
Cash generated (deficiency)
 after cash distributions.....     496,208       614,314          211,016       368,436       360,797       5,410,644
Less: Special items...........           0             0                0             0             0               0
Cash generated (deficiency)
 after cash distributions and
 special items................     496,208       614,314          211,016       368,436       360,797       5,410,644
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)......  $     9.38   $     40.42      $     42.39   $     37.37   $     36.29     $     52.35
  Capital gain................
  Other.......................           0          0.00                0             0         11.42               0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........           0         45.13            53.49         62.09         72.71          (14.93)
  -- Return of capital........           0         21.60            27.71         19.88          9.74           97.81
 Source (on cash basis):
  -- Sales....................           0             0                0             0             0               0
  -- Refinancing..............           0             0                0             0             0               0
  -- Operations...............           0        101.82            81.20         81.98         82.45           82.88
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................         N/A           N/A              N/A           100%        93.93%          93.93%

                                                                     CPA(R):10
                                -----------------------------------------------------------------------------------
                                   1996              1997                 1998            1999             2000
                                -----------       -----------          -----------     -----------      -----------
Gross Revenues................  $15,505,748       $14,665,622           14,462,401     $15,526,311       14,557,170
Profit on sale of
 properties...................    1,051,823(13)      (362,038)(14)(16)         N/A         124,155(18)       22,750(20)
Other.........................    1,718,797(9)      1,806,760(9)         1,908,256(9)    2,024,156(9)      (225,798)(21)
Write-down of property........   (1,753,139)(12)          N/A                  N/A        (412,067)(19)   2,122,147(9)
Extraordinary charge..........                                           1,638,375(17)         N/A
Less:
 Operating expenses...........    3,030,780         3,850,490(15)        3,719,149       3,755,302        3,488,763
 Interest expense.............    7,911,209         3,277,006            6,130,144       5,768,896        5,514,570
 Depreciation.................    2,007,557         6,467,266            2,043,223       2,024,156        2,336,787
 Minority Interest............      583,283         2,023,890              636,617         651,949          722,561
Net Income-GAAP Basis.........    2,990,400           607,472            5,479,899       5,062,041        4,413,588
Taxable Income (Loss):
 -- from operations...........    3,529,835         7,585,200            5,169,310       3,017,828         (447,477)
 -- from gain on sale.........      129,811         6,100,391                    0       1,033,415        3,586,451
 -- from other................                              0                    0               0                0
 -- from extraordinary
  charge......................            0                 0                    0               0                0
Cash generated from
 operations...................    6,656,840         6,481,196            6,226,328       7,979,497        6,681,365
Cash generated from sales.....    7,781,582(13)     1,480,259(14)              N/A       2,471,355(19)       22,750
Cash generated from
 refinancing..................            0                 0                    0               0       26,000,000
Cash generated from other.....            0                 0                    0               0
Cash generated from
 operations, sales,
 refinancing and other........   14,438,422         7,961,455            6,226,328      10,450,852       32,704,115
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4).....................    5,981,514         5,294,000            5,231,589       5,419,330        5,430,463
 -- from sales and
  refinancing.................            0                 0                    0               0                0
Cash generated (deficiency)
 after cash distributions.....    8,456,908         2,667,455              994,739       5,031,522       27,273,652
Less: Special items...........            0                 0                    0               0                0
Cash generated (deficiency)
 after cash distributions and
 special items................    8,456,908         2,667,455              994,739       5,031,522       27,273,652
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)......  $     48.98       $     84.65          $     67.82     $     40.00      $     41.00
  Capital gain................         1.80                 0                    0           14.00             0.00
  Other.......................            0                 0                    0           17.00            30.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........        41.50             73.46                68.84           54.00            41.00
  -- Return of capital........        41.50                 0                    0           17.00            30.00
 Source (on cash basis):
  -- Sales....................            0                 0                    0               0                0
  -- Refinancing..............            0                 0                    0               0                0
  -- Operations...............        83.00             73.46                68.64           71.00            71.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        82.27%            81.45%               81.45%          80.12%           79.84%

                              TABLE III (11 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                     CIP(R)
                                ---------------------------------------------------------------------------------
                                  1991         1992         1993          1994           1995            1996
                                ---------   ----------   -----------   -----------    -----------     -----------
Gross Revenues................  $  92,097   $5,306,275   $17,637,235   $25,958,329    $29,238,322     $32,546,638
Profit (loss) on sale of
 properties...................                                   N/A     1,535,763(2)           0          (7,630)(6)
Other.........................                             1,478,086     1,613,451      2,800,337(4)    3,633,869(4)(7)
Extraordinary charge..........                                   N/A           N/A       (401,269)(3)    (275,000)(3)
Write-down of property........                                                                         (1,753,455)
Less:
 Operating expenses...........    207,640    1,638,870     3,456,274     4,490,683      5,654,751       6,022,323
 Interest expense.............     22,790    1,338,083     6,652,011    11,027,689     13,512,254      14,241,203
 Depreciation.................      9,799      312,609     1,018,886     1,514,114      2,493,366       2,968,173
 Minority Interest............                                     0       459,583        748,841         766,582
Net Income (Loss) -- GAAP
 Basis........................   (148,132)   2,016,713     7,990,823    11,615,474      9,228,178      10,146,141
Taxable Income (Loss):
 -- from gain on sale.........
 -- from operations...........   (148,132)   1,880,687     6,450,406     7,806,855      9,638,818      10,048,321
 -- from other................                                     0             0              0         656,796
 -- from extraordinary
   charge.....................                                     0             0              0               0
Cash generated from
 operations...................     73,399    2,913,159             0    12,086,809     13,008,549      15,346,178
Cash generated from sales.....                                     0    12,008,853      5,927,217(5)    2,044,260(6)
Cash generated from
 refinancing..................                                     0       160,000                             --
Cash generated from other.....                                     0             0      2,003,099(4)      835,243(7)
Cash generated from
 operations, sales,
 refinancing and other........     73,399            0    10,717,806    24,255,662     20,938,865      18,225,681
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1)....................               2,915,819     8,122,156    11,358,858     11,452,669      12,488,221
 -- from sales and
   refinancing................                                     0             0              0               0
Cash generated (deficiency)
 after cash distributions.....     73,399       (2,660)    2,595,650    12,896,804      9,486,196       5,737,460
Less: Special items...........                                     0             0              0               0
Cash generated (deficiency)
 after cash distributions and
 special items................     73,399       (2,660)    2,595,650    12,896,804      9,486,196       5,737,460
Tax and Distribution Data Per
 $1000 Invested
   Federal Income Tax Results:
Ordinary income (loss)........  $  (84.90)  $    29.24   $     52.14   $     55.10    $     68.09     $     63.43
Capital Gain..................                                                                               4.15
Other.........................                                     0             0              0               0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........                   31.35         64.59         80.17          65.19           64.05
 -- Return of capital.........                   13.98          1.06             0          15.71           14.79
 Source (on cash basis):
 -- Sales.....................                                     0             0              0               0
 -- Refinancing...............                                     0             0              0               0
 -- Operations................                   45.33         65.65         80.17          80.90           78.84
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        N/A          N/A           N/A           N/A            N/A             N/A

                                                             CIP(R)
                                -----------------------------------------------------------------
                                   1997                1998             1999             2000
                                -----------         -----------      -----------      -----------
Gross Revenues................  $34,247,395         $35,043,910      $39,598,583      $40,632,585
Profit (loss) on sale of
 properties...................     (343,963)(8)(10)         N/A          361,704(15)
Other.........................    3,109,120(4)        3,264,738(11)    4,510,943(11)       24,269(18)
Extraordinary charge..........      427,448(9)        1,638,375(12)            0         (143,919)(19)
Write-down of property........                              N/A         (402,753)(17)   4,943,863(11)
Less:
 Operating expenses...........    7,942,880           8,285,568        9,914,490        9,560,974
 Interest expense.............   14,202,295          13,542,952       13,818,463       14,380,079
 Depreciation.................    3,435,128           3,577,549        4,657,284        5,306,005
 Minority Interest............      773,317             809,309          842,152          833,012
Net Income (Loss) -- GAAP
 Basis........................   11,086,326          13,731,645       14,836,088       15,376,728
Taxable Income (Loss):
 -- from gain on sale.........       81,144                   0        1,219,341         (446,838)
 -- from operations...........   11,157,568          13,630,377       15,182,042       13,861,589
 -- from other................            0                   0                0                0
 -- from extraordinary
   charge.....................            0                   0                0                0
Cash generated from
 operations...................   14,953,605          18,043,726       23,334,593       25,209,944
Cash generated from sales.....    1,194,272(8)              N/A        3,166,039(15)       24,269
Cash generated from
 refinancing..................           --                   0                0                0
Cash generated from other.....           --                   0                0                0
Cash generated from
 operations, sales,
 refinancing and other........   16,147,877          18,043,726       26,500,632       25,234,213
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1)....................   13,681,539          14,957,641       17,714,500       18,187,256
 -- from sales and
   refinancing................            0                   0                0                0
Cash generated (deficiency)
 after cash distributions.....    2,466,338           3,086,085        8,786,132        7,046,957
Less: Special items...........            0                   0                0                0
Cash generated (deficiency)
 after cash distributions and
 special items................    2,466,338           3,086,085        8,786,132        7,046,957
Tax and Distribution Data Per
 $1000 Invested
   Federal Income Tax Results:
Ordinary income (loss)........  $     64.87         $     65.66      $     70.00      $     61.00
Capital Gain..................          .47                   0             6.00                0
Other.........................            0                   0             7.00            22.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........        64.46               66.15            76.00            61.00
 -- Return of capital.........        15.09                5.91             7.00            22.00
 Source (on cash basis):
 -- Sales.....................            0                   0                0                0
 -- Refinancing...............            0                   0                0                0
 -- Operations................        79.55               72.05            83.00            83.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................          N/A                 N/A              N/A              N/A

                              TABLE III (12 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R):12
                                -------------------------------------------------------------------------------------
                                  1993        1994          1995           1996             1997             1998
                                --------    --------     ----------     -----------     ------------     ------------
Gross Revenues................  $  2,558    $465,327     $3,993,647     $11,433,627     $ 25,313,419     $ 34,563,142
Profit (loss) on sale of
 properties...................                                                                    --              N/A
Other.........................               554,571      1,322,990(11)   2,042,400(11)    2,086,993(11)    2,178,813
Extraordinary charge..........                                   --                                          (379,246)(13)
Write-down of property........                    --                            N/A                        (4,281,421)(14)
Less:
 Operating expenses...........     5,211     900,393      1,551,098       2,792,846        5,074,248        6,664,488
 Interest expense.............               147,256      1,260,189       3,525,774        6,499,865        8,557,890
 Depreciation.................                              390,307         947,206        3,022,683        5,160,001
 Minority Interest............                                                                                      0
Net Income (Loss) -- GAAP
 Basis........................    (2,653)    (27,751)     2,115,043       6,210,201       12,803,616       11,698,909
Taxable Income (Loss):
 -- from gain on sale.........                                                   --            6,900                0
 -- from operations...........    (2,653)    390,164      2,375,613       5,670,787       15,389,092       15,794,247
 -- from other................         0           0
 -- from extraordinary
   charge.....................                                                   --
Cash generated from
 operations...................     2,807     591,308      3,661,087       7,747,104       19,955,591       21,781,298
Cash generated from sales.....                            1,375,000(11)          --      138,960,203              N/A
Cash generated from
 refinancing..................                                                                              7,042,051
Cash generated from other.....                                                                                      0
Cash generated from
 operations, sales,
 refinancing and other........     2,807     591,308      5,036,087       7,747,104      158,915,794       28,823,349
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(1)...................                            2,350,687       6,779,669       15,081,819       23,027,690
 -- from sales and
    refinancing...............                                                   --               --                0
Cash generated (deficiency)
 after cash distributions.....     2,807     591,308      2,685,400         967,435      143,833,975        5,795,659
Less: Special items...........                                                   --                                 0
Cash generated (deficiency)
 after cash distributions and
 special items................     2,807     591,308      2,685,400         967,435      143,833,975        5,795,659
Tax and Distribution Data Per
 $1000 Invested
   Federal Income Tax Results:
 Ordinary income (loss).......  $   (.13)   $  14.36     $    59.14     $     54.71     $      54.44     $      55.25
 Capital Gain.................                                                                   .02                0
 Other........................                                                                     0            16.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........                           $    52.66     $     59.91     $      45.30     $      40.92
 -- Return of capital.........                                 5.87            5.49             8.06            39.63
 Source (on cash basis):
 -- Sales.....................                                                                                      0
 -- Refinancing...............                                                                                      0
 -- Operations................                                58.53           65.40            53.36            80.55
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................       N/A         N/A            N/A             N/A              N/A              N/A

                                         CPA(R):12
                                ---------------------------
                                   1999            2000
                                -----------     -----------
Gross Revenues................  $39,276,440     $44,926,537
Profit (loss) on sale of
 properties...................    2,308,555(16)   2,440,282(20)
Other.........................    4,126,251(11)   7,977,028(11)
Extraordinary charge..........            0               0
Write-down of property........            0               0
Less:
 Operating expenses...........    8,339,460      10,020,648
 Interest expense.............    9,975,624      11,734,403
 Depreciation.................    6,481,995       7,373,672
 Minority Interest............    1,043,103       1,205,530
Net Income (Loss) -- GAAP
 Basis........................   19,871,064      25,009,594
Taxable Income (Loss):
 -- from gain on sale.........    2,504,878               0
 -- from operations...........   16,141,523      22,957,569
 -- from other................                            0
 -- from extraordinary
   charge.....................            0
Cash generated from
 operations...................   28,032,433      30,782,407
Cash generated from sales.....    1,767,389(16)  15,751,800
Cash generated from
 refinancing..................            0
Cash generated from other.....            0
Cash generated from
 operations, sales,
 refinancing and other........   29,799,822      46,534,207
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(1)...................   23,267,781      23,435,295
 -- from sales and
    refinancing...............            0               0
Cash generated (deficiency)
 after cash distributions.....    6,532,041      23,098,912
Less: Special items...........            0               0
Cash generated (deficiency)
 after cash distributions and
 special items................    6,532,041      23,098,912
Tax and Distribution Data Per
 $1000 Invested
   Federal Income Tax Results:
 Ordinary income (loss).......  $     56.00     $     76.00
 Capital Gain.................         9.00            4.00
 Other........................                         2.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........  $     65.00           80.00
 -- Return of capital.........        16.00            2.00
 Source (on cash basis):
 -- Sales.....................            0               0
 -- Refinancing...............            0               0
 -- Operations................        81.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................          100%          97.23

                              TABLE III (13 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R): 14
                                                              --------------------------
                                                                 1999           2000
                                                              -----------    -----------
Gross Revenues..............................................  $10,022,604    $42,857,681
Profit (loss) on sale of properties.........................                    (303,899)(21)
Other.......................................................    2,901,253(11)   3,248,463(11)
Extraordinary charge........................................            0
Write-down of property......................................            0     (2,462,400)(22)
Less:
 Operating expenses.........................................    2,764,738      6,642,205
 Interest expense...........................................    1,352,113      6,753,105
 Depreciation...............................................      976,618      4,292,647
 Minority Interest..........................................      152,219      4,075,339
Net Income (Loss) -- GAAP Basis.............................    7,678,169     21,576,549
Taxable Income (Loss):
 -- from gain on sale.......................................            0       (270,769)
 -- from operations.........................................    8,159,365     25,286,696
 -- from other..............................................            0              0
 -- from extraordinary charge...............................            0              0
Cash generated from operations..............................    8,801,121     28,880,626
Cash generated from sales...................................            0      1,104,340
Cash generated from refinancing.............................            0
Cash generated from other...................................            0
Cash generated from operations, sales, refinancing and
 other......................................................    8,801,121     29,984,966
Less: Cash distribution to investors:
 -- from operating cash flow(1).............................    9,781,253     21,466,303
 -- from sales and refinancing..............................            0              0
Cash generated (deficiency) after cash distributions........     (980,132)     8,518,663
Less: Special items.........................................            0              0
Cash generated (deficiency) after cash distributions and
 special items..............................................     (980,132)     8,518,663
Tax and Distribution Data Per $1000 Invested
   Federal Income Tax Results:
Ordinary income (loss)......................................  $     55.00    $      0.66
Capital Gain................................................           --           0.00
Other.......................................................        10.00           0.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income.......................................        55.00          66.00
 -- Return of capital.......................................        10.00
Source (on cash basis):
 -- Sales...................................................           --             --
 -- Refinancing.............................................           --             --
 -- Operations..............................................        65.00          66.00
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................          100%         99.77%

                             FOOTNOTES TO CPA(R):1

 (1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

 (2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

 (3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

 (4) Represents write-down of the 2400 Industrial Lane Property.

 (5) Results from the sale of properties net leased to Kobacker Stores, Inc.

 (6) Result of refinancing mortgage loan on property leased to the Gap Inc.

 (7) Results from the sale of the property net leased to Winn-Dixie Stores, Inc.

 (8) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (9) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                             FOOTNOTES TO CPA(R):2

 (1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Results from the sale of properties leased to Heekin Can, Inc.

 (6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

 (7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

 (8) Represents write-down of the Moorestown, N.J. property.

 (9) Represents write-down of the Reno, Nevada property.

                             FOOTNOTES TO CPA(R):3

 (1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                             FOOTNOTES TO CPA(R):4

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(13) Represents writedown of the property net leased to Simplicity Manufacturing, Inc.

(14) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):5

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (2) Represents exchange of property net leased to Industrial General
     Corporation.

 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.

 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.

 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.

 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.

(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.

(20) Results from foreclosure on the properties net leased to Arley Merchandise Corporation.

(21) Represents writedown of properties net leased to Arley Merchandise Corporation.

                             FOOTNOTES TO CPA(R):6

 (1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

 (3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

 (7) Result from the sale of two properties leased to Autozone, Inc.

                             FOOTNOTES TO CPA(R):7

 (1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.

 (2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.

 (3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

 (4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

 (5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.

(18) Represents writedown on properties net leased to Swiss M-Tex, L.P.

(19) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):8

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (3) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

 (5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

 (6) Results from the sale of two properties leased to Furon Company.

 (7) Represents equity income for 1997.

                       FOOTNOTES TO CPA(R):9 & CPA(R):10

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to K mart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993, 1994, 1995, 1996, 1997, 1998, 1999 and 2000.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

(14) Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.

(15) Results from the transfer of CPA(R):10's general partnership interest in Hope Street Connecticut to CPA(R):9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(16) Results include subordinated disposition fees.

(17) Results from the satisfaction of a subordinated mortgage note.

(18) Results from the sale of Titan Corporation securities and the sale of properties formerly leased to Harvest Foods, Inc.

(19) Represents writedown of a vacant property in Clarksdale, Mississippi.

(20) Results from the sale of a vacant property in Clarksdale, Mississippi.

(21) Represents a writedown of a vacant property in Texarkana, Arkansas.

                               NOTES TO CPA(R):10

 (1) CPA(R):10 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 2001--$17.85 and April, 2001--$17.87.

                   FOOTNOTES TO CIP(R), CPA(R):12 & CPA(R):14

 (1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (2) Results from sale of property leased to Data Documents, Inc.

 (3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

 (4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.

 (5) Results of Sale of Data Documents property.

 (6) Loss on sale of properties based to Safeway Stores, Incorporated.

 (7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.

 (8) Results of sale of properties formerly leased to Harvest Foods, Inc.

 (9) Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(10) Results include subordinated disposition fees.

(11) Results of equity investments income (loss) and cash distributed.

(12) Results from the satisfaction of a subordinated mortgage note.

(13) Results from the prepayment of mortgage debt on the Etec Systems, Inc. properties.

(14) Represents writedown of Lanxide Corporation property.

(15) Results from the sale of Garden Ridge Corporation securities and the redemption of warrants that had been granted by Q Clubs, Inc.

(16) Results from the sale of Etec Systems, Inc. stock, the redemption of warrants that had been granted by Q Clubs, Inc. and the sale of excess land at the Rheometric Scientific, Inc. property in Piscataway, New Jersey.

(17) Represents writedown of a vacant property in Clarksdale, Mississippi.

(18) Results from the sale of a vacant property in Clarksdale, Mississippi.

(19) Represents a writedown of a vacant property in Texarkana, Arkansas.

(20) Results from the sale of Texas Freezer Company Inc. securities and a sale of QMS, Inc. property.

(21) Results from the sale of excess land at two properties.

(22) Represents a writedown of Benjamin Ansehl Company property.

                     NOTES TO CIP(R), CPA(R):12 & CPA(R):14

 (1) CIP(R) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 2001 -- $20.84 and April, 2001 -- $20.86.

 (2) CPA(R):12 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 2001 -- $20.47 and April, 2001 -- $20.49.

 (3) CPA(R):14 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 2001 -- $17.12 and April, 2001 -- $17.50.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                CPA(R):1      CPA(R):2      CPA(R):3      CPA(R):4        CPA(R):5        CPA(R):6      CPA(R):7
                               -----------   -----------   -----------   -----------     -----------     -----------   -----------
Dollar Amount Raised.........  $20,000,000   $27,500,000   $33,000,000   $42,784,000     $56,600,000     $47,930,000   $45,274,000
Number of Properties
  Purchased..................           24            19            17            12              36              54            53
Date of Closing of
  Offering...................      9/30/79       9/23/80       5/13/82       6/16/83         3/31/84         2/13/85       9/17/87
Date of First Sale of
  Property...................       6/6/89       7/15/86      10/22/86      10/22/86        12/31/87         4/28/95       12/3/93
Date of Final Sale of
  Property(1)................       1/1/98        1/1/98        1/1/98        1/1/98          1/1/98          1/1/98        1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)...  $    547.51   $  1,044.25   $  1,844.85   $    678.36     $    300.55     $    649.69   $    629.58
      -- from operations.....         0.00          0.00          0.00         (0.33)           0.00            0.00          0.00
    Capital Gain (loss)......  $     11.34   $    858.72   $    105.88   $    109.97     $    354.66     $      0.00   $    291.18
      -- Other...............  $      0.00   $      0.00   $      0.00   $      0.00     $     43.48     $      0.54   $     21.14
Cash Distributions to
  Investors Source (on Gaap
  basis)
    -- Investment Income.....       765.68      2,069.50      2,115.01      1,405.10          928.11        1,017.83        636.60
    -- Return of Capital.....     1,517.49      1,524.35      1,832.07      1,591.09        1,136.70        1,509.79      1,441.83
  Source (on Cash basis)
    -- Sales.................     1,051.80      1,818.20      1,677.00      1,358.60          734.80        1,380.60      1,107.80
    -- Refinancing...........         0.00          0.00          0.00          0.00            0.00            0.00         10.46
    -- Operations............     1,231.37      1,775.65        100.00      1,542.63        1,330.01        1,147.02        941.13
    -- Other.................         0.00          0.00      1,935.48          0.00            0.00            0.00          0.00

                                CPA(R):8        CPA(R):9
                               -----------     -----------
Dollar Amount Raised.........  $67,749,000     $59,990,000
Number of Properties
  Purchased..................           47              33
Date of Closing of
  Offering...................      6/30/89         4/30/91
Date of First Sale of
  Property...................      4/15/94          9/5/96
Date of Final Sale of
  Property(1)................       1/1/98          1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)...  $    595.28     $    418.85
      -- from operations.....         0.00            0.00
    Capital Gain (loss)......  $      0.00     $    (15.58)
      -- Other...............  $     (0.21)    $      0.03
Cash Distributions to
  Investors Source (on Gaap
  basis)
    -- Investment Income.....       692.73          467.11
    -- Return of Capital.....     1,480.42        1,281.36
  Source (on Cash basis)
    -- Sales.................     1,391.00        1,052.60
    -- Refinancing...........         0.00            0.00
    -- Operations............       782.15          695.89
    -- Other.................         0.00            0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC., now W. P. Carey & Co. LLC.

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 2000

     Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 1995. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.

                                                          SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                       -------------------------------------------------------------
                                                                                 PURCHASE
                                                          CASH                    MONEY    ADJUSTMENTS
                                                        RECEIVED     MORTGAGE    MORTGAGE   RESULTING      TOTAL
                                                         NET OF       BALANCE     TAKEN       FROM        PROCEEDS
                                   DATE     DATE OF      CLOSING      AT TIME    BACK BY   APPLICATION    RECEIVED
           PROPERTY              ACQUIRED     SALE        COSTS       OF SALE    PROGRAM     OF GAAP     FROM SALE
           --------              --------  ----------  -----------  -----------  --------  -----------  ------------
Industrial General
 Corporation(4)................   8/30/85     9/14/95      466,961    2,920,401     0         None         3,387,362
Liberty Fabrics of New
 York(5).......................    1/3/84     12/3/95    5,509,000    3,850,000     0         None         9,359,000
Genesco, Inc.(6)...............    6/2/83     6/30/95    9,477,492    5,722,508     0         None        15,200,000
Jupiter, Florida(7)............  12/11/86    12/20/95    1,546,020    2,602,883     0         None         4,148,903
Leslie Fay Company(8)..........   4/30/82     1/10/96   14,053,816            0     0         None        14,053,816
Helena, Montana(9).............    5/1/85     1/19/96    1,741,261    2,866,324     0         None         4,607,585
Autozone, Inc.(10).............    5/2/86     1/26/96            0      627,106     0         None           627,106
Safeway Stores, Inc.(11).......  12/19/91     1/26/96    4,649,270            0     0         None         4,649,270
                                            & 2/15/96
Autozone, Inc.(12).............   8/24/87     2/12/96      431,779            0     0         None           431,779
Monte Vista, Colorado(13)......   1/29/88     2/14/96      186,090            0     0         None           186,090
Empire of America Credit
 Corp.(14).....................   6/28/91     3/15/96    3,583,013    4,442,872     0         None         8,025,885
GATX Logistics, Inc.(15).......    6/7/86      4/9/96    9,428,270    3,208,526     0         None        12,636,796
Best Buy Co. Inc.(16)..........  10/16/92     5/16/96    1,593,559    1,509,371     0         None         3,102,930
Furon Company(17)..............   1/29/90      9/9/96      478,626      892,180     0         None         1,370,806
Rapid City, South Dakota(18)...   4/24/85     10/1/96     (290,728)   4,505,000     0         None         4,214,272
Kobacker Stores, Inc.(19)......   1/17/79    10/17/96      216,451      139,507     0         None           355,958
Winn-Dixie Stores, Inc.(20)....  12/28/79     8/11/97    1,042,200            0     0         None         1,042,200
Harvest Foods, Inc.(21)........   2/21/92      9/3/97    2,388,544            0     0         None         2,388,544
                                            & 9/30/97
Arley Merchandise
 Corporation(22)...............   7/13/84    11/17/97            0    4,754,940     0         None         4,754,940
Swiss M-Tex, L.P.(23)..........   8/26/87    11/26/97      200,000            0     0         None           200,000
Former Harvest Foods,
 Inc.(24)......................   2/21/92     7/29/99    2,280,455            0     0         None         2,280,455
                                            & 11/3/99
                                           & 12/30/99
Rheometric Scientific,
 Inc.(25)......................   2/23/96     7/14/99      248,626            0     0         None           248,626
Former Kobacker Stores, Inc.
 (26)..........................   1/17/79     3/31/00    2,129,875            0     0         None         2,129,875
                                            & 7/26/00
Sund Defribrator (27)..........   8/30/85      5/3/00      300,000            0     0         None           300,000
Autozone, Inc. (28)............   8/28/87     8/30/00      228,693            0     0         None           228,693
Former Yellow Front Stores,
 Inc. (29).....................   1/29/88     5/28/00      373,169            0     0         None           373,169
Former Harvest Foods, Inc.
 (30)..........................   2/21/92     3/16/00       50,000            0     0         None            50,000
QMS, Inc. (31).................   2/19/97     6/13/00    9,417,536    5,061,923     0         None        14,479,459
Buffets, Inc. (32).............   9/28/00     12/4/00    1,061,510            0     0         None         1,061,510
Builders' Supply and Lumber
 Co., Inc. (33)................   6/26/99                    9,700            0     0         None             9,700
                                                       -----------  -----------                         ------------
                                                       $72,801,158  $43,103,541     0           --      $115,904,729
                                                       ===========  ===========                         ============

                                        COST OF PROPERTIES INCLUDING
                                         CLOSING AND SOFT COSTS(3)
                                 ------------------------------------------
                                                                  TOTAL
                                                               ACQUISITION         EXCESS
                                                                  COST,         (DEFICIENCY)
                                                                 CAPITAL        OF OPERATING
                                  ORIGINAL       ORIGINAL      IMPROVEMENT,     RECEIPTS OVER
                                   EQUITY        MORTGAGE      CLOSING AND          CASH
           PROPERTY              INVESTMENT      FINANCING      SOFT COSTS     EXPENDITURES(1)
           --------              -----------    -----------    ------------    ---------------
Industrial General
 Corporation(4)................    3,055,324      3,124,940       6,180,264        4,596,363
Liberty Fabrics of New
 York(5).......................    2,500,000      4,500,000       7,000,000        6,139,226
Genesco, Inc.(6)...............    5,102,128      6,600,000      11,702,128       12,865,450
Jupiter, Florida(7)............    2,766,322      4,000,000       7,855,572        1,207,991
Leslie Fay Company(8)..........    4,000,000      5,400,000       9,400,000       17,810,804
Helena, Montana(9).............    4,012,908      2,937,500       6,950,408        4,923,483
Autozone, Inc.(10).............      242,508        280,136         522,644          254,234
Safeway Stores, Inc.(11).......    5,541,790              0       5,541,790        1,852,277
Autozone, Inc.(12).............      357,050              0         357,050          303,583
Monte Vista, Colorado(13)......      259,422        358,869         618,291           96,429
Empire of America Credit
 Corp.(14).....................    2,830,000      4,500,000       7,463,792        1,571,108
GATX Logistics, Inc.(15).......    8,780,378      3,500,000      12,280,378       16,661,862
Best Buy Co. Inc.(16)..........      835,000      1,600,000       2,538,839          520,071
Furon Company(17)..............      618,777        932,240       1,551,017          416,119
Rapid City, South Dakota(18)...    3,100,000      6,800,000      10,515,701        3,470,494
Kobacker Stores, Inc.(19)......      166,882        211,949         378,831          209,139
Winn-Dixie Stores, Inc.(20)....    1,101,904              0       1,101,904        1,708,409
Harvest Foods, Inc.(21)........    1,026,210      1,593,224       2,619,434          509,403
Arley Merchandise
 Corporation(22)...............    2,808,555      5,000,000       7,808,555        3,241,515
Swiss M-Tex, L.P.(23)..........      215,852        277,524         493,510               --(2)
Former Harvest Foods,
 Inc.(24)......................    1,640,126      2,546,347       4,186,473          495,686
Rheometric Scientific,
 Inc.(25)......................      211,880        233,069         444,949                0(2)
Former Kobacker Stores, Inc.
 (26)..........................    1,063,290      1,349,280       2,412,570        1,305,828
Sund Defribrator (27)..........      750,000        379,040       1,129,040        1,116,315
Autozone, Inc. (28)............      195,079              0         195,079          283,593
Former Yellow Front Stores,
 Inc. (29).....................       90,275        334,725         425,000          265,278
Former Harvest Foods, Inc.
 (30)..........................      336,515        522,449         858,964           83,261
QMS, Inc. (31).................    6,674,346      7,200,000      13,874,346        2,658,362
Buffets, Inc. (32).............    1,100,000              0       1,100,000                0(2)
Builders' Supply and Lumber
 Co., Inc. (33)................      275,109              0         275,109                0(2)
                                 -----------    -----------    ------------      -----------
                                 $61,657,630    $64,181,292    $127,781,638      $84,566,283
                                 ===========    ===========    ============      ===========

                                   FOOTNOTES

 (1) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned by the applicable Partnership. No amounts are presented for partial land sales since such amounts are negligible.

 (2) The property sold represented only a portion of the property owned by the program and no receipts or expenses have been separately allocated.

 (3) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs.

 (4) On August 30, 1985, CPA(R):5 purchased seven properties and net leased them to Industrial General Corporation. On September 14, 1995, the Bald Knob, Belville and Newbury port properties were sold for $3,387,362 net of closing cost, representing a loss of $2,792,902 over the $6,180,264 cost basis of the property.

 (5) On January 3, 1984, CPA(R):5 purchased properties in Gardensville, Virginia and in North Bergen, New Jersey and leased them to Liberty Fabrics. On December 31, 1995, CPA recognized a gain on sale of $2,359,000 in connection with the sale.

 (6) On June 2, 1983 CPA(R):4 purchased a property in Allentown, Pennsylvania and leased it to Genesco, Inc. On June 30, 1995 the property was sold for $15,200,000 net of closing costs representing a gain of $3,497,872 over the $11,702,128 costs basis of the property.

 (7) On December 11, 1986 CPA(R):7 purchased a food service facility. On December 20, 1995 the facility and operations were sold for $4,148,903 representing a loss of $3,706,669 over the $7,855,572 cost basis of the property.

 (8) On April 30, 1993, CPA(R):3 purchased a warehouse property in Wilkes-Barre, Pennsylvania and leased it to the Leslie Fay Company. On January 10, 1996 CPA(R):3 sold the property recognizing a gain of $4,653,816 over the cost basis of the property. Cash received net of closing cost of $14,303,816, included two lump sum payments of $7,200,000 and $5,000,000 from Leslie Fay in connection with settlement agreement regarding a purchase option which did not ultimately result in the sale of the property to Leslie Fay. A third purchased the property for $1,853,816, net of selling costs.

 (9) On May 1, 1985, CPA(R):5 purchased an office building in Helena, Montana and was assigned an existing net lease with IBM Corporation which subsequently reduced its occupancy from 100% to 40% leasable space. CPA(R):5 subsequently leased the remaining space to various other tenants. On January 19, 1996 CPA(R):5 recognized a loss of $2,342,023 over cost basis of the property.

(10) On May 2, 1986 CPA(R):6 purchased property in Dalton, Georgia and Birmingham, Alabama and leased them to Autozone, Inc. On January 26, 1996 and April 26, 1996 the properties were sold for $627,106 net of selling cost. CPA(R):6 recognized gains on sales over the cost basis of the properties of $104,462 in connection with sales.

(11) On December 19, 1991, CPA(R):10 and CIP(R) purchased three supermarkets subject to existing net leases with Safeway Stores, Inc. as tenants-in-common, each with 50% ownership interests. On January 26, 1996 and February 15, 1996 CPA(R):10 and CIP(R) sold the Glendale, Arizona and Escondido, California properties, respectively. CPA(R):10 and CIP(R) recognized a net loss on both sales of $892,250 over the cost basis of the properties.

(12) On August 28, 1987, CPA(R):7 purchased seven improved properties and net leased them to Autozone, Inc. On February 12, 1996 the Denham Spring, Louisiana property and was sold for $431,779 representing a gain of $74,729 over the $357,050 cost basis of the property.

(13) On January 29, 1988 CPA(R):7 purchased 10 improved properties and net leased them to Yellow Front Stores, Inc. The Yellow Front lease was ultimately terminated and the property was released. On February 14, 1996 the Monte Vista, Colorado property was sold for $186,090, net of closings costs representing a loss of $432,201 over the $618,291 cost basis of the property.

(14) On June 28, 1991, CPA(R):10 purchased an office building occupied by Empire of America Realty Credit Corp. ("Empire") for $7,330,000 of which $4,500,000 was financed by a mortgage loan. On March 15, 1996, CPA(R):10 accepted Empire's purchase offer of $8,500,000 and recognized a net gain on sale of $562,093 over the original cost of the property.

(15) On June 7, 1985, CPA(R) (R):5 purchased a warehouse property in Hodgkins, Illinois which was net leased to General Motors Corporation. In November 1993, the General Motors Corporation lease terminated and CPA(R):5 entered into a new lease with GATX Logistics, Inc. On April 4, 1996, CPA(R):5 recognized a gain on sale of $356,418 over the cost basis of the property.

(16) On October 16, 1992, CPA(R):10 purchased land and a retail store for $2,435,000 subject to an existing net lease with Sports Town, Inc. Best Buy Co., Inc. subsequently assumed the lease. CPA(R):10 obtained a $1,600,000 mortgage loan for this property in September 1993. On May 16, 1996, CPA(R):10 sold the retail store for $3,250,000 and recognized a gain of $564,091 over the original cost basis of the property.

(17) On January 29, 1990 CPA(R):8 and CPA(R):9 purchased nine properties as tenants-in-common and leased them to the Furon Company. On September 9, 1996, two properties were sold in Liverpool, Pennsylvania and the other in Twinsburg, Ohio, CPA(R):8 and 9 recognized a loss of $189,211 over the cost basis of the two properties.

(18) On April 24, 1985, CPA(R):5 purchased a hotel in Rapid City, South Dakota which it operated as a Holiday Inn. On October 1, 1996, the hotel property and its operations were sold for $4,105,000. CPA(R):5 recognized a loss of $6,301,429 over the cost basis of the property. The mortgage balance at the time of sale of $6,800,000 is presented net of sinking fund reserves of $2,295,000 which were applied as principal payments at the time of sale. The net cash received on sale was $290,728 less than the amount necessary to pay the remaining mortgage principal balance.

(19) On January 17, 1979, CPA(R):1 purchased fifteen properties located in California, Ohio and Indiana and net leased these properties to Kobacker Stores, Inc. On October 17, 1996, Kobacker exercised options under the terms of its leases for properties in Eastlake and Cleveland, Ohio to purchase such properties for stated purchase prices of $165,000 and $200,000, respectively, resulting in a loss of $22,873 over the cost basis of the properties.

(20) On December 28, 1979, CPA(R):1 purchased a supermarket in Louisville, Kentucky and net leased it to Winn-Dixie Stores, Inc. On August 11, 1997, CPA(R):1 sold the property and recognized a gain of $607,861.

(21) On February 21, 1992, CPA(R):10 and CIP(R)purchased as tenants-in-common, each with undivided 50% ownership interests, 13 supermarkets and two office buildings and entered into a master lease with Harvest Foods, Inc. In September 1997, CPA(R):10 and CIP(R) sold three properties and recognized a gain of $105,131 each.

(22) On July 13, 1984, CPA(R):5 purchased two properties in Sumter and Columbia, South Carolina and net leased them to Arley Merchandise Corporation ("Arley"). In July 1997, the Arley lease was terminated by the Bankruptcy Court in connection with Arley's voluntary petition of bankruptcy. In May 1997, the lender on the limited recourse mortgage loan collateralized by the Arley properties made a demand for payment for the entire outstanding principal balance of the loan of $4,754,940. The lender initiated a lawsuit for the purpose of foreclosing on the Arley properties, which CPA(R):5 did not contest. On November 17, 1997, the ownership of the Arley properties was transferred to the lender and the loan obligation was canceled. In connection with the foreclosure, CPA(R):5 recognized a gain of $956,829 on the difference between liabilities forgiven and assets surrendered.

(23) On August 26, 1987, CPA(R):7 purchased properties in Travelers Rest and Liberty, South Carolina and net leased them to Swiss M-Tex, L.P. On November 26, 1997, CPA(R):7 sold the Liberty property for $200,000. In connection with the sale, CPA(R):7 wrote down the Liberty property to an estimated net realizable value of $200,000 and incurred a charge of $139,999 on the writedown.

(24) During 1999, CPA(R):10 and CIP(R) sold three vacant properties formerly leased to Harvest Foods, Inc. and recognized losses of $909,260 and $862,593, respectively.

(25) In February 1996, CPA(R):12 purchased land and building in Piscataway, New Jersey and net leased it to Rheometric Scientific, Inc. ("Rheometric"). On July 14, 1999, CPA(R):12 sold excess land which under the lease could be disposed of at Rheometric's option with the proceeds divided equally between CPA(R):12 and Rheometric. CPA(R):12 recognized a loss on sale of $196,323. CPA(R):12 is holding Rheometric's share of the sale proceeds, $256,315, in an interest bearing account and will release such proceeds upon Rheometric's satisfaction of certain financial covenants under the lease.

(26) In January 1997, CPA(R):1 purchased fifteen properties formerly leased to Kobacker Stores, Inc. In January 1998, CPA(R):1 was consolidated with W. P. Carey & Co. LLC. In March 2000, and July 2000, ten of the former Kobacker stores were sold, for approximately $2,443,000 with the company realizing a loss on sale of approximately, $455,000.

(27) In August 1985, CPA(R):5 purchased several properties formerly leased to Industrial General Corp. In January 1998, CPA(R):5 was consolidated with W.
     P. Carey & Co. LLC and in May 2000, the "Cathage, NY" Property was sold for $300,000 with the company realizing a loss on the sale of $72,582.54.

(28) In August 1987, CPA(R):7 purchased seven properties net leased to Autozone, Inc. In January 1998, CPA(R):7 was consolidated with W. P. Carey & Co. LLC. On August 30, 2000, the Autozone property in Pensacola, Florida was sold for approximately $229,000 with the company realizing a loss on the sale of approximately, $304,000.

(29) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master net lease to Yellow Front Stores, Inc. In January 1998, CPA(R):7 was consolidated with W. P. Carey & Co. LLC. In May 2000, the Silver City, New Mexico property, formerly net leased to Yellow Front, was sold for approximately $373,000 with the company recognizing a gain on sale of approximately $52,000.

(30) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In March 2000, the Clarksdale, Mississippi property was sold for approximately $50,000. The property had formerly been written down to its net realizable value, with CPA(R):10 and CIP(R) recognizing a gain on sale of approximately $24,250 and $24,269, respectively.

(31) In February 1997 CPA(R):12 purchased a property in Mobile, Alabama net leased to QMS, Inc. On June 13, 2000, the property was sold for approximately $14,479,000 and CPA(R):12 recognized a gain on sale of $1,212,886.

(32) In September 2000, CPA(R):14 purchased a property in Eagan, Minnesota. In December 2000, approximately 10 acres of excess land at that property were sold for $1,094,340 with CPA(R):14 realizing a loss on sale of $38,490.

(33) In June 1999, CPA(R):14 purchased a property in Harrisburg, North Carolina. In December 2000, approximately 9 acres of excess land at the property were sold for $10,000 with CPA(R):14 realizing a loss on sale of $265,409.

                                [SPECIMEN LOGO]

                                                                       EXHIBIT B

                                    CPA LOGO

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED

                                   ORDER FORM

                                [Specimen Logo]

                          INSTRUCTIONS FOR COMPLETION
                            OF CPA(R):14 ORDER FORM

INSTRUCTIONS TO INVESTORS

    YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     Item 1 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     Item 2 Indicate the number of shares you are purchasing (250 Shares is the minimum for investors other than IRAs and KEOGHS; 200 Shares is the minimum for investors who are IRAs or KEOGHS (250 shares if you are resident of Iowa)) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     Item 3 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     Item 4 SHAREHOLDER REPORT ADDRESS: If you would like duplicate copies of shareholder reports sent to your home address or an address other than listed in
Item 3, please complete this section.

     Item 5  Provide dividend payment preference.

     Item 6 Print the two-letter abbreviation of your state of residence (if an IRA or KEOGH, state of residence of beneficiary).

     Item 7 You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "THE U.S. TRUST COMPANY OF NEW YORK AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the signature and the pages of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporation resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

INSTRUCTIONS TO BROKERS

     Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

     Please send check(s) payable to "The U.S. Trust Company of New York, as Escrow Agent" and completed Order Form(s) to The U.S. Trust Company of New York, 770 Broadway, 13th Floor, New York, New York 10003, Attention: Ana Espinosa. For wiring instructions, contact The U.S. Trust Company of New York at 212-420-6679 prior to wiring funds.

                                [SPECIMEN LOGO]

                            DETACH ALONG PERFORATION

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED

                                   ORDER FORM

    The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
(ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1.  FORM OF OWNERSHIP Mark only one box.

                                                              [ ]  IRA
[ ]  SINGLE PERSON
                                                              [ ]  KEOGH
[ ]  HUSBAND AND WIFE AS COMMUNITY PROPERTY
    (In Item 7, both signatures must appear)                  [ ]  PENSION OR PROFIT SHARING PLAN
[ ]  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP                 [ ]  TRUST (signature and title pages of
     (In Item 7, both signatures must appear)                      Trust Agreement MUST be enclosed)
                                                                   ALL SECTIONS MUST BE FILLED IN
[ ]  TENANTS IN COMMON                                             Trustee name(s)-----------------
[ ]  A MARRIED PERSON SEPARATE PROPERTY (In Item 7,                Trust date----------------------
     only one signature must appear)                                           Month  Day  Year
[ ]  CUSTODIAN                                                [ ]  For the benefit of
  Custodian for                                               ------------------------------------------
------------------------------------------------
  Under Uniform Gift to Minors Act of the State of            [ ]  OTHER
  --------------
                                                              [ ]  ESTATE
[ ]  CORPORATION OR PARTNERSHIP
     (Corporate Resolution or Partnership Agreement MUST be   [ ]  CHARITABLE REMAINDER TRUST
     enclosed)
                                                              [ ]  NON-PROFIT ORGANIZATION [ ]  TOD
                                                              ------------------------------------------------------
                                                                     (Please complete enclosed TOD form)

2.  PURCHASE INFORMATION


                 No. of Shares--minimum 250 (or                                  Dollar Amount
                    200 for an IRA or KEOGH)           ------------------------  of      $ -------------------------
                                                                                 Investment
                                                                                 ($10 per Share)

THIS IS AN (CHECK ONE): [ ] INITIAL INVESTMENT [ ] ADDITIONAL INVESTMENT IN THIS OFFERING
[ ] Check box if the Shares ordered are to be combined with an order of another investor for the purpose of obtaining volume discounts to "single purchasers." Name of other investor(s)
--------------------------------------------------------------------------------

3. INVESTOR INFORMATION Name(s) and address will be recorded exactly as printed below.

Name
--------------------------------------------------------------------------------

Name of Joint
Investor
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

City---------------------------------     State-------      Zip Code -----------

Investor Business Phone Number ---------   ---------  -----------
 [ ] Check box if you are a non-resident alien
 [ ] Check box if you are a U.S. citizen residing outside the U.S.
 [ ] Check box if you are subject to backup withholding

Investor Home Phone Number

--------- --------- -----------


---------------------------------          ---------------------------------          ---------------------------------
  Investor's Social Security No.                    Joint Investor's                               Taxpayer
                                                  Social Security No.                              ID. No.

Investor's Account Number with Broker Dealer
----------------------------------------------------------
(if any)

4. SHAREHOLDER REPORT ADDRESS: If you are investing through a Trust, IRA or KEOGH and want duplicate copies of shareholder reports sent to you, please complete.

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

City -----------------------------    State -------       Zip Code -------------

                        (REVERSE SIDE MUST BE SIGNED BY
                            BROKER AND BY INVESTOR)

                                [Specimen Logo]

5. DIVIDEND PAYMENT OPTIONS: (NON-QUALIFIED PLANS) INVESTORS MAY CHOOSE EITHER OPTION A OR B.

A. Please indicate the address(es) to which dividends should be mailed. Dividends may be split on a percentage basis, between a maximum of two (2) payees.

     Destination 1: ------------%*
 Company ------------------------------
 Address  -----------------------------
         ------------------------------
 City ---------------------------------
 State ---------- Zip Code -----
 Account number (if any) ----------
 Account name --------------------

                                             Destination 2: ------------%*
                                         Company ------------------------------
                                         Address  -----------------------------
                                                 ------------------------------
                                         City ---------------------------------
                                         State ---------- Zip Code -----
                                         Account number (if any) ----------
                                         Account name --------------------

* Percentage amount listed above must equal 100%.

B. AUTOMATIC DEPOSITS--Please include a voided check or savings deposit slip.
I authorize Imperial Bank to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA(R):14 Investor Relations Department or Phoenix American Financial Services, Inc., the transfer agent for CPA(R):14, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.

Financial Institution Name and
Address --------------------------------------------------

Account Type (circle one):         Checking         Savings        Other

Account Number -------------------- Bank ABA Routing Number --------------------

6.  STATE OF RESIDENCE --------

7.  SIGNATURE OF INVESTOR(S)
    Signature of investor is required.

--------------------      --------------------      --------------------
SIGNATURE OF WITNESS         SIGNATURE OF INVESTOR         DATE

--------------------      --------------------      --------------------
SIGNATURE OF WITNESS         SIGNATURE OF INVESTOR         DATE
------------------------------------------------------------
------------------------------------------------------------
8.  BROKER/DEALER INFORMATION    THE BROKER MUST SIGN BELOW TO COMPLETE ORDER.
                                 BROKER HEREBY WARRANTS THAT IT IS A DULY
                                 LICENSED BROKER AND MAY LAWFULLY SELL SHARES IN
                                 THE STATE DESIGNATED AS THE INVESTOR'S
                                 RESIDENCE.

Licensed Firm Name ------------------------------

Broker Name ------------------------------

Broker Mailing Address ------------------------------

City --------------------    State ----------    Zip Code ----------

Broker Number ------------------ Telephone Number ------------------

The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor;
(iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

                        ----------------------------  ------------------
                        Broker Signature              Date

        ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR
                       REGISTRATION CANNOT BE PROCESSED.
------------------------------------------------------------
FOR COMPANY USE ONLY:

------------------------------------------------------------
------------------------------------------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................     9
Risk Factors...............................    14
Suitability Standards......................    19
Estimated Use of Proceeds..................    20
Management Compensation....................    21
Conflicts of Interest......................    30
Prior Offerings by Affiliates..............    34
Management.................................    38
Investment Procedures, Objectives and
  Policies.................................    49
Holders of Shares of the Company...........    60
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................    60
Distributions..............................    64
Description of the Properties..............    65
United States Federal Income Tax
  Considerations...........................    72
ERISA Considerations.......................    83
Description of Shares......................    86
The Offering...............................    92
Reports to Shareholders....................    96
Legal Matters..............................    96
Experts....................................    96
Sales Literature...........................    97
Further Information........................    97
Financial Statements.......................   F-1
Prior Performance Tables...................   A-1
Specimen CPA(R):14 Order
  Form -- Exhibit B........................   B-1

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CPA(R):14 SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                                  [WPCAREY LOGO]

[CPA LOGO]
CORPORATE PROPERTY
ASSOCIATES 14
Incorporated
A Maximum of 40,000,000 Shares of Common Stock

                                   PROSPECTUS

                          CAREY FINANCIAL CORPORATION
------------------------------------------------------------
------------------------------------------------------------